Exhibit 10.1

EXECUTION VERSION

KITE REALTY GROUP, L.P.

$250,000,000

4.23% Series A Senior Notes due September 10, 2023

4.47% Series B Senior Notes due September 10, 2025

4.57% Series C Senior Notes due September 10, 2027

NOTE PURCHASE AGREEMENT

Dated as of August 28, 2015

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SCHEDULE A —	DEFINED TERMS

SCHEDULE 1(a) —	FORM OF 4.23% SERIES A SENIOR NOTE DUE SEPTEMBER 10, 2023

SCHEDULE 1(b) —	FORM OF 4.47% SERIES B SENIOR NOTE DUE SEPTEMBER 10, 2025

SCHEDULE 1(c) —	FORM OF 4.57% SERIES C SENIOR NOTE DUE SEPTEMBER 10, 2027

SCHEDULE 4.4(a) —	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PARENT AND THE COMPANY

SCHEDULE 4.4(b) —	FORM OF OPINION OF SPECIAL COUNSEL FOR THE PURCHASERS

SCHEDULE 5.3 —	DISCLOSURE MATERIALS

SCHEDULE 5.4 —	SUBSIDIARIES OF THE PARENT AND OWNERSHIP OF SUBSIDIARY STOCK

SCHEDULE 5.5 —	FINANCIAL STATEMENTS

SCHEDULE 5.10(b) —	REAL PROPERTY; EXISTING LIENS

SCHEDULE 5.15 —	EXISTING INDEBTEDNESS

SCHEDULE B —	INFORMATION RELATING TO PURCHASERS

EXHIBIT SG —	FORM OF SUBSIDIARY GUARANTY

EXHIBIT SPG —	FORM OF SPRINGING PARENT GUARANTY

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KITE REALTY GROUP, L.P.

30 South Meridian Street, Suite 1100

Indianapolis, Indiana 46204

4.23% Series A Senior Notes due September 10, 2023

4.47% Series B Senior Notes due September 10, 2025

4.57% Series C Senior Notes due September 10, 2027

Dated as of August 28, 2015

TO EACH OF THE PURCHASERS

LISTED IN SCHEDULE B HERETO:

Ladies and Gentlemen:

KITE REALTY GROUP, L.P., a Delaware limited partnership (together with any successor thereto that becomes a party hereto pursuant to Section 10.2, the “Company”), agrees with each of the Purchasers as follows:

SECTION 1.                                          AUTHORIZATION OF NOTES.

The Company will authorize the issue and sale of $250,000,000 aggregate principal amount of its Senior Notes, of which $95,000,000 aggregate principal amount shall be its 4.23% Series A Senior Notes due September 10, 2023 (the “Series A Notes”), $80,000,000 aggregate principal amount shall be its 4.47% Series B Senior Notes due September 10, 2025 (the “Series B Notes”) and $75,000,000 aggregate principal amount shall be its 4.57% Series C Senior Notes due September 10, 2027 (the “Series C Notes; the Series A Notes, the Series B Notes, and the Series C Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 and including any such notes issued in substitution therefor pursuant to Section 13, the “Notes”).  The Notes shall be substantially in the respective forms set out in Schedules 1(a), 1(b) and 1(c).  Certain capitalized and other terms used in this Agreement are defined in Schedule A.  References to a “Schedule” or an “Exhibit” are references to a Schedule or an Exhibit attached to this Agreement unless otherwise specified.  References to a “Section” are references to a Section of this Agreement unless otherwise specified.

SECTION 2.                                          SALE AND PURCHASE OF NOTES; SPRINGING GUARANTY.

Section 2.1.                                Sale and Purchase of Notes.  Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes of the series and in the principal amount specified opposite such Purchaser’s name in Schedule B at the purchase price of 100% of the principal amount thereof.  The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 2.2.                                Springing Guaranty.  The obligations of the Company hereunder and under the Notes shall have the benefit of that certain Springing Guaranty Agreement from the Parent to be dated as of the date of the Closing (as the same may be amended, supplemented, restated or otherwise modified from time to time, the “Springing Parent Guaranty”) substantially in the form of Schedule SPA (provided that, for the avoidance of doubt, the Parent shall have no liability under the Springing Parent Guaranty until the occurrence of a Springing Recourse Event).

SECTION 3.                                          EXECUTION; CLOSING.

The execution and delivery of this Agreement shall occur on August 28, 2015 (the “Execution Date”).  The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 666 Fifth Avenue, 17th Floor, New York, New York 10103, at 11:00 a.m., New York, New York time, at a closing (the “Closing”) on September 10, 2015.  At the Closing, the Company will deliver to each Purchaser the Notes of each series to be purchased by such Purchaser in the form of a single Note of such series (or such greater number of Notes of such series in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer to the account of the Company set forth in the funding instructions delivered by the Company in accordance with Section 4.10.  If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of any of the conditions specified in Section 4 not having been fulfilled to such Purchaser’s satisfaction or such failure by the Company to tender such Notes.

SECTION 4.                                          CONDITIONS TO CLOSING.

Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

Section 4.1.                                      Representations and Warranties.

(a)                                 Representation and Warranties of the Company.  The representations and warranties of the Company in this Agreement shall be correct in all material respects (except to the extent any such representation and warranty includes a materiality, Material or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) when made and at the Closing; provided that, with respect to the Closing, the Company shall be permitted to make additions and deletions to Schedules 5.4 and/or

5.15) after the Execution Date but prior to the date of the Closing (and any reference herein to any such Schedule shall be deemed to be a reference to such Schedule as so modified), so long as (a) the Company shall have provided an updated copy of the relevant Schedules to such Purchaser not less than 5 Business Days prior to the date of the Closing and (b)(1) in the case of Schedule 5.4, any such additions or deletions are in all respects reasonably satisfactory to such Purchaser as a condition to the Closing and (2) in the case of Schedule 5.15, after giving effect to such additions and deletions, immediately before and immediately after giving effect to the issue and sale of the Notes, the Company shall be in compliance with Section 10.5 and each Additional Covenant then in effect.

(b)                                 Representations and Warranties of the Parent.  The representations and warranties of the Parent in the Springing Parent Guaranty shall be correct in all material respects (except to the extent any such representation and warranty includes a materiality, Material or Material Adverse Effect qualifier, in which case it shall be true and correct in all respects) when made and at the Closing.

Section 4.2.                                      Performance; No Default.  The Parent and the Company shall have performed and complied in all material respects with all agreements and conditions contained in this Agreement and the Springing Parent Guaranty required to be performed or complied with by it prior to or at the Closing.  Before and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing.  Neither the Parent, the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.

Section 4.3.                                      Compliance Certificates.

(a)                                 Officer’s Certificate of the Company.  The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1(a), 4.2 and 4.9 have been fulfilled.

(b)                                 Secretary’s Certificate of the Company.  The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other limited partnership proceedings relating to the authorization, execution and delivery of the Notes and this Agreement and (2) the Company’s organizational documents as then in effect.

(c)                                  Officer’s Certificate of Parent.  The Parent shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying as to the Parent that the conditions specified in Sections 4.1(b), 4.2 and 4.9 have been fulfilled.

(d)                                 Secretary’s Certificate of the Parent.  The Parent shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to (1) the resolutions attached thereto and other trust proceedings relating to the authorization, execution and delivery of the Springing Parent Guaranty and (2) such the Parent’s organizational documents as then in effect.

Section 4.4.                                      Opinions of Counsel.  Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Hogan Lovells US LLP, counsel for the Parent and the Company, covering the matters set forth in Schedule 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Schedule 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

Section 4.5.                                      Purchase Permitted By Applicable Law, Etc..  On the date of the Closing, such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the Execution Date.  If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

Section 4.6.                                      Sale of Other Notes.  Contemporaneously with the Closing, the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule B.

Section 4.7.                                      Payment of Special Counsel Fees.  Without limiting Section 15.1, the Company shall have paid on or before the Execution Date and the date of the Closing the reasonable and documented fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4(b) to the extent reflected in a statement of such counsel rendered to the Company at least two Business Days prior to such date.

Section 4.8.                                      Private Placement Numbers.  A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each series of the Notes.

Section 4.9.                                      Changes in Corporate Structure.  Neither the Parent nor the Company shall have changed its jurisdiction of organization or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.

Section 4.10.                               Funding Instructions.  At least three Business Days prior to the date of the Closing, such Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company directing the manner of payment of the purchase price for the Notes and setting forth (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.

Section 4.11.                               Springing Parent Guaranty.  Such Purchaser shall have received a copy of the Springing Parent Guaranty which shall have been duly authorized, executed and delivered by the Parent (provided that, for the avoidance of doubt, the Parent shall have no liability under the Springing Guaranty until the occurrence of a Springing Recourse Event).

Section 4.12.                               Credit Agreement.  Such Purchaser shall have received a copy of the Material Credit Facility as is in effect on the date of the Closing, which copy shall be certified as true, correct and complete and which certificate shall identify each Additional Covenant then in effect in the Material Credit Facility.

Section 4.13.                               Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

SECTION 5.                                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to each Purchaser that:

Section 5.1.                                      Organization; Power and Authority.

(a)                                 The Company is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited partnership and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Company has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof.

(b)                                 The Parent is a real estate investment trust duly formed under the laws of the State of Maryland, validly existing and in good standing under the laws of its jurisdiction of formation, and is duly qualified as a foreign entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Parent has the trust power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Springing Parent Guaranty and to perform the provisions thereof.

Section 5.2.                                      Authorization, Etc.

(a)                                 This Agreement and the Notes have been duly authorized by all necessary limited partnership action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(b)                                 This Springing Parent Guaranty has been duly authorized by all necessary trust action on the part of the Parent, and the Springing Parent Guaranty constitutes a legal, valid and binding obligation of the Parent enforceable against the Parent in accordance with its terms, except as such enforceability may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

Section 5.3.                                      Disclosure.  The Company, through its agents, J.P. Morgan Securities, Inc., Citigroup Global Markets, Inc. and Wells Fargo Securities, LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated June 2015 (the “Memorandum”), relating to the transactions contemplated hereby.  The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Parent and its Subsidiaries.  This Agreement, the Memorandum, the financial statements listed in Schedule 5.5 and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company prior to July 9, 2015 in connection with the transactions contemplated hereby and identified in Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided that, with respect to projections, estimates and other forward-looking information, the Company represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.  Except as disclosed in the Disclosure Documents, since December 31, 2014, there has been no change in the financial condition, operations, business or properties of the Parent or any Subsidiary except changes that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

Section 5.4.                                      Organization and Ownership of Shares of Subsidiaries; Affiliates.

(a)                                 Schedule 5.4 contains (except as noted therein) complete and correct lists of (1) the Parent’s Subsidiaries, showing, as to each Subsidiary, the name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Parent and each other Subsidiary and identifying each Borrowing Base Subsidiary, (2) each Unconsolidated Affiliate, and (3) the directors and senior officers of the Parent and the Company.

(b)                                 All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Parent and its Subsidiaries have been validly issued, are fully paid and non-assessable (with respect to any Person organized as a corporation) and are owned by the Parent or another Subsidiary free and clear of any Lien that is prohibited by this Agreement.

(c)                                  Each Subsidiary is a corporation or other legal entity duly organized, validly existing and, where applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and, where applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

(d)                                 No Borrowing Base Subsidiary is subject to any legal, regulatory, contractual or other restriction (other than the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Borrowing Base Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Parent or any of its Subsidiaries that owns outstanding shares of capital stock or similar Equity Interests of such Borrowing Base Subsidiary.

Section 5.5.                                      Financial Statements; Material Liabilities.  The Company has delivered to each Purchaser copies of the financial statements of the Parent and its Subsidiaries listed on Schedule 5.5.  All of such financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Parent and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments and the absence of footnotes). The Parent and its Subsidiaries do not have any Material liabilities that are not disclosed in the Disclosure Documents.

Section 5.6.                                      Compliance with Laws, Other Instruments, Etc.

(a)                                 The execution, delivery and performance by the Company of this Agreement and the Notes will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any material indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

(b)                                 The execution, delivery and performance by the Parent of the Springing Parent Guaranty will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Parent or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other agreement or instrument to which the Parent or any Subsidiary is bound or by which the Parent or any Subsidiary or any of their respective properties may be bound or affected, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Parent or any Subsidiary or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Parent or any Subsidiary.

Section 5.7.                                      Governmental Authorizations, Etc.  No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by (a) the Company of this Agreement or the Notes or (b) the Parent of the Springing Parent Guaranty.

Section 5.8.                                      Litigation; Observance of Agreements, Statutes and Orders.

(a)                                 There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Parent, the Company or any Subsidiary or any property of the Parent, the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 Neither the Parent, the Company nor any Subsidiary is (1) in default under any agreement or instrument to which it is a party or by which it is bound, (2) in violation of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or (3) in violation of any applicable law, ordinance, rule or regulation of any

Governmental Authority (including, without limitation, Environmental Laws, the USA PATRIOT Act or any of the other laws and regulations that are referred to in Section 5.16), which default or violation could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.9.                                      Taxes.

(a)                                 The Parent, the Company and each Subsidiary have filed all federal and, to the Company’s knowledge, all state and other material tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (1) the amount of which, individually or in the aggregate, is not Material or (2) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Parent, the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP.  The Company knows of no basis for any other tax or assessment that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The charges, accruals and reserves on the books of the Parent, the Company and each Subsidiary in respect of U.S. federal, state or other taxes for all fiscal periods are adequate.  The U.S. federal income tax liabilities of the Parent, the Company and each Subsidiary have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the fiscal year ended December 31, 2010 or solely with respect to the Company, up to and including the fiscal year ended December 31, 2012.

(b)                                 The Parent has operated, and intends to continue to operate in a manner so as to permit it to qualify as a REIT.  The Parent has elected treatment as a REIT.  Each Subsidiary of the Parent is either (1) a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code, (2) a real estate investment trust under the provisions of subchapter M of Chapter 1 of the Code, (3) a Taxable REIT Subsidiary, (4) a partnership under Treasury Regulation Section 301.7701-3, (5) an entity disregarded as a separate entity from its owner under Treasury Regulation Section 301.7701-3 or (6) an entity that does not cause the Parent to violate the REIT asset tests in Section 856(c)(4) of the Code.

Section 5.10.                               Title to Property; Leases.

(a)                                 The Parent, the Company and each Subsidiary have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Parent, the Company or a Subsidiary after such date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement.  All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

(b)                                 As of the Execution Date, Schedule 5.10(b) is a complete and correct list of all of the real property owned or leased by the Parent, the Company and each Subsidiary and identifies each real property that is Unencumbered Pool Property and each Lien securing any Indebtedness then in existence.

Section 5.11.                               Licenses, Permits, Etc.

(a)                                 The Parent, the Company and each Subsidiary own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, except for any conflicts the effect of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)                                 To the knowledge of the Company, no product or service of the Parent, the Company or any Subsidiary infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

(c)                                  To the knowledge of the Company, there is no Material violation by any Person of any right of the Parent, the Company or any Subsidiary with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Parent, the Company or any Subsidiary.

Section 5.12.                               Compliance with ERISA.

(a)                                 The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could, individually or in the aggregate, reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to section 430(k) of the Code or to any such penalty or excise tax provisions under the Code or federal law or section 4068 of ERISA or by the granting of a security interest in connection with the amendment of a Plan, other than such liabilities or Liens as would not be individually or in the aggregate Material.

(b)                                 The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.  The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

(c)                                  The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

(d)                                 The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 715-60, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Parent, the Company and each Subsidiary is not Material.

(e)                                  The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code.  The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds to be used to pay the purchase price of the Notes to be purchased by such Purchaser.

Section 5.13.                               Private Offering by the Company.  Neither the Company nor anyone acting on its behalf has offered the Notes, the Springing Parent Guaranty or any similar Securities for sale to, or solicited any offer to buy the Notes, the Springing Parent Guaranty or any similar Securities from, or otherwise approached or negotiated in respect thereof with, any Person other than the Purchasers and not more than 70 other Institutional Investors, each of which has been offered the Notes at a private sale for investment.  Neither the Parent, the Company nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes or the execution and delivery of the Springing Parent Guaranty to the registration requirements of section 5 of the Securities Act or to the registration requirements of any Securities or blue sky laws of any applicable jurisdiction.

Section 5.14.                               Use of Proceeds; Margin Regulations.  The Company will apply the proceeds of the sale of the Notes hereunder as set forth in the Memorandum.  No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock or to extend credit to others for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any Securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220).  Margin stock does not constitute more than 25% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 25% of the value of such assets.  As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

Section 5.15.                               Existing Indebtedness; Future Liens.

(a)                                 Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Parent and its Subsidiaries (other than intercompany Indebtedness) as of June 30, 2015 (including descriptions of the obligors and obligees, principal amounts outstanding, whether or not secured and any Guaranties thereof), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Parent and its Subsidiaries.  Neither the Parent nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Parent or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Parent or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

(b)                                 Except as disclosed in Schedule 5.15, neither the Parent nor any Subsidiary is a party to any instrument or agreement in respect of Indebtedness pursuant to which it has agreed or consented to cause or permit any of its property, whether now owned or hereafter acquired, to be subject to a Lien that is prohibited hereunder that secures Indebtedness or to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien that is prohibited hereunder that secures Indebtedness.

(c)                                  Neither the Parent nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Parent or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or any other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Parent or the Company, except as disclosed in Schedule 5.15.

Section 5.16.                               Foreign Assets Control Regulations, Etc.

(a)                                 Neither the Company nor any Controlled Entity is (1) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) (an “OFAC Listed Person”), (2) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (i) any OFAC Listed Person or (ii) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program, or (3) otherwise blocked, subject to sanctions under or engaged in any activity in violation of other United States economic sanctions, including but not limited to, the Trading with the Enemy Act, the International Emergency Economic Powers Act,

CISADA or any similar law or regulation with respect to Iran or any other country, the Sudan Accountability and Divestment Act, any OFAC Sanctions Program, or any economic sanctions regulations administered and enforced by the United States or any enabling legislation or executive order relating to any of the foregoing (collectively, “U.S. Economic Sanctions”) (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clause (1), clause (2) or clause (3), a “Blocked Person”).  Neither the Company nor any Controlled Entity has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is subject to U.S. Economic Sanctions.

(b)                                 No part of the proceeds from the sale of the Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by the Company or any Controlled Entity, directly or indirectly, (1) in connection with any investment in, or any transactions or dealings with, any Blocked Person, or (2) otherwise in violation of U.S. Economic Sanctions.

(c)                                  Neither the Company nor any Controlled Entity (1) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under the Currency and Foreign Transactions Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the USA PATRIOT Act or any other United States law or regulation governing such activities (collectively, “Anti-Money Laundering Laws”) or any U.S. Economic Sanctions violations, (2) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any U.S. Economic Sanctions violations, (3) has been assessed civil penalties under any Anti-Money Laundering Laws or any U.S. Economic Sanctions, or (4) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and U.S. Economic Sanctions.

(d)                                 (1)                                 Neither the Company nor any Controlled Entity (i) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (iii) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (iv) has been or is the target of sanctions imposed by the United Nations or the European Union;

(2)                                 To the Company’s actual knowledge after making due inquiry, neither the Company nor any Controlled Entity has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (i) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (ii) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (iii) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage in violation of any applicable law or regulation or which would cause any holder to be in violation of any law or regulation applicable to such holder; and

(3)                                 No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage.  The Company has established procedures and controls which it reasonably believes are adequate (and otherwise comply with applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws.

Section 5.17.                               Status under Certain Statutes.  Neither the Parent, the Company nor any Subsidiary is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

Section 5.18.                               Environmental Matters.

(a)                                 Neither the Parent, the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim and no proceeding has been instituted asserting any claim against the Parent, the Company or any Subsidiary or any of their respective real properties or other assets now or formerly owned, leased or operated by any of them, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

(b)                                 Neither the Parent, the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(c)                                  Neither the Parent, the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(d)                                 Neither the Parent, the Company nor any Subsidiary has disposed of any Hazardous Materials in a manner which is contrary to any Environmental Law that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(e)                                  All buildings on all real properties now owned, leased or operated by the Parent, the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

Section 5.19.                     Solvency.  The Company is Solvent. The Parent and its Subsidiaries, on a consolidated basis, are Solvent.

Section 5.20.                     Unencumbered Pool Properties.  Each Unencumbered Pool Property identified in Schedule 5.10(b) satisfies all of the requirements contained in the definition of Eligible Unencumbered Pool Property.  Each of the Unencumbered Pool Property Controlled Subsidiaries identified in Schedule 5.4 satisfies the requirements of this Agreement to be an Unencumbered Pool Property Controlled Subsidiary.

SECTION 6.                                          REPRESENTATIONS OF THE PURCHASERS.

Section 6.1.                                Purchase for Investment.  Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control.  Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

Section 6.2.                                Source of Funds.  Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

(a)                                 the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the NAIC (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

(b)                                 the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

(c)                                  the Source is either (1) an insurance company pooled separate account, within the meaning of PTE 90-1 or (2) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

(d)                                 the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are managed by the QPAM in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, represent more than 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a Person controlling or controlled by the QPAM maintains an ownership interest in the Company that would cause the QPAM and the Company to be “related” within the meaning of Part VI(h) of the QPAM Exemption and (1) the identity of such QPAM and (2) the names of any employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or

(e)                                  the Source constitutes assets of a “plan(s)” (within the meaning of Part IV(h) of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV(a) of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Part IV(d)(3) of the INHAM Exemption) owns a 10% or more interest in the Company and (1) the identity of such INHAM and (2) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

(f)                                   the Source is a governmental plan; or

(g)                                  the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

(h)                                 the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 6.3. Accredited Investor.  Each Purchaser severally represents that it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act acting for its own account (and not for the account of others) or as a fiduciary or agent for others (which others are also “accredited investors”).  Each Purchaser further severally represents that such Purchaser has had the opportunity to ask questions of the Company and received answers concerning the terms and conditions of the sale of the Notes.

SECTION 7.                                          INFORMATION AS TO PARENT AND COMPANY.

Section 7.1.                                Financial and Business Information.  The Company shall deliver to each Purchaser and each holder of a Note that is an Institutional Investor:

(a)                                 Quarterly Statements — within 60 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Quarterly Report on Form 10-Q (the “Form 10-Q”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Material Credit Facility or the date on which such corresponding financial statements are delivered under the Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each quarterly fiscal period in each fiscal year of the Parent (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of,

(1)                         a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such quarter, and

(2)                         consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries, for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer of the Parent as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments and the absence of footnotes, provided that delivery within the time period specified above of copies of the Parent’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a);

(b)                                 Annual Statements — within 105 days (or such shorter period as is the earlier of (x) 15 days greater than the period applicable to the filing of the Parent’s Annual Report on Form 10-K (the “Form 10-K”) with the SEC regardless of whether the Parent is subject to the filing requirements thereof and (y) the date by which such financial statements are required to be delivered under the Material Credit Facility or the date on which such corresponding financial statements are delivered under the Material Credit Facility if such delivery occurs earlier than such required delivery date) after the end of each fiscal year of the Parent, duplicate copies of,

(1)                         a consolidated balance sheet of the Parent and its Subsidiaries as at the end of such year, and

(2)                         consolidated statements of income, changes in shareholders’ equity and cash flows of the Parent and its Subsidiaries for such year,

setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon (without a “going concern” or similar qualification or exception and without any qualification or exception as to the scope of the audit on which such opinion is based) of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Parent’s Form 10-K for such fiscal year (together with the Parent’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b);

(c)                                  SEC and Other Reports — promptly upon their becoming available, one copy of (1) each financial statement, report, notice or proxy statement sent by the Parent or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public Securities holders generally, and (2) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such Purchaser or holder), and each prospectus and all amendments thereto filed by the Parent or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Parent or any Subsidiary to the public concerning developments that are Material;

(d)                                 Notice of Default or Event of Default — promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

(e)                                  ERISA Matters — promptly, and in any event within five days after a Responsible Officer of the Company becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

(1)                         with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

(2)                         the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

(3)                         any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

(f)                                   Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Parent, the Company or any Subsidiary from any federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect;

(g)                                  Quarterly Operating Summaries — concurrently with the delivery of the quarterly or annual financial statements pursuant to Section 7.1(a) or Section 7.1(b), an operating summary with respect to each Unencumbered Pool Property for the fiscal quarter most recently ended, including without limitation, a quarterly and year-to-date statement of total revenues, expenses, net operating income and an occupancy status report together with a current rent roll for each such Property;

(h)                                 Quarterly Property Schedules — concurrently with the delivery of the quarterly or annual financial statements pursuant to Section 7.1(a) or Section 7.1(b), a schedule of all Properties owned or leased by the Parent, the Company and each Subsidiary as of the fiscal quarter most recently ended, and the applicable Net Operating Income and Occupancy Rate of each such Property;

(i)                                     Development Property Updates — concurrently with the delivery of the quarterly or annual financial statements pursuant to Section 7.1(a) or Section 7.1(b), a schedule of all Properties of the Parent, the Company and each Subsidiary which are under development as of the fiscal quarter most recently ended, setting forth for each such Property its percentage of completion, the percentage preleased, the estimated completion date, the total amount of development funded and the status of such development against the development budget;

(j)                                    Change in Credit Rating — promptly upon becoming aware thereof, notice of a change in the credit rating of the Parent or the Company given by a Rating Agency or any announcement that any rating of the Parent or the Company is “under review” or that such rating has been placed on a watch list or that any similar action has been taken by a Rating Agency;

(k)                                 Springing Recourse Event — promptly upon becoming aware thereof, notice of a Springing Recourse Event; and

(l)                                     Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Parent, the Company or any Subsidiary (including, but without limitation, actual copies of the Parent’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes or the Parent to perform its obligations under the Springing Parent Guaranty as from time to time may be reasonably requested by any such Purchaser or holder of a Note.

Section 7.2.                                Officer’s Certificate.  Each set of financial statements delivered to a Purchaser or holder of a Note pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer of the Parent:

(a)                                 Covenant Compliance — setting forth the information from such financial statements that is required in order to establish whether the Company was in compliance with the requirements of Section 10.5 and each Additional Covenant during the quarterly or annual period covered by the statements then being furnished, (including with respect to each such provision that involves mathematical calculations, the information from such financial statements that is required to perform such calculations) and detailed calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Section or Additional Covenant, and the calculation of the amount, ratio or percentage then in existence (including, without limitation, calculations of the Unencumbered Pool Values and a list of the Unencumbered Pool Properties).  In the event that the Parent or any Subsidiary has made an election to measure any financial liability using fair value (which election is being disregarded for purposes of determining compliance with this Agreement pursuant to Section 22.2) as to the period covered by any such financial statement, such Senior Financial Officer’s certificate as to such period shall include a reconciliation from GAAP with respect to such election;

(b)                                 Event of Default — certifying that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Parent, the Company and each Subsidiary from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Parent, the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Parent, the Company or such Subsidiary shall have taken or proposes to take with respect thereto; and

(c)                                  Material Credit Facility Subsidiary Guarantors — certifying as to the name of each Subsidiary that is a guarantor in respect of the Material Credit Facility as of the last day of the period covered by such certificate.

Section 7.3.                                Visitation.  The Company shall permit, and shall cause the Parent to permit, the representatives of each Purchaser and each holder of a Note that is an Institutional Investor:

(a)                                 No Default — if no Default or Event of Default then exists, at the expense of such Purchaser or holder and upon reasonable prior notice to the Parent or the Company, as the case may be, but only once for each Purchaser and holder during any fiscal year (in addition to any visit with the independent public accountants described below), to visit the principal executive office of the Parent or the Company, to discuss the affairs, finances and accounts of the Parent, the Company and each Subsidiary with the Parent’s or the Company’s officers, and (with the consent of the Parent or the Company, as the case may be, which consent will not be unreasonably withheld) its independent public accountants (it being understood and agreed that only one such request for a discussion with its independent public accountants shall be made per fiscal year by all Purchasers and holders of Notes and such discussion shall be held on or around the end of the SAS 100 review period and that representatives of the Parent or the Company shall be entitled to be present at any such meeting), and (with the consent of the Parent or the

Company, as the case may be, which consent will not be unreasonably withheld) to visit the other offices and properties of the Parent, the Company and each Subsidiary, all at such reasonable times as may be reasonably requested in writing; and

(b)                                 Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Parent, the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes and has caused the Parent to authorize said accountants to discuss the affairs, finances and accounts of the Parent, the Company and each Subsidiary, provided that representatives of the Parent or the Company shall be entitled to be present at any such meeting), all at such times and as often as may be requested.

Section 7.4.                                Electronic Delivery.  Financial statements, opinions of independent certified public accountants, other information and Officer’s Certificates that are required to be delivered by the Company pursuant to Sections 7.1(a), (b) or (c) and Section 7.2 shall be deemed to have been delivered if the Company satisfies or causes to be satisfied any of the following requirements with respect thereto:

(a)                                 such financial statements satisfying the requirements of Section 7.1(a) or (b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are delivered to each Purchaser and each holder of a Note by e-mail;

(b)                                 the Parent shall have timely filed such Form 10—Q or Form 10—K, satisfying the requirements of Section 7.1(a) or Section 7.1(b), as the case may be, with the SEC on EDGAR and shall have made such form and the related Officer’s Certificate satisfying the requirements of Section 7.2 available on its home page on the internet, which is located at http://www.kiterealty.com as of the Execution Date;

(c)                                  such financial statements satisfying the requirements of Section 7.1(a) or Section 7.1(b) and related Officer’s Certificate satisfying the requirements of Section 7.2 are timely posted by or on behalf of the Parent on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access; or

(d)                                 the Parent shall have filed any of the items referred to in Section 7.1(c) with the SEC on EDGAR and shall have made such items available on its home page on the internet or on IntraLinks or on any other similar website to which each Purchaser and each holder of Notes has free access;

provided however, that in the case of any of clauses (b), (c) or (d), the Company shall have given each Purchaser and each holder of a Note prior written notice, which may be by e-mail or in accordance with Section 18, of such posting or filing in connection with each delivery, provided further, that upon request of any Purchaser or holder to receive paper copies of such forms, financial statements and Officer’s Certificates or to receive them by e-mail, the Company will promptly e-mail them or deliver such paper copies, as the case may be, to such Purchaser or holder.

SECTION 8.                                          PAYMENT AND PREPAYMENT OF THE NOTES.

Section 8.1.                                      Maturity.  As provided therein, the entire unpaid principal balance of each Note shall be due and payable on the Maturity Date thereof.

Section 8.2.                                      Optional Prepayments with Make-Whole Amount.

The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount, if any, determined for the prepayment date with respect to such principal amount.  The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 10 days and not more than 60 days prior to the date fixed for such prepayment unless the Company and the Required Holders agree to another time period pursuant to Section 17.  Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer of the Company as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation.  Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of one of its Senior Financial Officers specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

Section 8.3.                                      Allocation of Partial Prepayments.

(a)                                 In the case of each partial prepayment of the Notes pursuant to Section 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes (regardless of series) at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

(b)                                 Any prepayments pursuant to Section 8.7 or Section 8.8 shall be applied only to the Notes of the holders electing to participate in such prepayment.

Section 8.4.                                      Maturity; Surrender, Etc.  In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any.  From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue.  Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

Section 8.5.                                      Purchase of Notes.  The Company will not, and will not permit any Affiliate to, purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions.  Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 10 Business Days.  If the holders of more than 50% of the principal amount then outstanding of the Notes accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 10 Business Days from its receipt of such notice to accept such offer.  The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

Section 8.6.                                      Make-Whole Amount.

“Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero.  For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the “Ask Yield(s)” reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such

Settlement Date.  If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date.  If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (i) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (ii) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life.  The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

“Remaining Average Life” means, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360-day year comprised of twelve 30-day months and calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.4 or Section 12.1.

“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 8.7.                                      Offer to Prepay Notes in the Event of a Change in Control.

(a)                                 Notice of Change in Control.  The Company will, not later than 10 Business Days after any Responsible Officer thereof has knowledge of the occurrence of any Change in Control give written notice of such Change in Control (a “Change in Control Notice”) to each holder of Notes.  Each Change in Control Notice shall contain and constitute an offer by the Company to prepay the Notes as described in Section 8.7(b) and shall be accompanied by the certificate described in Section 8.7(f).

(b)                                 Offer to Prepay Notes.  The offer to prepay Notes contemplated by Section 8.7(a) shall be an offer to prepay, in accordance with and subject to this Section 8.7, all, but not less than all, Notes held by each holder on a date specified in such offer (the “Change in Control Proposed Prepayment Date”), which date shall be a Business Day not less than 30 days and not more than 60 days after the date of such offer (or if the Change in Control Proposed Prepayment Date shall not be specified in such offer, the Change in Control Proposed Prepayment Date shall be the Business Day nearest to the 30th day after the date of such offer).

(c)                                  Acceptance; Rejection.  A holder of Notes may accept or reject the offer to prepay made pursuant to this Section 8.7 by causing a notice of such acceptance or rejection to be delivered to the Company at least five Business Days prior to the Change in Control Proposed Prepayment Date.  A failure by a holder of Notes to so respond to an offer to prepay made pursuant to this Section 8.7 shall be deemed to constitute a rejection of such offer by such holder.

(d)                                 Prepayment.  Prepayment of the Notes to be prepaid pursuant to this Section 8.7 shall be at 100% of the principal amount of such Notes, together with accrued and unpaid interest on such Notes accrued to the date of prepayment but without any Make-Whole Amount or premium.  The prepayment shall be made on the Change in Control Proposed Prepayment Date, except as provided by Section 8.7(e).

(e)                                  Deferral Pending Change in Control.  If the Change in Control Notice is delivered prior to the occurrence of the Change in Control, the obligation of the Company to prepay Notes pursuant to the offers required by Section 8.7(b) and accepted in accordance with Section 8.7(c) is subject to the occurrence of the Change in Control in respect of which such offers and acceptances shall have been made.  In the event that such Change in Control does not occur on the Change in Control Proposed Prepayment Date in respect thereof, the prepayment shall be deferred until, and shall be made on the date on which, such Change in Control occurs.  The Company shall keep each holder of Notes reasonably and timely informed of (1) any such deferral of the date of prepayment, (2) the date on which such Change in Control and the prepayment are expected to occur and (3) any determination by the Parent that efforts to effect such Change in Control have ceased or been abandoned (in which case the offers and acceptances made pursuant to this Section 8.7 in respect of such Change in Control automatically shall be deemed rescinded without penalty or other liability).

(f)                                   Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.7 shall be accompanied by a certificate, executed by a Senior Financial Officer of the Company and dated the date of such offer, specifying (1) the Change in Control Proposed Prepayment Date, (2) that such offer is made pursuant to this Section 8.7 and that failure by a holder to respond to such offer by the deadline established in Section 8.7(c) shall result in such offer to such holder being deemed rejected, (3) the principal amount of each Note offered to be prepaid, (4) the interest that would be due on each Note offered to be prepaid, accrued to the Change in Control Proposed Prepayment Date, (5) that the conditions of this Section 8.7 required to be fulfilled prior to the giving of the Change in Control Notice have been fulfilled and (6) in reasonable detail, the general nature and date of the Change in Control.

(h)                                 “Change in Control” means:

(1)                         any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person will be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the then outstanding voting stock of the Parent; or

(2)                         during any period of 12 consecutive months ending after the Execution Date, individuals who at the beginning of any such 12 month period constituted the Board of Trustees of the Parent (together with any new trustees whose election by such Board or whose nomination for election by the shareholders of the Parent was approved by a vote of a majority of the trustees then still in office who were either trustees at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Trustees of the Parent then in office.

Section 8.8.                                      Offer to Prepay Upon Removal of Unencumbered Pool Property.

(a)                                 Notice and Offer.  In the event that there shall occur any Default that affects only certain Unencumbered Pool Property included in the calculation of the Unencumbered Pool Value where the Company has elected, pursuant to the last paragraph of Section 11, to cure such Default by removing such Unencumbered Pool Property for the calculation of Unencumbered Pool Value and concurrently reduce its outstanding Indebtedness, the Company shall, on the earlier of (1) the date it obtains knowledge of such Default and (2) the date it receives notice of such Default from any holder of a Note, give written notice of such event (a “Section 8.8 Prepayment Event”) to each holder of Notes.  Such notice shall contain, and shall constitute, an irrevocable offer to prepay a Ratable Portion of the Notes held by such holder on the date specified in such notice (the “Section 8.8 Prepayment Date”) which date shall be the fifth Business Day after the date of the Section 8.8 Prepayment Event.

(b)                                 Acceptance and Payment.  A holder of Notes may accept or reject the offer to prepay pursuant to this Section 8.8 by causing a notice of such acceptance or rejection to be delivered to the Company at least one Business Day prior to the Section 8.8 Prepayment Date.  A failure by a holder of the Notes to respond to an offer to prepay made pursuant to this Section 8.8 shall be deemed to constitute a rejection of such offer by such holder.  If so accepted, such offered prepayment in respect of the Ratable Portion of the Notes of each holder that has accepted such offer shall be due and payable on the Section 8.8 Prepayment Date.  Such offered prepayment shall be made at 100% of the aggregate Ratable Portion of the Notes of each holder that has accepted such offer, together with interest on that portion of the Notes then being prepaid accrued to the Section 8.8 Prepayment Date but without any Make-Whole Amount or premium.

(c)                                  Officer’s Certificate.  Each offer to prepay the Notes pursuant to this Section 8.8 shall be accompanied by a certificate, executed by one of the Company’s Senior Financial Officers and dated the date of such offer, specifying (1) the Section 8.8 Prepayment Date, (2) that such offer is being made pursuant to this Section 8.8 and that the failure by a holder to respond to such offer by the deadline established in Section 8.8(b) shall result in such offer to such holder being deemed rejected, (3) the Ratable Portion of each such Note offered to be prepaid, (4) the interest that would be due on the Ratable Portion of each such Note offered to be prepaid, accrued to the Section 8.8 Prepayment Date, (5) in reasonable detail, a description of the Default giving rise to such offer of prepayment and (6) certifying that immediately after the reduction of the Indebtedness contemplated by the last paragraph of Section 11, no Default or Event of Default shall then exist or occur as a result thereof.

Section 8.9.                                      Payments Due on Non-Business Days.  Anything in this Agreement or the Notes to the contrary notwithstanding, (a) subject to clause (b), any payment of interest on any Note that is due on a date that is not a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; and (b) any payment of principal of or Make-Whole Amount on any Note (including principal due on the Maturity Date of such Note) that is due on a date that is not a Business Day shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

SECTION 9.                                          AFFIRMATIVE COVENANTS.

From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 9.1.                                      Compliance with Laws.  Without limiting Section 10.4, the Company will, and will cause the Parent and each Subsidiary to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, Environmental Laws, the USA PATRIOT Act and the other laws and regulations that are referred to in Section 5.16, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.2.                                Insurance.  The Company will, and will cause the Parent and each Subsidiary to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

Section 9.3.                                Maintenance of Properties.  The Company will, and will cause the Parent and each Subsidiary to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear and casualty events), so that the business carried on in connection therewith may be properly conducted at all times, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.4.                                Payment of Taxes and Claims.  The Company will, and will cause the Parent and each Subsidiary to, file all federal and, to the Company’s knowledge, state and other material tax returns required to be filed in any jurisdiction and to pay and discharge (a) all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and (b) but not more than 30 days past due, all lawful claims for which sums have become due and payable that, if unpaid, could reasonably be expected to become a Lien on properties or assets of the Parent, the Company or any Subsidiary that is not a Permitted Lien, provided that neither Parent, the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (1) the amount, applicability or validity thereof is contested by the Parent, the Company or such Subsidiary in good faith by appropriate proceedings that operate to suspend any foreclosure, sale or forfeiture, and the Parent, the Company or such Subsidiary has established adequate reserves therefor in accordance with GAAP on its books or (2) the non-filing of all such returns and the nonpayment of all such taxes, assessments, charges, levies and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.5.                                Corporate Existence, Etc.  Except as otherwise permitted pursuant to Section 10.2, the Company will, and will cause the Parent to, at all times preserve and keep its limited partnership or trust existence in full force and effect.  Except as otherwise permitted pursuant to Section 10.2, the Company will, and will cause the Parent to, at all times preserve and keep in full force and effect the corporate or other existence of each Subsidiary (unless, except in the case of the Company, merged into the Parent, the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Parent, the Company and each Subsidiary unless, in the good faith judgment of the Parent or the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

Section 9.6.                                            Books and Records.  The Company will, and will cause the Parent and each Subsidiary to, maintain proper books of record and account (a) in conformity with GAAP and (b) in all material respects in conformity with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Parent, the Company or such Subsidiary, as the case may be.  The Parent, the Company and each Subsidiary have devised a system of internal accounting controls sufficient to provide reasonable assurances that their respective books, records, and accounts accurately reflect all transactions and dispositions of assets and the Company will, and will cause the Parent and each Subsidiary to, continue to maintain such system.

Section 9.7.                                            REIT Status.  The Company will cause the Parent to maintain its status as a REIT and to not revoke its election to be treated as a REIT.

Section 9.8.                                            Exchange Listing.  The Company will cause the Parent to maintain at least one class of common Equity Interest of the Parent having trading privileges on the New York Stock Exchange or the American Stock Exchange or which is the subject of price quotations in the over the counter market as reported by the National Association of Securities Dealers Automated Quotation System.

Section 9.9.                                            Subsidiary Guarantors.

(a)                                 The Company will, and will cause the Parent to, cause each of its Subsidiaries that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional or co-borrower or otherwise, for or in respect of any Indebtedness under the Material Credit Facility to concurrently therewith:

(1)                         enter into a guaranty agreement substantially in the form of Exhibit SG hereto (a “Subsidiary Guaranty”); and

(2)                         deliver the following to each holder of a Note:

(i)                                     an executed counterpart of such Subsidiary Guaranty;

(ii)                                  to the extent required or otherwise provided under the Material Credit Facility, a certificate signed by an authorized responsible officer of such Subsidiary containing representations and warranties on behalf of such Subsidiary to the same effect, mutatis mutandis, as those contained in Sections 5.1, 5.2, 5.6, 5.7 and 5.19 (but with respect to such Subsidiary and such Subsidiary Guaranty, rather than the Company);

(iii)                               to the extent required or otherwise provided under the Material Credit Facility, documents evidencing the due organization, continuing existence and good standing of such Subsidiary and the due authorization by all requisite action on the part of such Subsidiary of the execution and delivery of such Subsidiary Guaranty and the performance by such Subsidiary of its obligations thereunder; and

(iv)                              to the extent required or otherwise provided under the Material Credit Facility, an opinion of counsel covering the authorization, execution, delivery and/or enforceability of the Subsidiary Guaranty.

(b)                                 The holders of Notes will discharge and release any Subsidiary Guarantor from its Subsidiary Guaranty upon the written request of the Company; provided that (1) such Subsidiary Guarantor shall have been released and discharged (or will be released and discharged concurrently with the release of such Subsidiary Guarantor under its Subsidiary Guaranty) as a guarantor or additional or co-borrower under and in respect of Indebtedness under the Material Credit Facility and the Company so certifies to the holders of Notes in a certificate of one of its Responsible Officers, (2) at the time of such release and discharge, the Company shall have delivered a certificate of one of its Responsible Officers to the holders of Notes stating that no Default or Event of Default has occurred and is continuing or will result from such release and discharge, (3) such Subsidiary Guarantor shall have no obligations then due and owing under its Subsidiary Guaranty and (4) if any fee or other form of consideration is given to any party to the Material Credit Facility directly relating to its release of such Subsidiary Guarantor thereunder, the holders of Notes shall receive equivalent consideration (or another form of consideration reasonably acceptable to the Required Holders).

Section 9.10.                                     Most Favored Lender Provision.  If at any time the Material Credit Facility or any guaranty in respect thereof shall include any Financial Covenant and such provision is not contained in this Agreement (any such provision, together with any related definitions (including, without limitation, any term defined therein with reference to the application of GAAP, as identified in the Material Credit Facility), an “Additional Covenant”), then the Company shall promptly, and in any event within 10 Business Days thereof, provide a Most Favored Lender Notice with respect to each such Additional Covenant; provided that a Most Favored Lender Notice is not required to be given in the case of the Additional Covenants incorporated herein on the Execution Date.  Thereupon, unless waived in writing by the Required Holders within 10 days of the Purchasers and holders’ receipt of such notice, such Additional Covenant shall be deemed incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, effective (a) in the case of any Additional Covenant effective on the Execution Date, as of the Execution Date, and (b) in the case of any Additional Covenant effective after the Execution Date, as of the date when such Additional Covenant became effective under the Material Credit Facility.  Any Additional Covenant incorporated into this Agreement pursuant to this provision, (1) shall remain unchanged herein notwithstanding any temporary waiver of such Additional Covenant under the Material Credit Facility, (2) shall be deemed automatically amended herein to reflect any subsequent amendments agreed and implemented in relation to such Additional Covenant under the Material Credit Facility and (3)

shall be deemed deleted from this Agreement at such time as such Additional Covenant is deleted or otherwise removed from or is no longer in effect under or pursuant to the Material Credit Facility; provided that no Additional Covenant shall be so deemed automatically amended or deleted during any time that a Default or Event of Default has occurred and is continuing.  In determining whether a breach of any Financial Covenant incorporated by reference into this Agreement pursuant to this Section 9.10 shall constitute an Event of Default, the period of grace, if any, applicable to such Additional Covenant in the Material Credit Facility shall apply.

It will not be a Default or an Event of Default if the Company fails to comply with any provision of this Section 9 on or after the Execution Date and prior to the Closing; provided that, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

SECTION 10.                                   NEGATIVE COVENANTS.

From the Execution Date until the Closing and thereafter so long as any of the Notes are outstanding, the Company covenants that:

Section 10.1.                                     Transactions with Affiliates.  The Company will not, and will not permit the Parent or any Subsidiary to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than a Wholly-Owned Subsidiary), except

(a)                                 transactions in the ordinary course of the business of the Parent, the Company or any Subsidiary and upon fair and reasonable terms which are no less favorable to the Parent, the Company or such Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate,

(b)                                 transactions permitted by Section 10.6 and transactions permitted by Section 10.8, so long as such transaction under Section 10.8 (other than a transaction under Section 10.8(f)) (1) is with a Person that is not (i) an officer or director of the Parent or the Company or a related Person to one of such officers or directors, or (ii) a Person (other than the Parent) in which a director, officer, agent or employee (or a related Person to one of such Persons) owns an Equity Interest, and

(c)                                  transactions reasonably necessary or appropriate for the Parent to maintain its status as an REIT, including transactions involving a Taxable REIT Subsidiary.

Section 10.2.                                     Merger, Consolidation, Sales of Assets and Other Arrangements.  The Company will not, and will not permit the Parent or any Subsidiary to:  (1) enter into any transaction of merger or consolidation; (2) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution); or (3) convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or a series of transactions, any of its business or assets, whether now owned or hereafter acquired; provided, however, that:

(a)                                 any of the actions described in the immediately preceding clauses (1) through (3) may be taken with respect to any Subsidiary that is not the Company, a Subsidiary Guarantor or a Borrowing Base Subsidiary so long as immediately prior to the taking of such action, and immediately thereafter and after giving effect thereto, no Default or Event of Default is or would be in existence;

(b)                                 the Parent, the Company and any Subsidiary may lease and sublease their respective assets, as lessor or sublessor (as the case may be), in the ordinary course of their business;

(c)                                  any Subsidiary may merge or be consolidated into or with the Company;

(d)                                 a Person (other than the Company) may merge with and into the Parent, the Company or any Subsidiary Guarantor so long as (1) the Parent, the Company or such Subsidiary Guarantor, as applicable, is the survivor of such merger or, with respect to a merger with a Subsidiary Guarantor, the surviving entity becomes a Subsidiary Guarantor immediately upon the consummation thereof, (2) immediately prior to such merger, and immediately thereafter and after giving effect thereto, (i) no Default or Event of Default is or would be in existence and (ii) the representations and warranties made or deemed made by the Parent, the Company and each Subsidiary Guarantor in this Agreement, the Springing Parent Guaranty or its Subsidiary Guaranty, as applicable, are and shall be true and correct in all material respects, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct on and as of such earlier date) and except for changes in factual circumstances not prohibited under this Agreement, the Springing Parent Guaranty or any Subsidiary Guaranty, (3) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so-called “hostile takeover”, and (4) the Company shall have given each holder of a Note at least 30 days’ (or such shorter period as may be agreed to by the Required Holders) prior written notice of any such merger involving the Parent or the Company, such notice to include a certification as to the matters described in the immediately preceding clause (2);

(e)                                  any two or more Subsidiaries may merge or be consolidated, provided that if any of such Subsidiaries is (i) the Company, the Company shall be the survivor or (ii) a Subsidiary Guarantor in a merger or consolidation with a Subsidiary other than the Company, a Subsidiary Guarantor shall be the survivor of such merger or the surviving entity shall become a Subsidiary Guarantor immediately upon the consummation thereof unless such Subsidiary Guarantor is concurrently being released as a Subsidiary

Guarantor in accordance with Section 9.9(b) or is not required to be a Subsidiary Guarantor in accordance with Section 9.9(a);

(f)                                   a Subsidiary (other than the Company) may (1) merge or be consolidated with any other Person in a transaction in which such other Person shall be the surviving entity, provided that if such Subsidiary is a Subsidiary Guarantor, a Subsidiary Guarantor shall be the survivor of such merger or the surviving entity shall become a Subsidiary Guarantor immediately upon the consummation thereof unless such Subsidiary Guarantor is concurrently being released as a Subsidiary Guarantor in accordance with Section 9.9(b) or is not required to be a Subsidiary Guarantor in accordance with Section 9.9(a), or if such Subsidiary is a Borrowing Base Subsidiary, such Borrowing Base Subsidiary shall be the survivor of such merger unless the Properties of such Subsidiary are, on a pro forma basis, not required to satisfy the requirements of Section 10.5, (2) be liquidated or dissolved, or (3) sell, lease or otherwise dispose of all or substantially all of its Property, so long as, after giving effect to any such transaction, no Default or Event of Default shall then exist.  In the event that a Subsidiary Guarantor shall engage in a transaction permitted by this Section 10.2(f) (other than a lease of all or substantially all of its assets), then such Subsidiary Guarantor shall be released from liability under its Subsidiary Guaranty upon the satisfaction of the terms of Section 9.9(b);

(g)                                  the Parent, the Company or any Subsidiary may sell, transfer or dispose of worn-out, obsolete or surplus personal property;

(h)                                 the Parent, the Company or any Subsidiary may sell, transfer, contribute, master lease or otherwise dispose of any Property in an arm’s length transaction (or, if the transaction involves an Affiliate of the Company, if the transaction complies with Section 10.1), including, without limitation, a disposition of Properties pursuant to a merger or consolidation, provided that (1) the same would not result in any Default or Event of Default and (2) immediately thereafter and after giving effect thereto, the Company shall be in pro forma compliance with the covenants set forth in Section 10.5;

(i)                                     the Parent, the Company and the Subsidiary may exchange Property held by the Company or any Subsidiary for one or more Properties of any Person; provided, that the Board of Trustees or Capital Allocation Committee of the Company has determined in good faith that the fair market value of the assets received by the Company or any such Subsidiary are approximately equal to the fair market value of the assets exchanged by the Company or such Subsidiary; and

(j)                                    the Parent, the Company and the Subsidiaries may sell, contribute, transfer or dispose of assets among themselves.

Section 10.3.                                     Line of Business.  The Company will not, and will not permit the Parent or any Subsidiary to, engage in any business other than the business of developing, constructing, acquiring, owning and operating neighborhood and community shopping centers, together with other business activities incidental thereto, and any line of business ancillary or reasonably related thereto.

Section 10.4.                     Terrorism Sanctions Regulations.  The Company will not, and will not permit any Controlled Entity to, (a) become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union, or (b) directly or indirectly, have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Notes) with any Person if such investment, dealing or transaction (1) would cause any Purchaser or holder to be in violation of any law or regulation applicable to such holder, or (2) is prohibited by or subject to sanctions under any U.S. Economic Sanctions, or (c) engage, nor shall any Affiliate of either engage, in any activity that could subject such Person or any holder to sanctions under CISADA or any similar law or regulation with respect to Iran or any other country that is subject to U.S. Economic Sanctions.

Section 10.5.                     Financial Covenants.

(a)                                 Maximum Leverage Ratio.  The Company will not permit the Leverage Ratio to exceed 0.60 to 1.00 at any time, provided that for the four consecutive fiscal quarters of the Parent following any Material Acquisition of which the Company has given the Purchasers and holders of Notes written notice of, the Leverage Ratio may exceed 0.60 to 1.00, but it may not exceed 0.65 to 1.00; provided further that such adjustment for any Material Acquisition may only occur twice during the term of this Agreement.

(b)                                 Minimum Fixed Charge Coverage Ratio.  The Company will not permit the ratio of (1) Adjusted EBITDA for the two fiscal quarters of the Parent most recently ended to (2) Fixed Charges for such period, to be less than 1.50 to 1.00 at any time.

(c)                                  Secured Indebtedness.  The Company will not permit the ratio of (1) Secured Indebtedness of the Parent, the Company and each Subsidiary, determined on a consolidated basis, to (2) Total Asset Value to exceed 0.45 to 1.00 at any time.  For purposes of this Section 10.5(c), Secured Indebtedness shall include all Unsecured Indebtedness of Subsidiaries other than the Company or any Subsidiary Guarantor.

(d)                                 Unsecured Leverage.  The Company will not permit the ratio of (1) the aggregate Unsecured Indebtedness of the Parent, the Company and each Subsidiary, determined on a consolidated basis, to (2) Unencumbered Pool Value to exceed 0.60 to 1.00 at any time, provided that for the four consecutive quarters following any Material Acquisition of which the Company has given the Purchasers and holders of Notes written notice of, such ratio may exceed 0.60 to 1.00, but it may not exceed 0.65 to 1.00; provided further that such adjustment for any Material Acquisition may only occur twice during the term of this Agreement.

Section 10.6.                     Restricted Payments.  The Company will not, and will not permit the Parent or any Subsidiary to, declare or make any Restricted Payment; provided, however, that the Parent and its Subsidiaries may declare and make Restricted Payments so long as no Default or Event of Default then exists or would result therefrom.

Notwithstanding the foregoing, but subject to the following sentence, if a Default or Event of Default exists, the Company and the Parent may declare or make cash distributions to its shareholders for any fiscal year in an aggregate amount not to exceed the minimum amount necessary for the Parent to maintain its status as a REIT under the Code and any Subsidiary may make Restricted Payments to the Company or any other Subsidiary of the Company.  If an Event of Default specified in Section 11(a) or Section 11(b) or an Event of Default with respect to the Parent or the Company under Section 11(g) or Section 11(h) shall exist, or if as a result of the occurrence of any other Event of Default any of the Notes have been accelerated pursuant to Section 12.1, the Company will not, and will not permit the Parent or any Subsidiary to, make any Restricted Payments to any Person other than to the Company or any other Subsidiary of the Company.

Section 10.7.                     Indebtedness.  The Company will not, and will not permit the Parent or any Subsidiary to, incur, assume, or otherwise become obligated in respect of any Indebtedness after the Execution Date if immediately prior to the assumption, incurring or becoming obligated in respect thereof, or immediately thereafter and after giving effect thereto, a Default or Event of Default is or would be in existence, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 10.5 or any Additional Covenant then in effect.  No Subsidiary Guarantor may incur, assume or otherwise become obligated in respect of any Secured Indebtedness.

Section 10.8.                     Investments Generally.  The Company will not, and will not permit the Parent or any Subsidiary to, directly or indirectly, acquire, make or purchase any Investment, or permit any Investment of such Person to be outstanding on and after the Execution Date, other than the following:

(a)                                 Investments in Subsidiaries in existence on the Execution Date and disclosed on Schedule 5.4;

(b)                                 Investments to acquire Equity Interests of a Subsidiary or any other Person who after giving effect to such acquisition would be a Subsidiary, so long as in each case immediately prior to such Investment, and after giving effect thereto, no Default or Event of Default is or would be in existence;

(c)                                  Investments in neighborhood and community shopping centers, together with other business activities incidental thereto;

(d)                                 Investments in Cash Equivalents;

(e)                                  intercompany Indebtedness among (1) the Parent and the Company and (2) the Company and its Wholly-Owned Subsidiaries, provided that such Indebtedness is permitted by the terms of Section 10.7;

(f)                                   loans and advances to employees for moving, entertainment, travel and other similar expenses in the ordinary course of business consistent with past practices;

(g)                                  demand deposits, certificates of deposit, bankers acceptances and domestic and eurodollar time deposits with any commercial bank, trust company or national banking association incorporated under the laws of the United States or any State thereof;

(h)                                 short-term direct obligations of the United States of America or agencies thereof whose obligations are guaranteed by the United States of America;

(i)                                     securities commonly known as “commercial paper” issued by a corporation organized and existing under the laws of the United States or any State thereof;

(j)                                    shares of “money market funds” registered with the SEC under the Investment Company Act of 1940, as amended;

(k)                                 Properties and all direct or indirect interests in Properties, now or hereafter owned, leased or held by the Parent, the Company or any Subsidiary;

(l)                                     equity investments in any Person and investments in mortgage and notes receivable reimbursement agreements (to the extent obligations are payable under such reimbursement agreements), including interest payments thereunder, of the Parent, the Company or any Subsidiary in a Person;

(m)                             Derivative Contracts made in connection with any Indebtedness;

(n)                                 provided no Default or Event of Default then exists or would result therefrom, repurchases of any common shares or other Equity Interests (or securities convertible into such interests) in the Parent;

(o)                                 redemptions for cash or common shares of the Parent or units of limited partnership interest in the Company;

(p)                                 Capitalized Lease Obligations; and

(q)                                 any other Investment so long as immediately prior to making such Investment, and immediately thereafter and after giving effect thereto, (1) no Default or Event of Default is or would be in existence and (2) the Company and the Parent are in compliance with Section 10.3.

Section 10.9.                                     Liens.  The Company will not, and will not permit the Parent or any Subsidiary to, create, assume, or incur any Lien upon (a) any of its properties, assets, income or profits of any character whether now owned or hereafter acquired (other than Permitted Liens) if immediately prior to the creation, assumption or incurring of such Lien, or immediately thereafter, a Default or Event of Default is or would be in existence or (b) any Unencumbered Pool Property or any equity interest therein (other than Permitted Liens (but not Liens of the type described in clauses (f) and (g) of the definition of Permitted Liens or Permitted Environmental Liens)).  In addition, the Company will not, and will not permit the Parent, the Company or any

Subsidiary to, secure any Indebtedness outstanding under or pursuant to the Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness (at all times as such Indebtedness shall be so secured) pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to the Company, the Parent and/or any such Subsidiary, as the case may be, from counsel that is reasonably acceptable to the Required Holders.

Section 10.10.                              Modifications of Organizational Documents.  The Company will not, and will not permit the Parent or any Subsidiary to, amend, supplement, restate or otherwise modify its articles or certificate of incorporation, by-laws, operating agreement, declaration of trust, partnership agreement or other applicable organizational document if such amendment, supplement, restatement or other modification (a) could reasonably be expected to have a Material Adverse Effect, or (b) if such agreements or documents relate to an Unencumbered Pool Property Controlled Subsidiary that owns (or leases pursuant to a Ground Lease) an Unencumbered Controlled Pool Property then included in the Unencumbered Pool, would cause such Unencumbered Pool Property Controlled Subsidiary to no longer satisfy the requirements to be one.

Section 10.11.                              Parent Ownership and Management of the Company.  The Company will not permit the Parent to (a) own less than a 51% legal and beneficial ownership interest in Company, (b) cease to be the sole general partner of the Company or (c) cease to have the sole and exclusive power to exercise all management and control over the Company.

It will not be a Default or an Event of Default if the Company fails to comply with any provision of this Section 10 before or after giving effect to the issuance of the Notes on a pro forma basis; provided that, if such a failure occurs, then any of the Purchasers may elect not to purchase the Notes on the date of Closing that is specified in Section 3.

Section 11.                                                           EVENTS OF DEFAULT.

An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

(a)                                 the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

(b)                                 the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

(c)                                  the Company defaults in the performance of or compliance with any term contained in Section 7.1(d), Section 7.1(k), Section 10 or any Additional Covenant (subject to the period of grace, if any, applicable to such Additional Covenant in the Material Credit Facility); or

(d)                                 the Company, the Parent or any Subsidiary Guarantor defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) or in the Springing Parent Guaranty or in any Subsidiary Guaranty and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

(e)                                  (1) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made, or (2) any representation or warranty made in writing by or on behalf of the Parent or any Subsidiary Guarantor or by any officer of the Parent or any Subsidiary Guarantor in the Springing Parent Guaranty or in any Subsidiary Guaranty or any writing furnished in connection herewith or with the Springing Parent Guaranty or any Subsidiary Guaranty proves to have been false or incorrect in any material respect on the date as of which made; or

(f)                                   (1) the Parent, the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $40,000,000 (or $125,000,000 in the case of Non-Recourse Indebtedness) (herein, “Material Indebtedness,” provided that for so long as the Company or the Parent maintains an Investment Grade Rating, no Non-Recourse Indebtedness shall be included in the definition of Material Indebtedness) beyond any period of grace provided with respect thereto, or (2) the Parent, the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Material Indebtedness or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Material Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (3) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Material Indebtedness to convert such Material Indebtedness into equity interests or customary non-default prepayment provisions associated with events such as asset sales, casualty events, debt issuances, equity issuances or excess cash flow), the Parent, the Company or any Subsidiary has become obligated to purchase or repay Material Indebtedness before its regular maturity or before its regularly scheduled dates of payment; provided that, if at any time the Material Credit Facility shall provide for “cross-default” as opposed to “cross-acceleration” in respect of events of default thereunder that are the same or substantially similar to those described in clauses (2) or (3) above, clauses (2) and (3) above shall be deemed to have been revised such that (i) the occurrence of any event described in such clause and (ii) any Person then having the right to either declare such Material Indebtedness due or to require the purchase or prepayment of such Material Indebtedness, shall constitute an Event of Default under this Section 11(f); or

(g)                                  the Parent, the Company, any Material Subsidiary or any Borrowing Base Subsidiary (1) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (2) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (3) makes an assignment for the benefit of its creditors, (4) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (5) is adjudicated as insolvent or to be liquidated, or (6) takes corporate or partnership action for the purpose of any of the foregoing; or

(h)                                 a court or other Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Parent, the Company, any Material Subsidiary or any Borrowing Base Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Parent, the Company, any Material Subsidiary or any Borrowing Base Subsidiary, or any such petition shall be filed against the Parent, the Company, any Material Subsidiary or any Borrowing Base Subsidiary, and such petition shall not be dismissed within 60 days; or

(i)                                     a judgment or order for the payment of money (including, without limitation, any final order enforcing a binding arbitration decision) or for an injunction shall be entered against the Parent, the Company or any Subsidiary by any court or other tribunal and (1) such judgment or order shall continue for a period of 30 days without being paid, stayed or dismissed through appropriate appellate proceedings and (2) either (i) the amount of such judgment or order for which insurance has not been acknowledged in writing by the applicable insurance carrier (or the amount as to which the insurer has denied liability) (A) in the case of any judgment against the Parent, the Company, any Subsidiary Guarantor or Borrowing Base Subsidiary exceeds $40,000,000 (or, in case more than one such judgment against the Parent, the Company, any Subsidiary Guarantor or Borrowing Base Subsidiary exists, all such judgments, in the aggregate, entered during any calendar year exceed $40,000,000) or (B) in the case of any judgment against any Subsidiary that is not a Subsidiary Guarantor or Borrowing Base Subsidiary exceeds $40,000,000, (or in case more than one such judgment against such Subsidiaries exists, all such judgments in the aggregate entered during any calendar year exceed $40,000,000) or (B) in the case of an injunction or other non-monetary judgment, such judgment could reasonably be expected to have a Material Adverse Effect;

(j)                                    if (1) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (2) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section

4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (3) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed an amount that could reasonably be expected to have a Material Adverse Effect, (4) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (5) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (6) the Parent, the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Parent, the Company or any Subsidiary thereunder; and any such event or events described in clauses (1) through (6) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.  As used in this Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA;

(k)                                 the Springing Parent Guaranty or any Subsidiary Guaranty shall cease to be in full force and effect (except as a result of the express terms thereof), the Parent, any Subsidiary Guarantor or any Person acting on behalf of the Parent or any Subsidiary Guarantor shall contest in any manner the validity, binding nature or enforceability of the Springing Parent Guaranty or any Subsidiary Guaranty, or the obligations of the Parent or any Subsidiary Guarantor under the Springing Parent Guaranty or any Subsidiary Guaranty are not or cease to be legal, valid, binding and enforceable in accordance with the terms of the Springing Parent Guaranty or such Subsidiary Guaranty other than pursuant to the terms of Section 9.9(b) or as a result of the express terms thereof;

(l)                                     a warrant, writ of attachment, execution or similar process shall be issued against any asset of the Parent, the Company or any Subsidiary which exceeds, individually or together with all other such warrants, writs, executions and processes $40,000,000 and such warrant, writ, execution or process shall not be discharged, vacated, stayed or bonded for a period of 30 days; or

(m)                             the occurrence of a “Liquidating Event” under and as defined in the partnership agreement of the Company or any event occurs that results in the dissolution of the Company.

In the event that there shall occur any Default that affects only certain Unencumbered Pool Property included in the calculation of the Unencumbered Pool Value, then the Company may elect to cure such Default (so long as no other Default or Event of Default then exists or would result therefrom) by electing to remove such Unencumbered Pool Property from the calculation of the Unencumbered Pool Value and the covenant in Section 10.5(d) and any other affected Additional Covenant and by reducing the outstanding Indebtedness by the amount necessary to cause compliance with the covenant in Section 10.5(d) and any other affected Additional Covenant, in which event such removal and reduction shall be completed within five Business

Days after the earlier of (i) the Company obtaining knowledge of such Default and (ii) receipt of notice of such Default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11).  If the Company has elected to reduce outstanding Indebtedness in connection with the preceding sentence, the Company shall offer to prepay each outstanding Note in accordance with Section 8.8 in a principal amount which equals the Ratable Portion for such Note.

SECTION 12.                                   REMEDIES ON DEFAULT, ETC..

Section 12.1.                     Acceleration.

(a)                                 If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (1) of Section 11(g) or described in clause (6) of Section 11(g) by virtue of the fact that such clause encompasses clause (1) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

(b)                                 If any other Event of Default has occurred and is continuing, the Required Holders may at any time at their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

(c)                                  If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (1) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the applicable Default Rate) and (2) the Make-Whole Amount, if any, determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived.  The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

Section 12.2.                     Other Remedies.  If any Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note or the Springing Parent Guaranty or any Subsidiary Guaranty, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

Section 12.3.                     Rescission.  At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the Required Holders, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the applicable Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes.  No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

Section 12.4.                     No Waivers or Election of Remedies, Expenses, Etc.  No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies.  No right, power or remedy conferred by this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise.  Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all reasonable and documented out-of-pocket costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable and documented attorneys’ fees, expenses and disbursements.

SECTION 13.                                   REGISTRATION; EXCHANGE; SUBSTITUTION OF NOTES.

Section 13.1.                     Registration of Notes.  The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes.  The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register.  If any holder of one or more Notes is a nominee, then (a) the name and address of the beneficial owner of such Note or Notes shall also be registered in such register as an owner and holder thereof and (b) at any such beneficial owner’s option, either such beneficial owner or its nominee may execute any amendment, waiver or consent pursuant to this Agreement.  Prior to due presentment for registration of transfer, the Person(s) in whose name any Note(s) shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary.  The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

Section 13.2.                     Transfer and Exchange of Notes.  Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within 10 Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same series (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note.  Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Schedule 1(a), 1(b) or 1(c), as applicable.  Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon.  The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes.  Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a series, one Note of such series may be in a denomination of less than $100,000.  Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

Section 13.3.                     Replacement of Notes.  Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(3)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

(a)                                 in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $100,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

(b)                                 in the case of mutilation, upon surrender and cancellation thereof,

within 10 Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same series, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

SECTION 14.                                   PAYMENTS ON NOTES.

Section 14.1.                     Place of Payment.  Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of JPMorgan Chase Bank, N.A. in such jurisdiction.  The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

Section 14.2.                     Home Office Payment.  So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, interest and all other amounts becoming due hereunder by the method and at the address specified for such purpose below such Purchaser’s name in Schedule B, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1.  Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2.  The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

SECTION 15.                                   EXPENSES, ETC..

Section 15.1.                     Transaction Expenses.  Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees of one special counsel for the Purchasers and holders of Notes, as a whole and, if reasonably required by the Required Holders, one local counsel in each applicable jurisdiction and/or one specialty counsel in any applicable specialty) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation:  (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including the fees of one financial advisor for the Purchasers and holders of the Notes, as a whole, incurred in connection with the insolvency or bankruptcy of the Parent, the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby, by the Notes, by the Springing Parent Guaranty or by any Subsidiary Guaranty and (c) the costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO provided, that such costs and expenses under this clause (c) shall not exceed $5,600;

provided that if there is a conflict of interest between any Purchaser or holder of a Note and one or more other Purchasers and holders of Notes, the Company will pay the reasonable and documented out-of-pocket costs and expenses of a separate counsel and a separate financial advisor for each such conflicted Purchaser or holder of a Note.  The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, (1) all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes) and (2) any and all wire transfer fees that any bank deducts from any payment under such Note to such holder or otherwise charges to a holder of a Note with respect to a payment under such Note.

Section 15.2.                     Survival.  The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes, and the termination of this Agreement.

SECTION 16.                                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT.

All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note.  All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement.  Subject to the preceding sentence, this Agreement, the Notes, the Springing Parent Guaranty and any Subsidiary Guaranty embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

SECTION 17.                                   AMENDMENT AND WAIVER.

Section 17.1.                                       Requirements.  This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), only with the written consent of the Company and the Required Holders, except that:

(a)                                 no amendment or waiver of any of Sections 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and

(b)                                 no amendment or waiver may, without the written consent of each Purchaser and the holder of each Note at the time outstanding, (1) subject to Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of (i) interest on the Notes or (ii) the Make-Whole Amount, (2) change the percentage of the principal amount of the Notes the Purchaser and/or holders of which are required to consent to any amendment or waiver or the principal amount of the Notes that the Purchasers are to purchase pursuant to Section 2 upon the satisfaction of the conditions to Closing that appear in Section 4, or (3) amend any of Sections 8 (except as set forth in the second sentence of Section 8.2), 11(a), 11(b), 12, 17 or 20.

Section 17.2.                                       Solicitation of Holders of Notes.

(a)                                 Solicitation.  The Company will provide each Purchaser and each holder of a Note with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Purchaser or holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes or of the Springing Parent Guaranty or of any Subsidiary Guaranty.  The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to this Section 17 or the Springing Parent Guaranty or any Subsidiary Guaranty to each Purchaser and each holder of a Note promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Purchasers or holders of Notes.

(b)                                 Payment.  The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any Purchaser or holder of a Note as consideration for or as an inducement to the entering into by such Purchaser or holder of any waiver or amendment of any of the terms and provisions hereof or of the Springing Parent Guaranty or of any Subsidiary Guaranty or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each Purchaser and each holder of a Note even if such Purchaser or holder did not consent to such waiver or amendment.

(c)                                  Consent in Contemplation of Transfer.  Any consent given pursuant to this Section 17 or the Springing Parent Guaranty or any Subsidiary Guaranty by a holder of a Note that has transferred or has agreed to transfer its Note to the Company or any Affiliate in connection with such consent shall be void and of no force or effect except solely as to such holder, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such holder.

Section 17.3.                                       Binding Effect, Etc.  Any amendment or waiver consented to as provided in this Section 17 or in the Springing Parent Guaranty or in any Subsidiary Guaranty applies equally to all Purchasers and holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver.  No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon.  No course of dealing between the Company and any Purchaser or holder of a Note and no delay in exercising any rights hereunder or under any Note or the Springing Parent Guaranty or any Subsidiary Guaranty shall operate as a waiver of any rights of any Purchaser or holder of such Note.

Section 17.4.                                       Notes Held by Company, Etc.  Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes, or have directed the taking of any action provided herein or in the Springing Parent Guaranty, any Subsidiary Guaranty or the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any Affiliate shall be deemed not to be outstanding.

SECTION 18.                                   NOTICES.

Except to the extent otherwise provided in Section 7.4, all notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by an internationally recognized overnight delivery service (charges prepaid), (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by an internationally recognized overnight delivery service (with charges prepaid).  Any such notice must be sent:

(1)                         if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule B, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

(2)                         if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

(3)                         if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer with a copy to the General Counsel, or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

SECTION 19.                                   REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser or holder of Notes, may be reproduced by such Purchaser or holder by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser or holder may destroy any original document so reproduced.  The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser or holder in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.  This Section 19 shall not prohibit the Company or any Purchaser or other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

SECTION 20.                                   CONFIDENTIAL INFORMATION.

For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Parent, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Parent, the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available.  Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (1) its directors, officers, employees, agents, attorneys, trustees and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (2) its auditors, financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with this Section 20, (3) any other holder of any Note, (4) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (5) any Person from which it offers to purchase any security of the Parent or the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 20), (6) any federal or state regulatory authority having jurisdiction over such Purchaser, (7) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (8) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (ii) in response to any subpoena or other legal process, (iii) in connection with any litigation to which such Purchaser is a party or (iv) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes, this Agreement, the Springing Parent Guaranty or any Subsidiary Guaranty.  Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement.  On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this

Agreement or its nominee), such holder will enter into an agreement with the Company embodying this Section 20.

In the event that as a condition to receiving access to information relating to the Parent, the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, any Purchaser or holder of a Note is required to agree to a confidentiality undertaking (whether through IntraLinks, another secure website, a secure virtual workspace or otherwise) which is different from this Section 20, this Section 20 shall not be amended thereby and, as between such Purchaser or such holder and the Company, this Section 20 shall supersede any such other confidentiality undertaking.

SECTION 21.                                   SUBSTITUTION OF PURCHASER.

Each Purchaser shall have the right to substitute any one of its Affiliates or another Purchaser or any one of such other Purchaser’s Affiliates (a “Substitute Purchaser”) as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Substitute Purchaser, shall contain such Substitute Purchaser’s agreement to be bound by this Agreement and shall contain a confirmation by such Substitute Purchaser of the accuracy with respect to it of the representations set forth in Section 6.  Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Substitute Purchaser in lieu of such original Purchaser.  In the event that such Substitute Purchaser is so substituted as a Purchaser hereunder and such Substitute Purchaser thereafter transfers to such original Purchaser all of the Notes then held by such Substitute Purchaser, upon receipt by the Company of notice of such transfer, any reference to such Substitute Purchaser as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Substitute Purchaser, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

SECTION 22.                                   MISCELLANEOUS.

Section 22.1.                     Successors and Assigns.  All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

Section 22.2.                     Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (a) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (b) all financial statements shall be prepared in accordance with GAAP.  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Indebtedness”), any election by the Parent or any Subsidiary to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 — Fair Value Option, International Accounting Standard 39 — Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.  Therefore, the amount of liabilities shall be the historical cost basis, which generally is the contractual amount owed adjusted for amortization or accretion of any premium or discount.  If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Springing Parent Guaranty or any Subsidiary Guaranty, and either the Company or the Required Holders shall so request, the Purchasers and holders of the Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Company shall provide to the Purchasers and holders of Notes financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

Section 22.3.                     Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

Section 22.4.                     Construction, Etc.  Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.  Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

Section 22.5.                     Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.  Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

Section 22.6.                     Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

Section 22.7.                     Jurisdiction and Process; Waiver of Jury Trial.

(a)                                 The Company irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes.  To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.7(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section.  The Company agrees that such service upon receipt (1) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (2) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it.  Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)                                  Nothing in this Section 22.7 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

(d)                                 The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

Section 23.                                   Non-Recourse to Parent Guarantor Except to the extent set forth in the Springing Parent Guaranty and subject to the limitations described below, notwithstanding anything to the contrary set forth in this Agreement or in the Notes, recourse for the obligations of the Company under this Agreement and the Notes are non-recourse to the Parent Guarantor as a result of its capacity as the general partner of the Company, provided that the foregoing shall not limit any recourse to the Company and the Subsidiary Guarantors, if any, and their respective assets, whether now owned or hereafter acquired.  The holders of the Notes agree that the Parent Guarantor shall not be liable for any of the obligations of the Company hereunder or under the Notes as a result of its status as the general partner of the Company.  Notwithstanding the foregoing, (a) if an Event of Default occurs, nothing in this Section 23 shall in any way prevent or hinder any holder of a Note in the pursuit or enforcement of any right, remedy, or judgment against the Company or any of the Subsidiary Guarantors, if any, or any of their respective assets; (b) nothing herein shall be deemed a waiver, release or impairment of the obligations of the Company hereunder or under the Notes or any Lien securing such obligations or affect the validity or enforceability hereof, of the Notes or of any Subsidiary Guaranty; (c) the Parent Guarantor shall be fully liable to the holders of the Notes to the same extent that Parent Guarantor would be liable absent the foregoing provisions of this Section 23 for fraud or willful misrepresentation by the Parent Guarantor (or by the Company or any Subsidiary Guarantor to

the extent relating to the compliance certificates, financial statements or other reporting of or with respect to the Parent Guarantor under Section 7, or to the extent that the Parent Guarantor was acting on behalf of the Company or such Subsidiary Guarantor in its capacity as the general partner (as is the case, without limitation, with respect to the Company and this Agreement and representations and warranties made pursuant hereto or required hereunder) or the indirect sole member or manager of such Subsidiary Guarantor) (to the full extent of losses suffered by any holder of a Note by reason of such fraud or willful misrepresentation); and (d) nothing in this Section 23 shall be deemed to be a waiver of any right which any holder of a Note may have under §506(a), 506(b), 1111(b) or any other provision of the United States Bankruptcy Code, Title 11, U.S.C.A. (as amended from time to time), or any successor thereto or similar provisions under applicable state law to file a claim against the Company or any Subsidiary Guarantor for the full amount of the obligations of the Company hereunder and under the Notes.  Nothing herein shall waive, relieve, reduce or impair any obligation of the Parent Guarantor under the Springing Parent Guaranty.

*    *    *    *    *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

KITE REALTY GROUP, L.P.

By:		Kite Realty Group Trust,
its sole General Partner

By	/s/	Daniel R. Sink
Name:		Daniel R. Sink
Title:		Executive Vice President and Chief Financial Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ David Quackenbush
Vice President

PICA HARTFORD LIFE & ANNUITY COMFORT TRUST

By:	The Prudential Insurance Company of America (as Grantor)

By:	/s/ David Quackenbush
Vice President

FARMERS INSURANCE EXCHANGE
MID CENTURY INSURANCE COMPANY
ZURICH AMERICAN INSURANCE COMPANY
FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P. (as Investment Advisor)

By:	Prudential Private Placement Investors, Inc. (as its General Partner)

By:	/s/ David Quackenbush
Vice President

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By:	Prudential Investment Management Japan Co., Ltd. (as Investment Manager)

By:	Prudential Investment Management, Inc. (as Sub-Adviser)

By:	/s/ David Quackenbush
Vice President

PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST

By:	Prudential Investment Management, Inc. (as Investment Manager)

By:	/s/ David Quackenbush
Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

KNIGHTS OF COLUMBUS

By:	/s/ Charles E. Maurer, Jr.
Name:	Charles E. Maurer, Jr.
Title:	Supreme Secretary

This Agreement is hereby

accepted and agreed to as

of the date hereof.

MTL INSURANCE COMPANY

COLORADO BANKERS LIFE INSURANCE COMPANY

CATHOLIC UNITED FINANCIAL

DEARBORN NATIONAL LIFE INSURANCE COMPANY

BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC.

CATHOLIC FINANCIAL LIFE

NEW ERA LIFE INSURANCE COMPANY

UNITEDHEALTHCARE INSURANCE COMPANY

CATHOLIC LIFE INSURANCE

POLISH NATIONAL ALLIANCE OF THE U.S. OF N.A.

MINNESOTA LIFE INSURANCE COMPANY

By:	Advantus Capital Management, Inc.

By:	/s/ Lowell Bolken
Name:	Lowell Bolken
Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

HARTFORD LIFE INSURANCE COMPANY

HARTFORD FIRE INSURANCE COMPANY

HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY

SEPARATE ACCOUNT B, A SEPARATE ACCOUNT OF
HARTFORD LIFE INSURANCE COMPANY

By:	Hartford Investment Management Company Their Agent and Attorney-in-Fact

By:	/s/ John R. Knox
Name:	John R. Knox
Title:	Senior Vice President

FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN

By:	Hartford Investment Management Company Its Agent and Attorney-in-Fact

By:	/s/ John R. Knox
Name:	John R. Knox
Title:	Senior Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

NATIONWIDE LIFE INSURANCE COMPANY

By:	/s/ Stephen M. Jordan
Name:	Stephen M. Jordan
Title:	Authorized Signatory

This Agreement is hereby

accepted and agreed to as

of the date hereof.

GENWORTH LIFE AND ANNUITY INSURANCE COMPANY GENWORTH LIFE INSURANCE COMPANY

By:	/s/ Anne M. Finucane
Name:	Anne M. Finucane
Title:	Investment Officer

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA

By:	/s/ Gwendolyn S. Foster
Name:	Gwendolyn S. Foster
Title:	Senior Director

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FORETHOUGHT LIFE INSURANCE COMPANY

By:	/s/ Deva Mishra
Name:	Deva Mishra
Title:	Head of Asset Allocation

This Agreement is hereby

accepted and agreed to as

of the date hereof.

RIVERSOURCE LIFE INSURANCE COMPANY

By:	/s/ Kirk M. Moore
Name:	Kirk M. Moore
Title:	Vice President — Investments

RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK

By:	/s/ Kirk M. Moore
Name:	Kirk M. Moore
Title:	Vice President — Investments

This Agreement is hereby

accepted and agreed to as

of the date hereof.

PRINCIPAL LIFE INSURANCE COMPANY

By:	Principal Global Investors, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Anne R. Cook
Name:	Anne R. Cook
Title:	Counsel

By:	/s/ Adrienne L. McFarland
Name:	Adrienne L. McFarland
Title:	Counsel

This Agreement is hereby

accepted and agreed to as

of the date hereof.

THE OHIO NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Annette M. Teders
Name:	Annette M. Teders
Title:	Vice President

This Agreement is hereby

accepted and agreed to as

of the date hereof.

FIDELITY & GUARANTY LIFE INSURANCE COMPANY

By:	/s/ Thomas Cunningham
Name:	Thomas Cunningham
Title:	Vice President

DEFINED TERMS

As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

Additional Covenant” is defined in Section 9.10.

“Adjusted EBITDA” means, on any date of determination, (a) the EBITDA of the Parent, the Company and all Subsidiaries for the period of two fiscal quarters most recently ended determined on a consolidated basis, minus (b) Capital Reserves for the period of two fiscal quarters most recently ended.

“Affiliate” means any Person (other than a Purchaser or holder of a Note):  (a) directly or indirectly controlling, controlled by, or under common control with, the Parent or the Company; (b) directly or indirectly owning or holding 15% or more of any Equity Interest in the Parent or the Company; or (c) 15% or more of whose voting stock or other Equity Interest is directly or indirectly owned or held by the Parent or the Company.  For purposes of this definition, “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) means the possession directly or indirectly of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or otherwise.  The Affiliates of a Person shall include any officer or director of such Person.  In no event shall any Purchaser or holder of a Note be deemed to be an Affiliate of the Parent or the Company.  Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Parent.

“Agreement” means this Agreement, including all Exhibits and Schedules attached to this Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

“Anti-Corruption Laws” is defined in Section 5.16(d)(1).

“Anti-Money Laundering Laws” is defined in Section 5.16(c).

“Blocked Person” is defined in Section 5.16(a).

“Borrowing Base Subsidiary” means a Wholly-Owned Subsidiary of the Company or an Unencumbered Pool Property Controlled Subsidiary that directly owns or leases an Unencumbered Pool Property.

“Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Indianapolis, Indiana or New York, New York are required or authorized to be closed.

SCHEDULE A
(to Note Purchase Agreement)

“Called Principal” is defined in Section 8.6.

“Capital Reserves” means, for any period and with respect to a Property, an amount equal to (a) $0.15 per square foot times (b) a fraction, the numerator of which is the number of days in such period and the denominator of which is 365.  Any portion of a Property leased under a ground lease to a third party that owns the improvements on such portion of such Property shall not be included in determinations of Capital Reserves.  If the term Capital Reserves is used without reference to any specific Property, then the amount shall be determined on an aggregate basis with respect to all Core Properties of the Company and its Subsidiaries and a proportionate share of all Core Properties of all Unconsolidated Affiliates.

“Capitalization Rate” means 7%.

“Capitalized Lease Obligation” means an obligation under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.  The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on a balance sheet of the applicable Person prepared in accordance with GAAP as of the applicable date.

“Cash Equivalents” means:  (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired issued by a United States federal or state chartered commercial bank of recognized standing, or a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, acting through a branch or agency, which bank has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short term commercial paper rating of at least “A-2” or the equivalent by S&P or at least “P-2” or the equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any State thereof and rated at least “A-2” or the equivalent thereof by S&P or at least “P-2” or the equivalent thereof by Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, as amended, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above.

“Change in Control” is defined in Section 8.7(g).

“Change in Control Notice” is defined in Section 8.7(a)

“Change in Control Proposed Prepayment Date” is defined in Section 8.7(b).

“CISADA” means the Comprehensive Iran Sanctions, Accountability and Divestment Act, as amended from time to time.

“Closing” is defined in Section 3.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

“Company” is defined in the Preamble.

“Confidential Information” is defined in Section 20.

“Construction-In-Process Property” means, as of any date, any Property that is a Core Property or a Non-Core Property that is under development or is scheduled to commence development within 12 months from such date until the earlier of (a) the one year anniversary date of project completion with respect to such Construction-In-Process Property or (b) the second fiscal quarter for which financial results have been reported after such Construction-In-Process Property achieves an Occupancy Rate of 85%.

“Construction-In-Process Value” means cash expenditures for land and improvements (including indirect costs internally allocated and development costs) determined in accordance with GAAP on all Construction-In-Process Properties.

“Controlled Entity” means (a) any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates and (b) if the Company has a parent company, such parent company and its Controlled Affiliates. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Core Property” means any Property which is (a) leased or intended to be leased to tenants primarily for retail use or (b) a mixed use property, the majority of the NOI from which is attributable to leases to tenants primarily for retail use.

“Customary Non-Recourse Debt Guaranty” shall have the meaning set forth in the definition of Indebtedness.

“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

“Default Rate” means, with respect to any Note, that per annum rate of interest that is the greater of (a) 2.00% above the rate of interest stated in clause (a) of the first paragraph of such Note or (b) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. in New York, New York as its “base” or “prime” rate.

“Derivatives Contract” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.  Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.

“Derivatives Termination Value” means, in respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts.

“Disclosure Documents” is defined in Section 5.3.

“Discounted Value” is defined in Section 8.6.

“EBITDA” means, with respect to a Person for any period (without duplication):  (a) net income (loss) of such Person for such period determined on a consolidated basis (before minority interests), exclusive of the following (but only to the extent included in determination of such net income (loss)):  (1) depreciation and amortization expense; (2) Interest Expense; (3) income tax expense; (4) extraordinary or non-recurring gains and losses, including, without limitation, gains or losses associated with the sale of operating Properties and charges associated with any write-off of development expenses; (5) other non-cash items and impairment charges, including, without limitation, non-cash losses or gains associated with (i) the grant of equity interests to employees, officers and directors, (ii) hedging activities, (iii) impairment of goodwill and (iv) one-time accounting adjustments; (6) charges (including any premiums or make-whole amounts) associated with any prepayment, redemption or repurchase of indebtedness or early retirement of preferred stock; and (7) costs in connection with acquisitions, including non-capitalized costs incurred in connection with acquisitions that fail to close; plus (b) such Person’s pro rata share of EBITDA of its Unconsolidated Affiliates.  EBITDA shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141.

“EDGAR” means the SEC’s Electronic Data Gathering, Analysis and Retrieval System or any successor SEC electronic filing system for such purposes.

“Eligible Unencumbered Pool Property” means a Core Property or a Non-Core Property which satisfies all of the following requirements:  (a) such Property is owned in fee simple, or leased under a Ground Lease, entirely by, the Company or a Wholly-Owned Subsidiary or, if it is Unencumbered Controlled Pool Property, an Unencumbered Pool Property Controlled Subsidiary which in each case is also a Borrowing Base Subsidiary; (b) neither such Property, nor any interest of the Company or any Subsidiary therein, is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (f) or (g) of the definition of Permitted Liens or Permitted Environmental Liens)) or a Negative Pledge; (c) if such Property is owned or leased by a Borrowing Base Subsidiary (1) none of the Company’s direct or indirect ownership interest in such Borrowing Base Subsidiary is subject to any Lien (other than Permitted Liens (but not Liens of the type described in clause (f) or (g) of the definition of Permitted Liens or Permitted Environmental Liens)) or to a Negative Pledge and (2) the Company directly, or indirectly through a Subsidiary, has the right to take the following actions without the need to obtain the consent of any Person:  (i) to sell, transfer or otherwise dispose of such Property and (ii) to create a Lien on such Property as security for Indebtedness of the Company or such Borrowing Base Subsidiary, as applicable; provided, however, that the requirements of clauses (b) and (c) shall not prohibit (A) a Negative Pledge or limitation on sale in favor of an arm’s-length purchaser of a customary nature relating to Property subject to a contract for sale so long as such Negative Pledge or limitation on sale pertains solely to such Property being sold and ceases to apply upon the closing of such sale or the termination of such contract or (B) the negative pledge set forth in Section 10.5 of the Material Credit Facility as in effect on the Execution Date or any other negative pledge provision contained in any other document, instrument or agreement that is no more restrictive than such negative pledge provision; (d) such Property is free of all structural defects or major architectural deficiencies, title defects, environmental conditions or other adverse matters except for defects, deficiencies, conditions or other matters individually or collectively which are not material to the profitable operation of such Property; and (e) neither such Borrowing Base Subsidiary nor any other Subsidiary of the Company directly or indirectly owning an interest therein has created, incurred, acquired, assumed, suffered to exist or is or becomes otherwise liable with respect to any Indebtedness (whether as a borrower, co-borrower, guarantor or otherwise), other than Unsecured Indebtedness of such other Subsidiary provided that, such Subsidiary is then or concurrently therewith shall become, a Subsidiary Guarantor.

“Environmental Laws” means any Applicable Law relating to environmental protection or the manufacture, storage, remediation, disposal or cleanup of Hazardous Materials including, without limitation, the following:  Clean Air Act, 42 U.S.C. § 7401 et seq.; Federal Water Pollution Control Act, 33 U.S.C. § 1251 et seq.; Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq.; Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq.; National Environmental Policy Act, 42 U.S.C. § 4321 et seq.; regulations of the Environmental Protection Agency and any applicable rule of common law and any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

“Equity Interest” means, with respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

“Event of Default” is defined in Section 11.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Execution Date” is defined in Section 3.

“Financial Covenant” means any covenant (whether set forth as a covenant, undertaking, event of default, restriction, prepayment event or other such provision) that requires the Parent, the Company and/or any Subsidiary to:

(a)                                 maintain a specified level of net worth, shareholders’ equity, total assets, unencumbered assets, cash flow, net income, occupancy rate or lease term;

(b)                                 maintain any relationship of any component of its capital structure to any other component thereof (including the relationship of indebtedness, subsidiary indebtedness, senior indebtedness, secured indebtedness, unsecured indebtedness, or subordinated indebtedness to total capitalization, total assets, unencumbered assets or to net worth);

(c)                                  maintain any measure of its ability to service its indebtedness (including, without limitation, exceeding any specified ratio of revenues, cash flow, operating income or net income to indebtedness, interest expense, rental expense, capital expenditures and/or scheduled payments of indebtedness); or

(d)                                 restrict the amount or type of its investments;

but in all cases excluding any such covenant that amounts to a negative pledge or a sale of assets limitation.

“Fixed Charges” means, on any date of determination, the sum of (a) Interest Expense of the Parent, the Company and each Subsidiary determined on a consolidated basis for the period of two fiscal quarters most recently ended, (b) all regularly scheduled principal payments made with respect to Indebtedness of the Parent, the Company and each Subsidiary during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, and (c) all Preferred Dividends paid during such period.  Fixed Charges shall include a proportionate share of items (a) and (b) of all Unconsolidated Affiliates for such period.

“Form 10-K” is defined in Section 7.1(b).

“Form 10-Q” is defined in Section 7.1(a).

“Funds From Operations” means, with respect to a Person and for a given period, (a) net income (loss) of such Person computed in accordance with GAAP, calculated without regard to (1) gains (or losses) from debt restructuring and sales of property during such period, and (2) charges for impairment of real estate, plus (b) depreciation with respect to such Person’s real estate assets and amortization (other than amortization of deferred financing costs) of such Person for such period, plus (c) other non-cash items (other than amortization of deferred financing costs), plus (d) costs in connection with acquisitions, all after adjustment for unconsolidated partnerships and joint ventures, plus (e) extraordinary and non-recurring gains and losses.  Adjustments for Unconsolidated Affiliates will be calculated to reflect funds from operations on the same basis.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Governmental Authority” means

(a)                        the government of

(1)                         the United States of America or any state or other political subdivision thereof, or

(2)                         any other jurisdiction in which the Parent, the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Parent, the Company or any Subsidiary, or

(b)                         any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

“Governmental Official” means any governmental official or employee, employee of any government-owned or government-controlled entity, political party, any official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity.

“Ground Lease” means a ground lease containing the following terms and conditions:  (a) a remaining term (exclusive of any unexercised extension options) of 25 years or more from the Execution Date; (b) the right of the lessee to mortgage and encumber its interest in the leased property without the consent of the lessor; (c) the obligation of the lessor to give the holder of any mortgage Lien on such leased property written notice of any defaults on the part of the lessee and agreement of such lessor that such lease will not be terminated until such holder has had a reasonable opportunity to cure or complete foreclosures, and fails to do so; (d) reasonable transferability of the lessee’s interest under such lease, including ability to sublease; and (e) such other rights customarily required by mortgagees making a loan secured by the interest of the holder of the leasehold estate demised pursuant to a ground lease.

“Guaranty,” “Guaranteed,” “Guarantying” or to “Guarantee” as applied to any obligation means and includes:  (a) a guaranty (other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business), directly or indirectly, in any manner, of any part or all of such obligation, or (b) an agreement, direct or indirect, contingent or otherwise, and whether or not constituting a guaranty, the practical effect of which is to assure the payment or performance (or payment of damages in the event of nonperformance) of any part or all of such obligation whether by:  (1) the purchase of securities or obligations, (2) the purchase, sale or lease (as lessee or lessor) of property or the purchase or sale of services primarily for the purpose of enabling the obligor with respect to such obligation to make any payment or performance (or payment of damages in the event of nonperformance) of or on account of any part or all of such obligation, or to assure the owner of such obligation against loss, (3) the supplying of funds to or in any other manner investing in the obligor with respect to such obligation, (4) repayment of amounts drawn down by beneficiaries of letters of credit, or (5) the supplying of funds to or investing in a Person on account of all or any part of such Person’s obligation under a Guaranty of any obligation or indemnifying or holding harmless, in any way, such Person against any part or all of such obligation.  As the context requires, “Guaranty” shall also mean any Subsidiary Guaranty entered into by a Subsidiary Guarantor and the Springing Parent Guaranty upon the occurrence of a Springing Recourse Event.

“Hazardous Materials” means all or any of the following:  (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable Environmental Laws as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances” or any other formulation intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, “TCLP” toxicity or “EP toxicity”; (b) oil, petroleum or petroleum derived substances, natural gas, natural gas liquids or synthetic gas and drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (c) any flammable substances or explosives or any radioactive materials; (d) asbestos in any form; (e) toxic mold; and (f) electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million.

“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1, provided, however, that if such Person is a nominee, then for the purposes of Sections 7, 8.7, 8.8, 12, 17.2 and 18 and any related definitions in this Schedule B, “holder” shall mean the beneficial owner of such Note whose name and address appears in such register.

“Indebtedness” means, with respect to a Person, at the time of computation thereof, all of the following (without duplication):  (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than 180 days past due); (b) all obligations of such Person, whether or not for money borrowed (1) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (2) evidenced by bonds, debentures, notes or similar instruments, or (3) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) Capitalized Lease Obligations of such Person; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (g) all obligations of such Person in respect of any purchase obligation (except for obligations under a purchase agreement for real estate or a real estate company), repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent the obligation can be satisfied by the issuance of Equity Interests (other than Mandatorily Redeemable Stock)); (h) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (i) all Indebtedness of other Persons which such Person has Guaranteed or is otherwise recourse to such Person, including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder (except for guaranties of customary exceptions for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy and other similar customary exceptions to recourse liability (a “Customary Nonrecourse Debt Guaranty”) until a claim is made with respect thereto; provided that if the Company reasonably believes that the liability with respect to such claim will be less than the Indebtedness to which it relates, the Company may include such lesser amount if and to the extent it is then permitted to do so under the Material Credit Facility); (j) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation; and (k) such Person’s pro rata share of the Indebtedness of any Unconsolidated Affiliate of such Person.  Indebtedness of any Person pursuant to clause (i) of this definition as a result of such Person’s status as a general partner of a partnership shall be calculated to give effect to any limitations on recourse to the general partner in the documents evidencing such Indebtedness.

“INHAM Exemption” is defined in Section 6.2(e).

“Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 10% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

“Interest Expense” means, with respect to any Person, on any date of determination, without duplication, (a) total interest expense of such Person excluding any non-cash interest expense incurred (in accordance with GAAP) for the period of two fiscal quarters most recently ended, determined on a consolidated basis for such period, plus (b) such Person’s pro rata share of Interest Expense of Unconsolidated Affiliates for such period.

“Investment” means, with respect to any Person, any acquisition or investment (whether or not of a controlling interest) by such Person, by means of any of the following:  (a) the purchase or other acquisition of any Equity Interest in another Person, (b) a loan, advance or extension of credit to, capital contribution to, Guaranty of Indebtedness of, or purchase or other acquisition of any Indebtedness of, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute the business or a division or operating unit of another Person.  Any binding commitment to make an Investment in any other Person, as well as any option of another Person to require an Investment in such Person, shall constitute an Investment.  Except as expressly provided otherwise, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Rating” means a Credit Rating of “BBB-” or better by S&P or “Baa3” or better by Moody’s.

“Leverage Ratio” means, as of any date, the ratio of (a) the then-current Total Indebtedness to (b) the then-current Total Asset Value.

“Lien” as applied to the property of any Person means:  (a) any security interest, encumbrance, mortgage, deed to secure debt, deed of trust, assignment of leases and rents, pledge, lien, charge or lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security title or encumbrance of any kind in respect of any property of such Person, or upon the income, rents or profits therefrom; (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person; (c) the filing of any financing statement under the Uniform Commercial Code or its equivalent in any jurisdiction, other than any precautionary filing not otherwise constituting or giving rise to a Lien, including a financing statement filed (1) in respect of a lease not constituting a Capitalized Lease Obligation pursuant to Section 9-505 (or a successor provision) of the Uniform Commercial Code or its equivalent as in effect in an applicable jurisdiction or (2) in connection with a sale or other disposition of accounts or other assets not prohibited by this

Agreement in a transaction not otherwise constituting or giving rise to a Lien; and (d) any agreement by such Person to grant, give or otherwise convey any of the foregoing.  Any requirement in documentation evidencing or governing Unsecured Indebtedness that requires that such Unsecured Indebtedness be secured on an “equal and ratable” basis to the extent that other Unsecured Indebtedness is secured shall not constitute a Lien or a Negative Pledge, but there shall be a Lien to the extent any such security is granted.

“Make-Whole Amount” is defined in Section 8.6.

“Mandatorily Redeemable Stock” means, with respect to any Person, any Equity Interest of such Person which by the terms of such Equity Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Equity Interest to the extent redeemable in exchange for common stock or other equivalent common Equity Interests), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Equity Interest which is redeemable solely in exchange for common stock or other equivalent common Equity Interests), in each case on or prior to the date on which the Notes with the latest Maturity Date are scheduled to be due and payable in full.

“Marketable Securities” means Investments in capital stock or debt securities issued by any Person (other than the Company, the Parent, or an Unconsolidated Affiliate) which are publicly traded on a national exchange, excluding Cash Equivalents.

“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Parent and its Subsidiaries or the Company and its Subsidiaries, in each case, taken as a whole.

“Material Acquisition” means (a) a single acquisition by the Company or any of its Subsidiaries of properties or assets for a gross purchase price equal to or in excess of 10% of Total Asset Value (determined without giving effect to such acquisition) or (b) one or more acquisitions by the Company or any of its Subsidiaries of properties or assets in any two consecutive fiscal quarters for an aggregate gross purchase price equal to or in excess of 10% of Total Asset Value (determined without giving effect to such acquisitions).

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Parent and its Subsidiaries or the Company and its Subsidiaries, in each case, taken as a whole, (b) the ability of the Parent, the Company and the Subsidiary Guarantors, taken as a whole, to perform their obligations under this Agreement, the Notes, the Springing Parent Guaranty (after the occurrence of a Springing Recourse Event) and any Subsidiary Guaranty or (c) the validity or enforceability of this Agreement, the Notes, the Springing Parent Guaranty or any Subsidiary Guaranty.

“Material Credit Facility” means the Fourth Amended and Restated Credit Agreement dated as of July 1, 2014 by and among the Company, as Borrower, Keybank National

Association, as Administrative Agent, and the other banks party thereto, including (a) any renewals, extensions, amendments, supplements, restatements, replacements (including, without limitation, by one or more bilateral credit agreements with the Company and/or the Parent) or refinancing thereof and (b) any successor agreement thereto whether such successor bank credit agreement is entered into concurrently with the termination of the existing bank credit agreement or at any time thereafter if no new bank credit agreement is concurrently then entered into.

“Material Indebtedness” is defined in Section 11(f).

“Material Subsidiary” means any Subsidiary of the Parent or the Company to which 5% or more of Total Asset Value is attributable.

“Maturity Date” is defined in the first paragraph of each Note.

“Memorandum” is defined in Section 5.3.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage” means a mortgage, deed of trust, deed to secure debt or similar security instrument made by a Person owning an interest in real property granting a Lien on such interest in real property as security for the payment of Indebtedness of such Person or another Person.

“Mortgage Note Receivable” means a promissory note secured by a Mortgage of which the Parent, the Company or any Subsidiary is the holder and retains the rights of collection of all payments thereunder.

“Most Favored Lender Notice” means, in respect of any Additional Covenant, a written notice from the Company giving notice of such Additional Covenant, including therein a verbatim statement of such Additional Covenant, together with any definitions incorporated therein.

“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

“NAIC” means the National Association of Insurance Commissioners or any successor thereto.

“Negative Pledge” means, with respect to a given asset, any provision of a document, instrument or agreement (other than this Agreement, the Springing Parent Guaranty or any Subsidiary Guaranty) which prohibits or purports to prohibit the creation or assumption of any Lien on such asset as security for Indebtedness of the Person owning such asset or any other Person; provided, however, that an agreement that conditions a Person’s ability to encumber its assets (a) in order to be included in a pool of unencumbered assets to comply with financial covenant ratios with respect to Unsecured Indebtedness or (b) upon the maintenance of one or more specified ratios that limit such Person’s ability to encumber its assets but that in each case do not generally prohibit the encumbrance of its assets, or the encumbrance of specific assets, shall not constitute a Negative Pledge.

“Net Operating Income” or “NOI” means, for any Property and for a given period, the sum of the following (without duplication and determined on a consistent basis with prior periods):  (a) rents and other revenues received in the ordinary course from such Property (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid (excluding interest) related to the ownership, operation or maintenance of such Property, including but not limited to, an appropriate accrual for property taxes and insurance, assessments and the like, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Property, but specifically excluding general overhead expenses of the Company or any Subsidiary and any property management fees) minus (c) the Capital Reserves for such Property as of the end of such period minus (d) an imputed management fee in the amount of 3.0% of the gross revenues for such Property for such period.  Net Operating Income of a Person shall include such Person’s pro rata share of Net Operating Income of its Unconsolidated Affiliates.  Net Operating Income shall be adjusted to remove any impact from straight line rent leveling adjustments required under GAAP and amortization of intangibles pursuant to Statement of Financial Accounting Standards number 141.  For purposes of determining the Unencumbered Pool Value, the Company’s or a Borrowing Base Subsidiary’s share of the Net Operating Income from such Property shall be utilized instead of the Net Operating Income from such Property.

“Non-Core Property” means any Property which is (a) not operated as a retail property or (b) a mixed use property that does not have the majority of the NOI from which is attributable to leases to tenants primarily for retail use.

“Non-Recourse Indebtedness” means, with respect to a Person, Indebtedness for borrowed money in respect of which recourse for payment (except for customary exceptions, such as for fraud, misapplication of funds, environmental indemnities, voluntary bankruptcy, collusive involuntary bankruptcy, and other customary exceptions to recourse liability of a similar nature until a claim is made with respect thereto; provided that if the Company reasonably believes that the liability with respect to such claim will be less than the Indebtedness to which it relates, the Company may include such lesser amount if and to the extent it is then permitted to do so under the Material Credit Facility) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“Notes” is defined in Section 1.

“Occupancy Rate” means, with respect to a Property at any time, the ratio, expressed as a percentage, of (a) the net rentable square footage of such Property actually occupied by tenants that are not Affiliates paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no monetary default has occurred and has continued unremedied for 30 or more days to (b) the aggregate net rentable square footage of such Property.  For purposes of the definition of “Occupancy Rate,” a tenant shall be deemed to actually occupy a Property notwithstanding a temporary cessation of operations for renovation, repairs or other temporary reason.

“OFAC” is defined in Section 5.16(a).

“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means any economic or trade sanction that OFAC is responsible for administering and enforcing.  A list of OFAC Sanctions Programs may be found at
http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx.

“Off-Balance Sheet Obligations” means liabilities and obligations of the Parent, the Company, any Subsidiary or any other Person in respect of “off-balance sheet arrangements” (as defined in the SEC Off-Balance Sheet Rules) which the Parent would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of the Parent’s report on Form 10-Q or Form 10-K (or their equivalents) which the Parent is required to file with the SEC.  As used in this definition, the term “SEC Off-Balance Sheet Rules” means the Disclosure in Management’s Discussion and Analysis About Off Balance Sheet Arrangements, Securities Act Release No. 33-8182, 68 Fed. Reg. 5982 (Feb. 5, 2003) (codified at 17 CFR pts. 228, 229 and 249).

“Officer’s Certificate” means, with respect to any Person, a certificate of a Senior Financial Officer or of any other officer of such Person or such Person’s general partner, manager or member whose responsibilities extend to the subject matter of such certificate.

“Parent” means Kite Realty Group Trust, a real estate investment trust formed under the laws of the State of Maryland.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

“Permitted Environmental Liens” means any Lien arising out of or related to any Environmental Laws (a) which is being contested in good faith by appropriate proceedings which operate to suspend the enforcement thereof and for which adequate reserves have been established in accordance with GAAP, (b) which has been bonded-off in a reasonable manner, or (c) consisting of restrictions on the use of real property, which restrictions do not materially detract from the value, financeability or marketability of such property or impair the intended use thereof in the business of the Parent, the Company or any Subsidiary.

“Permitted Liens” means, as to any asset or property of a Person:  (a) Liens securing taxes, assessments and other charges or levies imposed by any Governmental Authority (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws (other than Permitted Environmental Liens)) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, which are not at the time required to be paid or discharged under Section 9.4; (b) Liens consisting of deposits or pledges made, in the ordinary course of business, in connection with, or to secure payment of, obligations under workers’ compensation, unemployment insurance or similar applicable laws; (c) Liens consisting of encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property, which do not materially detract from the value of such property or impair the intended use thereof in the business of such Person; (d) the rights of tenants under leases or subleases not interfering with the ordinary conduct of business of such Person; (e) Liens securing the Notes; (f) Liens in favor of the Parent, the Company or a Subsidiary Guarantor securing obligations owing by a Subsidiary to the Parent, the Company or another Subsidiary Guarantor; and (g) Liens in existence as of the Execution Date and set forth on Schedule 5.10(b).

“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

“Preferred Dividends” means, for any period and without duplication, all Restricted Payments paid during such period on Preferred Equity Interests issued by the Parent or a Subsidiary.  Preferred Dividends shall not include dividends or distributions (a) paid or payable solely in Equity Interests (other than Mandatorily Redeemable Stock) payable to holders of such class of Equity Interests, (b) paid or payable to the Parent or a Subsidiary, or (c) constituting or resulting in the redemption of Preferred Equity Interests, other than scheduled redemptions not constituting balloon, bullet or similar redemptions in full.

“Preferred Equity Interests” means, with respect to any Person, Equity Interests in such Person which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation or both.

“Property” means any parcel of real property owned or leased (in whole or in part) or operated by the Parent, the Company, any Subsidiary or any Unconsolidated Affiliate of the Parent and which is located in a contiguous state of the United States of America or the District of Columbia.

“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

“PTE” is defined in Section 6.2(a).

“Purchaser” or “Purchasers” means each of the purchasers that has executed and delivered this Agreement to the Company and such Purchaser’s successors and assigns (so long as any such assignment complies with Section 13.2), provided, however, that any Purchaser of a Note that ceases to be the registered holder or a beneficial owner (through a nominee) of such

Note as the result of a transfer thereof pursuant to Section 13.2 shall cease to be included within the meaning of “Purchaser” of such Note for the purposes of this Agreement upon such transfer.

“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

“QPAM Exemption” is defined in Section 6.2(d).

“Ratable Portion” for any Note means an amount equal to the product of (a) the amount of outstanding Indebtedness required to be prepaid pursuant to the first sentence of the last paragraph of Section 11 multiplied by (b) a fraction, the numerator of which is the aggregate outstanding principal amount of such Note and the denominator of which is the aggregate outstanding principal amount of all Indebtedness receiving any repayment or prepayment (or offer thereof) pursuant to the last paragraph of Section 11.

“Rating Agency” means S&P or Moody’s.

“Recourse Indebtedness” means all Indebtedness of the Parent, the Company or any Subsidiary which does not constitute Non-Recourse Indebtedness, determined on a consolidated basis.

“Reinvestment Yield” is defined in Section 8.6.

“REIT” means a Person qualifying for treatment as a “real estate investment trust” as defined in Section 856 of the Code.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

“Remaining Average Life” is defined in Section 8.6.

“Remaining Scheduled Payments” is defined in Section 8.6.

“Renovation Property” means any Property which is a Core Property or a Non-Core Property where more than 10% of the net rentable square footage of such Property is vacant due to renovations being made at such Property.

“Required Holders” means at any time (a) prior to the Closing, the Purchasers and (b) on or after the Closing, the holders of more than 50% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Parent, the Company or any Affiliate).

“Responsible Officer” means any Senior Financial Officer and any other officer of the Company or the Parent with responsibility for the administration of the relevant portion of this Agreement.

“Restricted Payment” means:  (a) any dividend or other distribution, direct or indirect, on account of any Equity Interest of the Parent, the Company or any Subsidiary now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) any redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity Interest of the Company or any Subsidiary now or hereafter outstanding; and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of the Parent, the Company or any Subsidiary now or hereafter outstanding; provided that clause (b) shall also apply to the Parent at any time when such actions taken by the Parent are treated as “restricted payments” under the Material Credit Facility.

“SEC” means the Securities and Exchange Commission of the United States, or any successor thereto.

“Section 8.8 Prepayment Date” is defined in Section 8.8.

“Section 8.8 Prepayment Event” is defined in Section 8.8.

“Secured Indebtedness” means any Indebtedness of a Person that is secured by a Lien on a Property or on any ownership interests in any other Person or on any other assets (provided that the portion of such Indebtedness included in “Secured Indebtedness” shall not exceed the sum of the aggregate value of the assets securing such Indebtedness at the time such Indebtedness was incurred, plus the aggregate value of any improvements to such assets, plus the value of any additional assets provided to secure such Indebtedness).  Notwithstanding the foregoing, Secured Indebtedness shall exclude Indebtedness that (a) is secured solely by ownership interests in another Person that owns a Property which is encumbered by a mortgage securing Indebtedness and (b) is Recourse Indebtedness; provided that this sentence shall not apply at any time when the same or a substantively similar exclusion no longer appears in the definition of “Secured Indebtedness” in the Material Credit Facility.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“Senior Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person or such Person’s general partner.

“Series A Notes” is defined in Section 1.

“Series B Notes” is defined in Section 1.

“Series C Notes” is defined in Section 1.

“Settlement Date” is defined in Section 8.6.

“Solvent” means, when used with respect to any Person, that (a) the fair value and the fair salable value of its assets (excluding any Indebtedness due from any affiliate of such Person) are each in excess of the fair valuation of its total liabilities (including all contingent liabilities computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that could reasonably be expected to become an actual and matured liability); (b) such Person is able to pay its debts or other obligations in the ordinary course as they mature; and (c) such Person has capital not unreasonably small to carry on its business and all business in which it proposes to be engaged.

“Source” is defined in Section 6.2.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

“Springing Parent Guaranty” is defined in Section 2.2.

“Springing Recourse Event” has the meaning set forth in the Springing Parent Guaranty.

“Subsidiary” means, for any Person, any corporation, partnership or other entity of which at least a majority of the Equity Interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions of such corporation, partnership or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.  For the avoidance of doubt, each Unencumbered Pool Property Controlled Subsidiary shall be deemed to be a Subsidiary of the Company.  Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Parent.

“Subsidiary Guarantor” means each Subsidiary that has executed and delivered a Subsidiary Guaranty.

“Subsidiary Guaranty” is defined in Section 9.9(a).

“Substitute Purchaser” is defined in Section 21.

“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

“Taxable REIT Subsidiary” has the meaning given that term in Section 856(1) of the Code.

“Total Asset Value” means, on any date of determination, the sum of all of the following of the Company and its Subsidiaries on a consolidated basis determined in accordance with

GAAP applied on a consistent basis:  (a) cash and Cash Equivalents, plus (b) with respect to each Property that is a Core Property or a Non-Core Property then owned by the Company or any Subsidiary (but excluding (x) Properties acquired by the Company or any Subsidiary during the immediately preceding four fiscal quarter periods of the Company for which financial results have been reported, (y) Construction-In-Process Properties and (z) Unimproved Land), the quotient of (1) the product of (i) Net Operating Income attributable to such Property for the fiscal two quarters most recently ended for which financial results have been reported, times (ii) 2, divided by (2) the Capitalization Rate, plus (c) the GAAP book value of Properties that are Core Properties or Non-Core Properties then owned which were acquired during the four fiscal quarters most recently ended for which financial results have been reported, plus (d) the aggregate Construction-In-Process Value of each Construction-In-Process Property then owned, plus (e) the GAAP book value of those portions of Renovation Properties which are then vacant and under renovation, Unimproved Land, Mortgage Note Receivables and other promissory notes then owned, plus (f) Marketable Securities.  The Company’s pro rata share of assets held by Unconsolidated Affiliates will be included in Total Asset Value calculations consistent with the above described treatment for wholly owned assets.

“Total Indebtedness” means all Indebtedness of the Parent, the Company and all Subsidiaries determined on a consolidated basis.

“Unconsolidated Affiliate” means, with respect to any Person, any other Person in whom such Person holds an Investment, which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such Person on the consolidated financial statements of such Person.

“Unencumbered Controlled Pool Property” means the Properties that are owned (or ground leased under a Ground Lease) by an Unencumbered Pool Property Controlled Subsidiary.

“Unencumbered Pool” means, as of any date of determination, (a) each Eligible Unencumbered Pool Property as of such date, plus (b) any Property approved by the Required Holders in writing for inclusion in the Unencumbered Pool as of such date, minus (c) any Eligible Unencumbered Pool Property or portion thereof that is otherwise excluded from the “unencumbered pool” under the Material Credit Facility as of such date.

“Unencumbered Pool Property” means a Property then included in the Unencumbered Pool.  An Unencumbered Controlled Pool Property may be an Unencumbered Pool Property subject to the terms hereof.

“Unencumbered Pool Property Controlled Subsidiary” means each of Inland Diversified Las Vegas Craig, L.L.C. and Inland Diversified North Las Vegas Losee, L.L.C., provided that such Persons shall only qualify as an Unencumbered Pool Property Controlled Subsidiary if at all times (a) the Company or a Wholly-Owned Subsidiary of the Company is the managing member of the sole members of such Person (the “Upper Tier Venture”), (b) the Company or a Wholly-Owned Subsidiary of the Company owns at least a majority of the economic interest in such Person and the Upper Tier Venture, (c) the Company or a Wholly-

Owned Subsidiary of the Company controls all operational, financing, sale and investment decisions related to such Unencumbered Controlled Pool Property (or the remedy for selling the applicable Property prior to December 27, 2018 without the consent of the holders of the balance of the interests in the Upper Tier Venture would be to allow such holders to require the redemption of their interest), (d) the Unencumbered Pool Property Controlled Subsidiary and the Upper Tier Venture have the power and authority without any limit to cause the Unencumbered Pool Property Controlled Subsidiary to be a Subsidiary Guarantor and to grant a Lien to secure the Notes, and (e) there is no contractual provision or agreement with the holder of the balance of the interests in the Upper Tier Venture and/or Unencumbered Pool Property Controlled Subsidiary that provides such holder with the right (1) to change or replace management of such Unencumbered Pool Property Controlled Subsidiary or Upper Tier Venture, (2) to obtain additional consent or approval rights, or (3) to acquire the direct or indirect interest of the Company in such Unencumbered Pool Property Controlled Subsidiary or Upper Tier Venture, upon non-payment of any distributions to it or other default by the Company or other Wholly-Owned Subsidiary of the Company.

“Unencumbered Pool Value” means, as of any date of determination, (a) (1) the annualized aggregate NOI attributable to then-current Unencumbered Pool Properties included in the Unencumbered Pool for the period of two fiscal quarters most recently ended for which financial results of the Parent have been reported (excluding 100% of the NOI attributable to any such Properties which constitute, as of such date, either Construction-In-Process Properties or Non-Core Properties, or which are not owned by the Company or a Wholly-Owned Subsidiary of the Company or an Unencumbered Pool Property Controlled Subsidiary for at least the four immediately preceding full fiscal quarters for which financial results of the Company have been reported (or which are no longer owned by the Company or a Wholly-Owned Subsidiary of the Company or an Unencumbered Pool Property Controlled Subsidiary as of such date)) divided by (2) the Capitalization Rate, plus (b) the value, at cost, of all Unencumbered Pool Properties included in the Unencumbered Pool acquired by the Company or a Wholly-Owned Subsidiary of the Company or an Unencumbered Pool Property Controlled Subsidiary during the four immediately preceding full fiscal quarters for which financial results of the Company have been reported, plus (c) the value, at cost, of any Unencumbered Pool Properties included in the Unencumbered Pool that are either Non-Core Properties or Construction-In-Process Properties and of those portions of the Eligible Unencumbered Pool Properties which are also Renovation Properties which are then vacant and under renovation, provided, however, in no event shall the amount added under clause (c) herein on account of Non-Core Properties, Construction-In-Process Properties and such portions of Renovation Properties constitute more than 15% of the total Unencumbered Pool Value or shall the total amount of Unencumbered Pool Value attributable to Unencumbered Pool Properties leased by the Company and the Borrowing Base Subsidiaries under Ground Leases constitute more than 15% of the total Unencumbered Pool Value, and provided further that if any Renovation Property is an Unencumbered Controlled Pool Property, the cost attributable to such Property shall be adjusted in a reasonable manner to account for the minority interest in such Property.

“Unimproved Land” means, on any date of determination, land on which no development (other than improvements that are not material and are temporary in nature) has occurred and for which no development is scheduled in the following 12 months.

“Unsecured Indebtedness” means with respect to any Person, all Indebtedness of such person for borrowed money (which for the purposes hereof shall include all actual or potential reimbursement obligations with respect to letters of credit (whether or not the same have been presented for payment)) that does not constitute Secured Indebtedness.

“USA PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

“U.S. Economic Sanctions” is defined in Section 5.16(a).

“Wholly-Owned Subsidiary” means any Subsidiary of a Person in respect of which all of the equity securities or other ownership interests (other than, in the case of a corporation, directors’ qualifying shares) are at the time directly or indirectly owned or controlled by such Person or one or more other Wholly-Owned Subsidiaries of such Person or by such Person and one or more other Wholly-Owned Subsidiaries of such Person.

FORM OF SERIES A NOTE

KITE REALTY GROUP, L.P.

4.23% SERIES A SENIOR NOTE DUE SEPTEMBER 10, 2023

No. AR-	, 20

$	PPN 49803# AA0

FOR VALUE RECEIVED, the undersigned, KITE REALTY GROUP, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to             , or registered assigns, the principal sum of                       DOLLARS (or so much thereof as shall not have been prepaid) on September 10, 2023 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.23% per annum from the date hereof, payable semiannually, on the tenth day of March and September in each year, commencing with the March 10 or September 10 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.23% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York, as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(a)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its sole General Partner

By
Name:
Title:

S-1(a)-2

FORM OF SERIES B NOTE

KITE REALTY GROUP, L.P.

4.47% SERIES B SENIOR NOTE DUE SEPTEMBER 10, 2025

No. BR-	, 20

$	PPN 49803# AB8

FOR VALUE RECEIVED, the undersigned, KITE REALTY GROUP, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to             , or registered assigns, the principal sum of                       DOLLARS (or so much thereof as shall not have been prepaid) on September 10, 2025 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.47% per annum from the date hereof, payable semiannually, on the tenth day of March and September in each year, commencing with the March 10 or September 10 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.47% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(b)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its sole General Partner

By
Name:
Title:

S-1(b)-2

FORM OF SERIES C NOTE

KITE REALTY GROUP, L.P.

4.57% SERIES C SENIOR NOTE DUE SEPTEMBER 10, 2027

No. CR-	, 20

$	PPN 49803# AC6

FOR VALUE RECEIVED, the undersigned, KITE REALTY GROUP, L.P. (herein called the “Company”), a limited partnership organized and existing under the laws of the State of Delaware, hereby promises to pay to             , or registered assigns, the principal sum of                       DOLLARS (or so much thereof as shall not have been prepaid) on September 10, 2027 (the “Maturity Date”), with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.57% per annum from the date hereof, payable semiannually, on the tenth day of March and September in each year, commencing with the March 10 or September 10 next succeeding the date hereof, and on the Maturity Date, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, (1) on any overdue payment of interest and (2) during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make-Whole Amount, at a rate per annum from time to time equal to the greater of (i) 6.57% or (ii) 2.00% over the rate of interest publicly announced by JPMorgan Chase Bank, N.A. from time to time in New York, New York as its “base” or “prime” rate, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of JPMorgan Chase Bank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of August 28, 2015 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof.  Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement.  Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in

SCHEDULE 1(c)
(to Note Purchase Agreement)

writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Company may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

KITE REALTY GROUP, L.P.

By:	Kite Realty Group Trust,
its sole General Partner

By
Name:
Title:

S-1(c)-2

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PARENT AND THE COMPANY

The closing opinion of Hogan Lovells US LLP, counsel for the Parent and the Company, which is called for by Section 4.4(a) of the Agreement, shall be dated the Closing Date and addressed to each Purchaser, shall be satisfactory in scope and form to each Purchaser and shall be to the effect that:

(a)                                 (i)                                     The Company is validly existing as a limited partnership and in good standing as of the date of the Company Good Standing Certificate under the laws of the State of Delaware.  The Company has the limited partnership power to own and operate its current properties and to transact the business in which it is currently engaged as described in the Annual Report.

(ii)                                  The Company is authorized to transact business as of the date of the Company Foreign Qualification Certificate in the State of Indiana.

(b)                                 (i)                                     The Parent is validly existing as a real estate investment trust and in good standing as of the date of the Parent Good Standing Certificate under the laws of the State of Maryland.  The Parent has the real estate investment trust power to own and operate its current properties and to transact the business in which it is currently engaged as described in the Annual Report.

(ii)                                  The Parent is authorized to transact business as of the date of the Parent Foreign Qualification Certificate in the State of Indiana.

(c)                                  (i)                                     The Company has the partnership power to execute, deliver and perform the Note Documents to which it is a party.  The execution, delivery and performance by the Company of the Note Documents to which it is a party have been duly authorized by all necessary partnership action of the Company.

(ii)                                  The Parent has the real estate investment trust power to act as the sole general partner of the Company and, in such capacity, to execute and deliver, in the name and on behalf of the Company, each of the Note Documents to which the Company is a party.  The execution and delivery by the Parent, in the name and on behalf of the Company, of the Note Documents to which the Company is a party have been duly authorized by all necessary real estate investment trust action of the Parent.

(d)                                 The Parent has the real estate investment trust power to execute, deliver and perform the Springing Guaranty.  The execution, delivery and performance by the Parent of the Springing Guaranty have been duly authorized by all necessary real estate investment trust action of the Parent.

SCHEDULE 4.4(a)
(to Note Purchase Agreement)

(e)                                  Each of the Note Documents to which either Covered Party is a party has been duly executed and delivered by or on behalf of each Covered Party.

(f)                                   Each of the Note Documents constitutes a valid and binding obligation of each Covered Party that is a party thereto, enforceable against such Covered Party in accordance with its terms.

(g)                                  The execution and delivery by the Company of the Note Documents to which it is a party and the consummation of the transactions contemplated thereby by the Company, do not (i) violate the DRULPA, the Company Limited Partnership Certificate or the Company Limited Partnership Agreement, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law or (iii) breach or constitute a default under the Note Party Contracts or result in the creation of any lien upon any of the properties of the Company pursuant to the Note Party Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(h)                                 The execution delivery by the Parent of the Springing Guaranty and the consummation by the Parent of the transactions contemplated thereby do not (i) violate the Maryland REIT Law, the Parent Charter or the Parent Bylaws, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law or (iii) breach or constitute a default under the Note Party Contracts or result in the creation of any lien upon any of the properties of the Parent pursuant to the Note Party Contracts (except that we express no opinion with respect to any matters that would require a mathematical calculation or a financial or accounting determination).

(i)                                     No approval or consent of, or registration or filing with, any federal governmental agency, the Delaware Secretary of State or the MSDAT is required to be obtained or made by any Covered Party under the DRUPLA, the Maryland REIT Law, Applicable Federal Law or Applicable State Law in connection with the execution and delivery by each Covered Party of the Note Documents to which it is a party and the consummation by each Covered Party of the transactions contemplated thereby.

(j)                                    The issuance and sale of the Notes, and the use of proceeds thereof, each in accordance with the terms of the Agreement, do not violate Section 7 of the Exchange Act or the Margin Regulations.

(k)                                 No Covered Party is an “investment company” within the meaning of the Investment Company Act.

(l)                                     Based upon and assuming the accuracy of the representations and warranties, and assuming compliance with the covenants and agreements, of the Company and the Purchasers contained in the Agreement, and of the Parent contained in the Springing Guaranty, the offer, sale and delivery of the Notes by the Company or the execution and delivery of the Springing

S-4.4(a)-2

Guaranty to the Purchasers in accordance with the arrangements relating to offers, sales and deliveries of the Notes and the Springing Guaranty contemplated by the Agreement and the Memorandum are not required to be registered under the Securities Act and neither the Agreement nor an indenture is required to be qualified under the Trust Indenture Act; it being understood that no opinion is expressed herein as to any reoffer or resale of a Note subsequent to such initial offer, sale and delivery thereof by the Company to the Purchasers.

The opinion of Hogan Lovells US LLP shall cover such other matters relating to the sale of the Notes as any Purchaser may reasonably request and shall provide that (i) subsequent holders of the Notes may rely upon such opinion and (ii) such opinion may be provided to Governmental Authorities including, without limitation, the National Association of Insurance Commissioners.  With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Parent and the Company.

S-4.4(a)-3

FORM OF OPINION OF SPECIAL COUNSEL
FOR THE PURCHASERS

The closing opinion of Schiff Hardin LLP, special counsel to the Purchasers, called for by Section 4.4(b) of the Agreement, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:

1.                                      The Company is a limited partnership in good standing under the laws of the State of Delaware.

2.                                      The Parent is a real estate investment trust in good standing under the laws of the State of Maryland.

3.                                      The Agreement and the Notes being delivered on the date hereof constitute the legal, valid and binding contracts of the Company enforceable against the Company in accordance with their respective terms.

4.                                      The Springing Parent Guaranty constitutes the legal, valid and binding contract of the Parent enforceable against the Parent in accordance with its terms.

5.                                      The issuance, sale and delivery of the Notes being delivered on the date hereof under the circumstances contemplated by this Agreement do not, under existing law, require the registration of such Notes under the Securities Act or the qualification of an indenture under the Trust Indenture Act of 1939.

The opinion of Schiff Hardin LLP shall also state that the opinion of Hogan Lovells US LLP is satisfactory in scope and form to Schiff Hardin LLP and that, in its opinion, the Purchasers are justified in relying thereon.

The opinion of Schiff Hardin LLP is limited to the laws of the State of New York and the federal laws of the United States.

SCHEDULE 4.4(b)

(to Note Purchase Agreement)

DISCLOSURE MATERIALS

Investor Presentation dated June 2015

SCHEDULE 5.3

(to Note Purchase Agreement)

SUBSIDIARIES OF THE PARENT AND
OWNERSHIP OF SUBSIDIARY STOCK

Part I: Subsidiaries

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Parkside I, LLC	Indiana	Wholly owned by Kite Realty Group, L.P.	N
KRG Parkside II, LLC	Indiana	Wholly owned by Kite Realty Group, L.P.	N
KRG/Atlantic Delray Beach, LLC	Florida

Joint venture between KRG Delray Beach, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) and Atlantic TMD, LLC (an unrelated third party). KRG Delray Beach, LLC owns 50% of the Equity Interests and Atlantic TMD, LLC owns the remaining 50%.

N
50th & 12th, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Brentwood Property Owners’ Association, Inc.	Florida	Owners’ Association for Tarpon Bay Plaza, Naples, FL; consolidated for GAAP purposes	N
Bulwark, LLC	Delaware	Wholly owned subsidiary of Splendido Real Estate, LLC	N
Delray Marketplace Master Association, Inc.	Florida	Owners’ Association for Delray Marketplace, Delray Beach, FL; consolidated for GAAP purposes	N
Eagle Plaza II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Eddy Street Commons at Notre Dame Master Association, Inc.	Indiana	Owners’ Association for Eddy Street Commons, South Bend, IN; consolidated for GAAP purposes	N
Estero Town Commons Property Owners Association, Inc.	Florida	Owners’ Association for Estero Town Commons, Estero, FL; consolidated for GAAP purposes	N
Kite Acworth Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

SCHEDULE 5.4

(to Note Purchase Agreement)

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
Kite Kokomo Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite McCarty State, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite New Jersey, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite Pen, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite Realty Advisors, LLC d/b/a KMI Realty Advisors	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty Construction, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty Development, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty Eddy Street Garage, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty FS Hotel Operators, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty Group, L.P.	Delaware

General partner is Kite Realty Group Trust. As of June 30, 3014, Kite Realty Group Trust owned approximately 97.8% of the common partnership units. The remaining common partnership units are owned by a number of limited partners.

N
Kite Realty Holding, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite Realty Washington Parking, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
Kite Realty/White LS Hotel Operators, LLC	Indiana	Kite Realty Holding, LLC owns 50% interest and White ND LS, LLC owns 50% interest	N
Kite San Antonio, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-2

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Beacon Hill, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Branson Hills IV, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Branson Hills K-II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Branson Hills, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Branson Hills T-III, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Capital, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Cedar Hill Village, LP	Indiana	KRG Texas, LLC is General Partner and Kite Realty Group, L.P. is limited partner	N
KRG Chapel Hill Shopping Center, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG CHP Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Construction, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Conyers Heritage, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Cool Creek Management, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Corner Associates, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Courthouse Shadows I, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Daytona Management II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-3

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Daytona Management, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Daytona Outlot Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Dayville Killingly Member II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Dayville Killingly Member, LLC	Delaware	KRG Dayville Killingly Member II, LLC holds 54.93% interest and Dayville Unit Investors, LLC (a non-related third party) holds 45.07% interest.	N
KRG Delray Beach, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Development, LLC d/b/a Kite Development	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Eddy Street Apartments, LLC	Indiana	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest	N
KRG Eddy Street Commons at Notre Dame Declarant, LLC	Indiana	Wholly owned subsidiary of KRG Eddy Street Land, LLC	N
KRG Eddy Street Commons, LLC	Indiana	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest	N
KRG Eddy Street Land Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Eddy Street Office, LLC	Indiana	KRG Eddy Street Land, LLC owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest	N
KRG Fishers Station II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Geist Management, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Hamilton Crossing Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Harvest Square, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-4

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Jacksonville Julington Creek II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Kokomo Project Company, LLC	Indiana	Kite Kokomo, LLC owns 99% interest and Kite Kokomo Management, LLC owns 1% interest	N
KRG Livingston Center, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Management, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Market Street Village I, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Market Street Village II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Marysville, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Naperville Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Neenah Fox Point, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG New Hill Place II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Norman University IV, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Oak and Ford Zionsville, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Ocean Isle Beach Landing, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Oldsmar Management, LLC	Delaware	KRG/PRP Oldsmar, LLC owns 100% interest	N
KRG Oldsmar Project Company, LLC	Delaware	KRG/PRP Oldsmar, LLC owns 99% interest and KRG Oldsmar Management, LLC owns 1% interest	N

S-5.4-5

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Oldsmar, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Pan Am Plaza, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Plaza Volente Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Pleasant Prairie Ridge, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Portofino Project Company, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG PR Ventures, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Shops at Moore Member, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Stevens Point Pinecrest, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Sunland Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Temple Terrace Member, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Territory Member, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Territory, LLC	Delaware

KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest.

N
KRG Texas, LLC	Indiana	Wholly owned subsidiary of KRG Capital, LLC	N
KRG Traders Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-6

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Washington Management, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Waxahachie Crossing GP, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Waxahachie Crossing LP, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Whitehall Pike Management, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG White Plains City Center Member II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG White Plains City Center Member, LLC	Delaware	Wholly owned subsidiary of KRG White Plains City Center Member II, LLC	N
KRG White Plains Garage, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG/KP Northwest 20, LLC	Indiana	Joint venture owned 80% by Kite Realty Development, LLC and 20% by Scott Pitcher (an unrelated third party)	N
KRG/PRISA II Parkside, LLC	Delaware	Wholly owned by KRG PR Ventures, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.)	N
KRG/WLM Marysville, LLC	Indiana

Joint venture between KRG Marysville, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) and WLM Marysville, LLC (an unrelated third party). KRG Marysville, LLC owns 50% interest and WLM Marysville, LLC owns the remaining interests.

N
Meridian South Insurance, LLC	Tennessee	Wholly owned subsidiary of Kite Realty Advisors, LLC	N
Meridian South Tax Advisors, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
MS Insurance Protected Cell Series 2014-15	Tennessee	Wholly owned subsidiary of Meridian South Insurance, LLC	N
Preston Commons, LLP	Indiana	99% owed by Kite Realty Group, L.P. and 1% owned by KRG Texas, LLC	N

S-5.4-7

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
Splendido Real Estate, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Tradition Commercial Association, Inc.	Florida	Owners’ Association for The Landings at Tradition, Port St. Lucie, Florida; consolidated for GAAP purposes	N
White Plains City Center Condo Association, Inc.	New York	Owners’ Association for White Plains City Center Condominium, New York; consolidated for GAAP purposes	N
KRG Athens Eastside, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Hot Springs Fairgrounds, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Jacksonville Richlands, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Omaha Whispering Ridge, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Prattville Legends, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Shreveport Regal Court, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Dayville Property Development, LLC	Connecticut	Wholly owned subsidiary of KRG Dayville Killingly Member, LLC	N
Fishers Station Development Company	Indiana

KRG Fishers Station II, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) is the managing partner and holds a 25% interest. Sunblest Farms, Inc. (a non-related third party) holds a 75% interest and receives a capped cash flow distribution.

N
Kite Washington, LLC	Indiana	Kite Realty Group, L.P. owes 99% interest and KRG Washington Management, LLC owns 1% interest	N
KRG Fishers Station, LLC	Indiana	Wholly owned subsidiary of KRG Capital, LLC	N
KRG White Plains City Center, LLC	Delaware	Wholly owned subsidiary of White Plains City Center Member, LLC	N
116 & Olio, LLC	Indiana	Wholly owned subsidiary of KRG Geist Management, LLC	N

S-5.4-8

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
International Speedway Square, Ltd.	Florida	General Partner is KRG Daytona Management II, LLC and Kite Realty Group, L.P. is the limited partner	N
Kite Acworth, LLC	Indiana	Kite Realty Group, L.P. owns of 99% interest and KRG Acworth Management, LLC owns 1% interest	N
Kite Kokomo, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Kite West 86th Street, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Traders Management, LLC owns 1% interest	N
KRG Ashwaubenon Bay Park, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Bayonne Urban Renewal, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Bradenton Centre Point, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Charlotte Northcrest, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Charlotte Perimeter Woods, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Eddy Street Land, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Eddy Street Land Management, LLC owns 1% interest	N
KRG Evans Mullins, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Fort Myers Colonial Square, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Fort Myers Village Walk, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Fort Wayne Lima, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Fort Wayne Lima Outlot, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-9

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Hamilton Crossing, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Hamilton Crossing Management, LLC owns 1% interest	N
KRG Henderson Eastgate, LLC	Delaware	Wholly owned subsidiary of KRG Territory, LLC	N
KRG Jacksonville Julington Creek, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG ISS, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Daytona Outlot Management, LLC owns 1% interest	N
KRG Kissimmee Pleasant Hill, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Lake City Commons, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Lake Mary, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Las Vegas Centennial Center, LLC	Delaware

Wholly owned subsidiary of KRG Territory, LLC (which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)

N
KRG Las Vegas Centennial Gateway, LLC	Delaware

Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)

N
KRG Las Vegas Eastern Beltway, LLC	Delaware

Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)

N
KRG Merrimack Village, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-10

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Miramar Square, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Naperville, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Naperville Management, LLC owns 1% interest	N
KRG Newburgh Bell Oaks, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Norman University, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Norman University III, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Oklahoma City Silver Springs, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Orange City Saxon, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Palm Coast Landing, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Panola I, LLC	Delaware	Wholly owned subsidiary of KRG Capital, LLC	N
KRG Pine Ridge, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Rampart, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Riverchase, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Shops at Moore, LLC	Delaware	Wholly owned subsidiary of KRG Shops at Moore Member, LLC	N
KRG Sunland, LP	Indiana	KRG Sunland Management, LLC is General Partner and Kite Realty Group, L.P. is limited partner	N
KRG Tucson Corner, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-11

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Vero, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Waxahachie Crossing Limited Partnership	Illinois	KRG Waxahachie Crossing LP, LLC owns 99.5% interest and KRG Waxahachie Crossing GP, LLC owns 0.5% interest	N
KRG/PRP Oldsmar, LLC	Florida	Wholly owned subsidiary of KRG Oldsmar, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.)	N
Westfield One, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Cool Creek Management, LLC owns 1% interest	N
Whitehall Pike, LLC	Indiana	Kite Realty Group, L.P. owns 99% interest and KRG Whitehall Pike Management, LLC owns 1% interest	N
KRG Draper Peaks, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Draper Peaks Outlot, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Centre, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
82 & Otty, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Brentwood Land Partners, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Corner Associates, LP	Indiana	KRG Corner Associates, LLC is General Partner and Kite Realty Group, L.P. is limited partner	Y
Glendale Centre, L.L.C	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite Eagle Creek, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite Greyhound III, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite Greyhound, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y

S-5.4-12

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
Kite King’s Lake, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite Realty Eddy Street Land, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	Y
Kite Realty New Hill Place, LLC	Indiana	Wholly owned subsidiary of Kite Realty Development, LLC	Y
Kite Washington Parking, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite West 86th Street II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG 951 & 41, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Aiken Hitchcock, LLC	Delaware	Wholly owned subsidiary of Bulwark, LLC	Y
KRG Alcoa TN, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Alcoa Hamilton, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Beechwood, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Belle Isle, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Bolton Plaza, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Bridgewater, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Burnt Store, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Castleton Crossing, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y

S-5.4-13

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Cedar Hill Plaza, LP	Delaware	KRG CHP Management is General Partner and Kite Realty Group, L.P. is limited partner	Y
KRG Clay, LLC	Indiana	Wholly-owned subsidiary of Kite Realty Group, L.P.	Y
KRG College I, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG College, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Colleyville Downs, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Cool Creek Outlots, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Cool Springs, LLC	Indiana	Wholly owned subsidiary of KRG Pembroke Pines, LLC	Y
KRG Courthouse Shadows, LLC	Delaware	Wholly owned subsidiary of KRG Courthouse Shadows I, LLC	Y
KRG Cove Center, LLC	Indiana	Wholly-owned subsidiary of Kite Realty Group, L.P.	Y
KRG Dallas Wheatland, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Draper Crossing, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Eagle Creek III, LLC	Indiana	Wholly owned subsidiary of KRG Capital, LLC	Y
KRG Eagle Creek IV, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Eastgate Pavilion, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Eastwood, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y

S-5.4-14

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Eddy Street FS Hotel, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Estero, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Evans Mullins Outlots, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Four Corner Square, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Fox Lake Crossing, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Frisco Westside, LLC	Delaware	Wholly owned subsidiary of Bulwark, LLC	Y
KRG Gainesville, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Goldsboro Memorial, LLC	Delaware	Wholly owned subsidiary of Bulwark, LLC	Y
KRG Hunter’s Creek, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Jacksonville Deerwood Lake, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Indian River, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG ISS LH OUTLOT, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Kingwood Commons, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Lake City Commons II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Lake St. Louis Hawk Ridge, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N

S-5.4-15

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Lakewood, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Lithia, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Market Street Village, LP	Indiana	KRG Market Street Village I, LLC is General Partner and KRG Market Street Village II, LLC is limited partner	Y
KRG New Hill Place, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Norman University II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Northdale, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Oleander, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Panola II, LLC	Indiana	Wholly owned subsidiary of KRG Capital, LLC	Y
KRG Pembroke Pines, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Pipeline Pointe, LP	Indiana	KRG Texas, LLC is General Partner and Kite Realty Group, L.P. is limited partner	Y
KRG Plaza Green, LLC	Indiana	Kite McCarty State, LLC, owns 50% interest and Preston Commons, LLP, owns 50% interest.	Y
KRG Plaza Volente, LP	Indiana	KRG Plaza Volente Management, LLC is General Partner and Kite Realty Group, L.P. is limited partner	Y
KRG Port St. Lucie Landing, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Port St. Lucie Square, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Portofino, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y

S-5.4-16

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
KRG Rivers Edge II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Rivers Edge, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG San Antonio, LP	Indiana	Kite San Antonio, LLC is General Partner and Kite Realty Group, L.P. is limited partner	Y
KRG Shops at Moore II, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG South Elgin Commons, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG St. Cloud 13th, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Sunland II, LP	Indiana	KRG Texas, LLC is General Partner and Kite Realty Group, L.P. is limited partner	Y
KRG Temple Terrace, LLC	Delaware	Wholly owned subsidiary of KRG Temple Terrace Member, LLC	Y
KRG Toringdon Market, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Trussville I, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Trussville II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Virginia Beach Landstown, LLC	Delaware	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Waterford Lakes, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
KRG Woodruff Greenville, LLC	Indiana	Kite McCarty State, LLC, owns 50% interest and Kite Pen, LLC, owns 50% interest.	Y
KRG/I-65 Partners Beacon Hill, LLC	Indiana	Wholly owned subsidiary of KRG Beacon Hill, LLC (wholly owned subsidiary of Kite Realty Group, L.P.)	Y

S-5.4-17

Entity Name	State of Formation	Ownership Structure	Borrowing Base Subsidiary
Noblesville Partners, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	Y
Kite Realty Peakway at 55, LLC	Indiana	Wholly owned subsidiary of Kite Realty Holding, LLC	N
KRG Fox Lake Crossing II, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Greencastle, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
KRG Peakway at 55, LLC	Indiana	Wholly owned subsidiary of Kite Realty Group, L.P.	N
Cornelius Adair, LLC	Indiana	Wholly owned subsidiary of KRG/KP Northwest 20, LLC (which is a joint venture owned 80% by Kite Realty Development, LLC and 20% by Scott Pitcher (an unrelated third party)	N
KRG Las Vegas Craig, LLC	Delaware

Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)

N
KRG North Las Vegas Losee, LLC	Delaware

Wholly owned subsidiary of KRG Territory, LLC which is a joint venture in which KRG Territory Member, LLC holds 78.21% interest and Centennial Centre, LLC, Eastern Beltway, Ltd., Retail Development Partners, LLC, and Centennial Gateway, LLC (non-related third parties) hold a 21.79% interest)

N
KRG/CP Pan Am Plaza, LLC	Indiana

Joint venture between KRG Pan Am Plaza, LLC (a wholly owned subsidiary of Kite Realty Group, L.P.) and CP Pan Am Plaza, LLC (Coastal Partners). KRG Pan Am Plaza, LLC owns a 85% interest and CP Pan Am Plaza, LLC owns the remaining interest.

N

Part II: Unconsolidated Affiliates

•                  Keller TX Retail DST, a Delaware statutory trust

S-5.4-18

Part III: Directors and Senior Officers of Parent and the Company

1.              Board of Trustees of Parent

a.              John A. Kite

b.              William E. Bindley

c.               Victor J. Coleman

d.              Lee A. Daniels

e.               Gerald W. Grupe

f.                Christie B. Kelly

g.               David R. O’Reilly

h.              Barton R. Peterson

i.                  Charles H. Wurtzebach

2.              Senior Officers of Parent

a.              John A. Kite - Chairman and Chief Executive Officer

b.              Thomas K. McGowan - President and Chief Operating Officer

c.               Daniel R. Sink - Executive Vice President, Chief Financial Officer

d.              Scott E. Murray - Executive Vice President, General Counsel, Secretary

e.               Thomas R. Olinger - Senior Vice President, Chief Accounting Officer

f.                Wade Achenbach - Senior Vice President Capital Markets and Treasurer

g.               Stacey D. Teeters - Assistant Secretary

3.              Directors of the Company

a.              None

4.              Senior Officers of the Company

S-5.4-19

a.              None

Part IV: Agreements Restricting Borrowing Base Subsidiary Distributions

Reference is made to the agreements in respect of indebtedness identified on Schedule 5.15.

S-5.4-20

FINANCIAL STATEMENTS

Audited financial statements included in Parent’s Form 10-K for the fiscal years ended December 31, 2011 through 2014

Unaudited financial statements included in Parent’s Form 10-Q for the fiscal quarters ended March 31, 2015 and June 30, 2015

SCHEDULE 5.5
(to Note Purchase Agreement)

REAL PROPERTY; EXISTING LIENS

Part 1: Real Property

Property	City	State	% Owned	Encumbrances as of June 30, 2015	Unencumbered Pool Property
Operating Retail Properties
12th Street Plaza	Vero Beach	FL	100%	5,000,000	N
54th & College	Indianapolis	IN	100%	—	Y
Bayonne Crossing	Bayonne	NJ	100%	45,000,000	N
Bayport Commons	Oldsmar	FL	60%	12,442,683	N
Beacon Hill	Crown Point	IN	50%	—	Y
Beechwood Promenade	Athens	GA	100%	—	Y
Bell Oaks Centre	Newburgh	IN	100%	6,547,500	N
Belle Isle	Oklahoma City	OK	100%	—	Y
Bolton Plaza	Jacksonville	FL	100%	—	Y
Boulevard Crossing	Kokomo	IN	100%	12,940,427	N
Bridgewater Marketplace	Indianapolis	IN	100%	—	Y
Burlington Coat Factory			100%
	San Antonio	TX	(excluding land)	—	Y
Burnt Store Promenade	Punta Gorda	FL	100%	—	Y
Cannery Corner	Las Vegas	NV	78%	—	N
Castleton Crossing	Indianapolis	IN	100%	—	Y
Centennial Center	Las Vegas	NV	78%	70,455,000	N
Centennial Gateway	Las Vegas	NV	78%	29,975,000	N
Centre Point Commons	Bradenton	FL	100%	14,410,000	N
City Center at White Plains	White Plains	NY	67%	90,000,000	N
Clay Marketplace	Birmingham	AL	100%	—	Y
Cobblestone Plaza	Ft. Lauderdale	FL	100%	—	Y
Colleyville Downs	Colleyville	TX	100%	—	Y
Colonial Square	Fort Myers	FL	100%	18,140,000	N
Cool Creek Commons	Indianapolis	IN	100%	16,478,916	N
Cool Creek Commons Outlots	Indianapolis	IN	100%	—	Y
Cornelius Gateway	Portland	OR	80%	—	N
Cove Center	Stuart	FL	100%	—	Y
Crossing at Killingly Commons	Killingly	CT	55%	33,000,000	N

SCHEDULE 5.10(b)
(to Note Purchase Agreement)

Property	City	State	% Owned	Encumbrances as of June 30, 2015	Unencumbered Pool Property
Delray Marketplace	Delray Beach	FL	50%	56,832,513	N
Depauw University Bookstore and Café	Greencastle	IN	100%	—	N
Draper Crossing	Draper	UT	100%	—	Y
Draper Peaks	Draper	UT	100%	—	Y
Eastern Beltway Center	Las Vegas	NV	78%	34,100,000	N
Eastgate	Las Vegas	NV	78%	14,410,000	N
Eastgate Pavilion	Cincinnati	OH	100%	—	Y
Eddy Street Commons	South Bend	IN	100%	24,174,356	N
Estero Town Commons	Naples	FL	100%	—	Y
Fishers Station	Indianapolis	IN	100%	7,312,280	N
Four Corner Square	Maple Valley	WA	100%	—	Y
Fox Lake Crossing	Chicago	IL	100%	—	Y
Geist Pavilion	Indianapolis	IN	100%	10,635,772	N
Glendale Town Center	Indianapolis	IN	100%	—	Y
Greyhound Commons	Indianapolis	IN	100%	—	Y
Hamilton Crossing - Phases II & III	Alcoa	TN	100%	—	Y
Hitchcock Plaza	Aiken	SC	100%	—	Y
Holly Springs Towne Center	Raleigh	NC	100%	—	Y
Hunter’s Creek Promenade	Orlando	FL	100%	—	Y
Indian River Square	Vero Beach	FL	100%	—	Y
International Speedway Square	Daytona	FL	100%	19,850,878	N
International Speedway Outlot (Longhorn)	Daytona	FL	100%	—	Y
King’s Lake Square	Naples	FL	100%	—	Y
Kingwood Commons	Houston	TX	100%	—	Y
Lake City Commons	Lake City	FL	100%	5,200,000	N
Lake City Commons - Phase II	Lake City	FL	100%	—	Y
Lake Mary Plaza	Lake Mary	FL	100%	5,080,000	N
Lakewood Promenade	Jacksonville	FL	100%	—	Y
Landstown Commons	Virginia Beach	VA	100%	—	Y
Lima Marketplace	Fort Wayne	IN	100%	8,383,000	N
Lithia Crossing	Tampa	FL	100%	—	Y
Lowe’s Plaza	Las Vegas	NV	78%	—	N

S-5.10(b)-2

Property	City	State	% Owned	Encumbrances as of June 30, 2015	Unencumbered Pool Property
Market Street Village	Hurst	TX	100%	—	Y
Memorial Commons	Goldsboro	NC	100%	—	Y
Merrimack Village Center	Merrimack	NH	100%	5,445,000	N
Miramar Square	Miramar	FL	100%	31,625,000	N
Mullins Crossing	Evans	GA	100%	20,695,684	N
Mullins Crossing Outlots	Evans	GA	100%	—	Y
Naperville Marketplace	Chicago	IL	100%	9,100,930	N
Northcrest Shopping Center	Charlotte	NC	100%	15,780,000	N
Northdale Promenade	Tampa	FL	100%	—	Y
Oleander Place	Wilmington	NC	100%	—	Y
Palm Coast Landing	Palm Coast	FL	100%	22,550,000	N
Parkside Town Commons — Phase I	Raleigh	NC	100%	18,558,430	N
Perimeter Woods	Charlotte	NC	100%	33,330,000	N
Pine Ridge Crossing	Naples	FL	100%	16,759,633	N
Pipeline Pointe	Hurst	TX	100%	—	Y
Plaza at Cedar Hill	Dallas	TX	100%	—	Y
Plaza Volente	Austin	TX	100%	—	Y
Pleasant Hill Commons	Kissimmee	FL	100%	6,800,000	N
Portofino Shopping Center	Houston	TX	100%	—	Y
Publix at Acworth	Atlanta	GA	100%	6,730,887	N
Publix at St. Cloud	St Cloud	FL	100%	—	Y
Publix at Woodruff	Greenville	SC	100%	—	Y
Rampart Commons	Las Vegas	NV	100%	12,113,704	N
Rangeline Crossing	Carmel	IN	100%	—	Y
Riverchase Plaza	Naples	FL	100%	10,055,780	N
Rivers Edge	Indianapolis	IN	100%	—	Y
Saxon Crossing	Orange City	FL	100%	11,400,000	N
Shoppes at Plaza Green	Greenville	SC	100%	—	Y
Shops at Eagle Creek	Naples	FL	100%	—	Y
Shops of Eastwood	Orlando	FL	100%	—	Y
Shops at Julington Creek	Jacksonville	FL	100%	4,785,000	N
Shops at Moore	Moore	OK	100%	21,300,000	N
Silver Springs Pointe	Oklahoma City	OK	100%	8,800,000	N

S-5.10(b)-3

Property	City	State	% Owned	Encumbrances as of June 30, 2015	Unencumbered Pool Property
South Elgin Commons	South Elgin	IL	100%	—	Y
Stoney Creek Commons	Indianapolis	IN	100%	—	Y
Sunland Towne Centre (except KRG Sunland II, LP parcel)	El Paso	TX	100%	23,784,867	N
Sunland Towne Centre (except KRG Sunland, LP parcel)	El Paso	TX	100%		Y
Tarpon Bay Plaza	Naples	FL	100%	—	Y
Temple Terrace	Temple Terrace	FL	100%	—	Y
The Centre at Panola	Atlanta	GA	100%	2,409,256	N
The Centre at Panola II	Lithonia	GA	100%	—	Y
The Corner, Indianapolis	Indianapolis	IN	100%	—	Y
The Corner, Tucson	Tucson	AZ	100%	14,750,000	N
The Landing at Tradition	Port St Lucie	FL	100%	—	Y
The Shops at Otty			100%
	Portland	OR	(excluding land)	—	Y
Toringdon Market	Charlotte	NC	100%	—	Y
Traders Point	Indianapolis	IN	100%	43,144,704	N
Traders Point II	Indianapolis	IN	100%	—	Y
Tradition Village Center	Port St Lucie	FL	100%	—	Y
Tradition Village Office	Port St Lucie	FL	100%	—	Y
Trussville Promenade	Birmingham	AL	100%	—	Y
University Town Center — Phase I and II	Norman	OK	100%	29,190,000	N
University Town Center Phase II (Area 6)	Norman	OK	100%	—	Y
Village at Bay Park	Ashwaubenon	WI	100%	9,183,298	N
Village Walk	Fort Myers	FL	100%	6,860,000	N
Waterford Lakes Village	Orlando	FL	100%	—	Y
Waxahachie Crossing	Waxahachie	TX	100%	7,750,000	N
Westside Market	Frisco	TX	100%	—	Y
Wheatland Towne Crossing	Wheatland	TX	100%	—	Y
Whitehall Pike	Bloomington	IN	100%	5,998,698	N
Chapel Hill Shopping Center	Chapel Hill	NC	100%	$18,276,827	N
Operating Commercial Properties

S-5.10(b)-4

Property	City	State	% Owned	Encumbrances as of June 30, 2015	Unencumbered Pool Property
Thirty South Meridian	Indianapolis	IN	100%	18,305,100	N
Union Station Parking Garage	Indianapolis	IN	100%	—	Y
Developments/Redevelopment Properties
Cool Springs Market	Franklin	TN	100%	—	Y
Courthouse Shadows	Naples	FL	100%	—	Y
Gainesville Plaza	Gainesville	FL	100%	—	Y
Hamilton Crossing	Indianapolis	IN	100%	12,371,562	N
Holly Springs Towne Center — Phase II	Raleigh	NC	100%	—	Y
Parkside Town Commons- Phase II	Raleigh	NC	100%	56,823,924	N
Tamiami Crossing	Naples	FL	100%	—	Y
Other
Deerwood Lake	Jacksonville	FL	100%	—	Y
Draper Peaks Outlot	Draper	UT	100%	—	Y
Eagle Creek IV	Naples	FL	100%	—	Y
Fox Lake Crossing II	Chicago	IL	100%	—	N
Pan Am Plaza	Indianapolis	IN	100%	—	N
Parkside Town Commons - Phase III	Raleigh	NC	100%	—	N

Part II: Existing Liens

Please refer to Schedule 5.15 hereof, under the column heading “Secured,” for a list of Indebtedness secured by Liens.

S-5.10(b)-5

EXISTING INDEBTEDNESS

Indebtedness as of June 30, 2015

Borrower(s)	Unsecured	Secured	Guarantor(s)	Agent/Lender	Other
Kite Realty Group, LP	400,000,000	—	Parent (springing guaranty)	Keybank National Association (Agent)	Term Loan
Kite Realty Group, LP	166,600,000 (and $10,608,806 in letter of credit exposure)	—	Parent (springing guaranty)	Keybank National Association (Agent)	Revolving Line of Credit
116th & Olio, LLC	—	10,635,772	Company	CMBS	Geist Pavilion
Kite Acworth, LLC	—	6,730,887(1)	Company	CMBS	Publix at Acworth
KRG/Atlantic Delray Beach, LLC	—	56,832,513	Company	Bank of America	Delray Marketplace
KRG Eddy Street Land, LLC	—	24,174,356	Company	CMBS	Eddy Street Commons
Fishers Station Development Company	—	3,223,884	Company	Old National Bank	Fishers Station
KRG Hamilton Crossing, LLC	—	12,371,562(2)	Company	CMBS	Hamilton Crossing
International Speedway Square, Ltd.	—	19,850,878	Company	CMBS	International Speedway Square
Kite Kokomo, LLC	—	12,940,427(3)	Company	CMBS	Boulevard Crossing
KRG Naperville, LLC	—	9,100,930(4)	Company	CMBS	Naperville Marketplace

(1) This loan is part of a loan in which four properties are pooled together (the “Four Property Pool Loan”).

(2) This loan is part of the Four Property Pool Loan.

(3) This loan is part of the Four Property Pool Loan.

(4) This loan is part of the Four Property Pool Loan.

SCHEDULE 5.15
(to Note Purchase Agreement)

Borrower(s)	Unsecured	Secured	Guarantor(s)	Agent/Lender	Other
Kite West 86th Street, LLC	—	43,144,704	Company	CMBS	Traders Point
Kite Washington, LLC	—	18,305,100	Company	CMBS	Thirty South
KRG Fishers Station, LLC	—	4,088,396	Company	Old National Bank	Marsh at Fishers Station
KRG/PRP Oldsmar, LLC	—	12,442,683	Company	CMBS	Bayport Commons
KRG Panola I, LLC	—	2,409,256	Company	CMBS	The Centre at Panola I
KRG Pine Ridge, LLC	—	16,759,633	Company	CMBS	Pine Ridge Crossing
KRG Riverchase, LLC	—	10,055,780	Company	CMBS	Riverchase Plaza
KRG Sunland, LP	—	23,784,867	Company	CMBS	Sunland Towne Center
Westfield One, LLC	—	16,478,916	Company	CMBS	Cool Creek Commons
Whitehall Pike, LLC	—	5,998,698	Company	CMBS	Whitehall Pike
KRG Vero, LLC	—	5,000,000	Company and Parent	CMBS	12th Street Plaza
Kite Realty Group, LP	—	18,558,430	KRG Parkside I, LLC, KRG Parkside II, LLC and Parent (springing guaranty)	Huntington Bank (Admin Agent)	Parkside Town Commons (Phase I)
Kite Realty Group, LP	—	56,823,924	KRG Parkside I, LLC, KRG	Huntington Bank (Admin Agent)	Parkside Town Commons (Phase

S-5.15-2

Borrower(s)	Unsecured	Secured	Guarantor(s)	Agent/Lender	Other
			Parkside II, LLC and Parent (springing guaranty)		II)
KRG Rampart, LLC	—	12,113,704	Company	Nationwide Life Insurance Company	Rampart Commons
KRG Merrimack Village, LLC	—	5,445,000	Company	CMBS	Merrimack Village Center
KRG Kissimmee Pleasant Hill, LLC	—	6,800,000	Company	John Hancock Life Ins.	Pleasant Hill Commons
KRG Lake City Commons, LLC	—	5,200,000	Company and Parent	CMBS	Lake City Commons
KRG Waxahachie Crossing Limited Partnership	—	7,750,000	Company and Parent	CMBS	Waxahachie Crossing
KRG Newburgh Bell Oaks, LLC	—	6,547,500	Company and Parent	CMBS	Bell Oaks
KRG Fort Myers Colonial Square, LLC	—	18,140,000	Company and Parent	CMBS	Colonial Square
KRG Fort Myers Village Walk, LLC	—	6,860,000	Company and Parent	CMBS	Shops at Village Walk
KRG Oklahoma City Silver Springs, LLC	—	8,800,000	Company and Parent	CMBS	Silver Springs Pointe
KRG Fort Wayne Lima, LLC	—	8,383,000	Company and Parent	CMBS	Lima Marketplace
KRG Ashwaubenon Bay Park, LLC	—	9,183,298	Company and Parent	CMBS	Village at Bay Park
KRG Charlotte Northcrest, LLC	—	15,780,000	Company and Parent	CMBS	Northcrest Shopping Center
KRG Norman University, LLC	—	18,690,000	Company and Parent	CMBS	University Town Center
KRG Norman University II, LLC	—	10,500,000	Company and Parent	CMBS	University Town Center Phase II
KRG Lake Mary, LLC	—		Company and	CMBS	Lake Mary

S-5.15-3

Borrower(s)	Unsecured	Secured	Guarantor(s)	Agent/Lender	Other
		5,080,000	Parent		Walgreens
KRG Charlotte Perimeter Woods, LLC	—	33,330,000	Company	Jackson National Life Insurance	Perimeter Woods
KRG Evans Mullins, LLC	—	20,695,684	Company	CMBS	Mullins Crossing
KRG Palm Coast Landing, LLC	—	22,550,000	Company	CMBS	Palm Coast Landing
Dayville Property Development, LLC	—	33,000,000	Company	Huntington Bank	Crossing at Killingly Commons
KRG Bayonne Urban Renewal, LLC	—	45,000,000	Company	CMBS	Bayonne Crossing
KRG Shops at Moore, LLC	—	21,300,000	Company	CMBS	Shops at Moore
KRG Jacksonville Julington Creek, LLC	—	4,785,000	Company and Parent	CMBS	Shops at Julington Creek
KRG Orange City Saxon, LLC	—	11,400,000	Company	CMBS	Saxon Crossing
KRG White Plains City Center, LLC	—	90,000,000	Company	Bank of America	City Center
KRG Miramar Square, LLC	—	31,625,000	Company	CMBS	Miramar Square
KRG Bradenton Centre Point, LLC	—	14,410,000	Company	CMBS	Centre Point Commons
KRG Tucson Corner, LLC	—	14,750,000	Company and Parent	CMBS	The Corner
KRG Las Vegas Centennial Center, LLC	—	70,455,000	Company	CMBS	Centennial Center
KRG Las Vegas Centennial Gateway, LLC and KRG Henderson Eastgate, LLC	—	44,385,000	Company and Parent	CMBS	Centennial Gateway & Eastgate
KRG Las Vegas Eastern Beltway, LLC	—	34,100,000	Company and Parent	CMBS	Eastern Beltway

Material Changes Since 6/30/15 (excluding scheduled payments of principal):

S-5.15-4

1.              $18,276,827 in debt was assumed in connection with the Chapel Hill Shopping Center acquisition.

2.              An additional $33,000,000 has been drawn on the revolving line of credit.

3.              An additional $152,519 has been drawn with respect to the Parkside Town Commons property.

4.              A payment of $4,748,500 has been made with respect to the Four Property Pool Loan.

S-5.15-5

INFORMATION RELATING TO PURCHASERS

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	A	$5,140,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o Prudential Investment Management, Inc.

Prudential Tower; 655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team

Pim.Private.Accounting.Processing.Team@prudential.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

Address for all communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue; Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

SCHEDULE B

(to Note Purchase Agreement)

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	PICA HARTFORD LIFE & ANNUITY COMFORT TRUST c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	A	$3,860,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments to:

PICA Hartford Life & Annuity Comfort Trust

c/o Prudential Investment Management, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team

Pim.Private.Accounting.Processing.Team@prudential.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

Address for all communications and notices:

PICA Hartford Life & Annuity Comfort Trust

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	FARMERS INSURANCE EXCHANGE c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	A	$6,300,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Farmers

4680 Wilshire Blvd.

Los Angeles, CA 90010

Attention:  Treasury

Treasury:

Treasury Manager

323-932-3450

usw.treasury.farmers@farmersinsurance.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	MID CENTURY INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	A	$2,700,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

Farmers

4680 Wilshire Blvd.

Los Angeles, CA 90010

Attention:  Treasury

Treasury:

Treasury Manager

323-932-3450

usw.treasury.farmers@farmersinsurance.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

All other communications:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	THE PRUDENTIAL INSURANCE COMPANY OF AMERICA c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	B	$11,175,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments to:

The Prudential Insurance Company of America

c/o Prudential Investment Management, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team

Pim.Private.Accounting.Processing.Team@prudential.com

(3)	E-mail address for Electronic Delivery: david.qucakenbush@prudential.com
(4)

Address for all communications and notices:

The Prudential Insurance Company of America

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	THE GIBRALTAR LIFE INSURANCE CO., LTD. c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	B	$23,000,000

(1)

All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Provided to Company under separate cover

(2)

All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank

New York, NY

ABA No. 021-000-021

Account No. 304199036

Account Name:  Prudential International Insurance Service Co.

(3)

All notices relating solely to scheduled principal and interest payments to:

The Gibraltar Life Insurance Co., Ltd.

2-13-10, Nagata-cho

Chiyoda-ku, Tokyo 100-8953, Japan

Attention:                                         Osamu Egi, Team Leader of Investment

Administration Team

E-mail:                                                        osamu.egi@gib-life.co.jp

and e-mail copy to:

Attention:                                         Tetsuya Sawazaki, Manager of Investment

Administration Team

E-mail:                                                        tetsuya.sawazaki@gib-life.co.jp

(4)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(5)	Address for all communications and notices: Prudential Private Placement Investors, L.P. c/o Prudential Capital Group Two Prudential Plaza

180 N. Stetson Avenue Suite 5600 Chicago, IL 60601 Attention: Managing Director, Corporate Finance
(6)	Delivery of the Notes: Provided to Company under separate cover

(7)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	PRUDENTIAL RETIREMENT GUARANTEED COST BUSINESS TRUST c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	B	$1,000,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments to:

Prudential Retirement Guaranteed Cost Business Trust

c/o Prudential Investment Management, Inc.

Prudential Tower

655 Broad Street

14th Floor - South Tower

Newark, NJ 07102

Attention:  PIM Private Accounting Processing Team

Email: Pim.Private.Accounting.Processing.Team@prudential.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

All other communications:

Prudential Retirement Guaranteed Cost Business Trust

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	ZURICH AMERICAN INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	B	$7,695,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Zurich North America

Attn:  Treasury T1-19

1400 American Lane

Schaumburg, IL 60196-1056

Contact:  Mary Fran Callahan, Vice President-Treasurer

Telephone:  (847) 605-6447

Facsimile:   (847) 605-7895

E-mail:  mary.callahan@zurichna.com

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

Address for all communications and notices:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Hare & Co., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	FARMERS NEW WORLD LIFE INSURANCE COMPANY c/o Prudential Capital Group Two Prudential Plaza 180 N. Stetson Avenue Suite 5600 Chicago, IL 60601	B	$5,130,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to: Provided to Company under separate cover
(2)

All notices relating solely to scheduled principal and interest payments and written confirmations of wire transfers to:

investment.accounting@farmersinsurance.com

Farmers Insurance Company

Attention:  Investment Accounting Team

4680 Wilshire Blvd., 4th Floor

Los Angeles, CA 90010

and

investments.operations@farmersinsurance.com

Farmers New World Life Insurance Company

Attention:  Investment Operations Team

3003 77th Avenue Southeast, 5th Floor

Mercer Island, WA 98040-2837

(3)	E-mail address for Electronic Delivery: david.quackenbush@prudential.com
(4)

All other communications:

Prudential Private Placement Investors, L.P.

c/o Prudential Capital Group

Two Prudential Plaza

180 N. Stetson Avenue

Suite 5600

Chicago, IL 60601

Attention:  Managing Director, Corporate Finance

(5)	Delivery of the Notes:

(6)	Provided to Company under separate cover Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	KNIGHTS OF COLUMBUS One Columbus Plaza New Haven, CT 06510-3326 Attn: Investment Accounting Department, 14th Floor	C	$39,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Knights of Columbus

Sarah Capozzo

Attn:  Investment Department, 19th Floor

One Columbus Plaza, New Haven, CT 06510-3326 USA

Phone 203-752-4127, Fax 203-752-4117

Email: Investments@kofc.org and sarah.capozzo@kofc.org

(3)	E-mail address for Electronic Delivery: Investments@kofc.org and sarah.capozzo@kofc.org
(4)

All other communications:

Knights of Columbus

Sarah Capozzo

Attn:  Investment Department, 19th Floor

One Columbus Plaza, New Haven, CT 06510-3326 USA

Phone 203-752-4127, Fax 203-752-4117

Email: Investments@kofc.org and sarah.capozzo@kofc.org

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	MTL INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: MTL Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	COLORADO BANKERS LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$725,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Colorado Bankers Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	CATHOLIC UNITED FINANCIAL c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$475,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Catholic United Financial c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Wells Fargo Bank N.A. FBO Catholic United Financial U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	DEARBORN NATIONAL LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Dearborn National Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED
	DEARBORN NATIONAL LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Dearborn National Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	DEARBORN NATIONAL LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Dearborn National Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	DEARBORN NATIONAL LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Dearborn National Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	BLUE CROSS AND BLUE SHIELD OF FLORIDA, INC. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Blue Cross and Blue Shield of Florida, Inc. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: MAC & CO., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	CATHOLIC FINANCIAL LIFE c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	A	$2,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Catholic Financial Life c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: US Bank FBO Catholic Financial Life U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	NEW ERA LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$475,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: New Era Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Band & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	UNITEDHEALTHCARE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: UnitedHealthcare Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: ELL & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	CATHOLIC LIFE INSURANCE c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Catholic Life Insurance c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Waterthrush & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	POLISH NATIONAL ALLIANCE OF THE U.S. OF N.A. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$1,925,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Polish National Alliance of the U.S. of N.A. c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Hare & Co., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	MINNESOTA LIFE INSURANCE COMPANY c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, Minnesota 55101	C	$10,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: privateplacements@advantuscapital.com
(3)	E-mail address for Electronic Delivery: privateplacements@advantuscapital.com
(4)	All other communications: Minnesota Life Insurance Company c/o Advantus Capital Management, Inc. 400 Robert Street North St. Paul, MN 55101 Attn: Client Administrator
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	HARTFORD LIFE INSURANCE COMPANY One Hartford Plaza, NP5-B Hartford, Connecticut 06155	A	$4,500,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Hartford Investment Management Company

c/o Investment Operations

Regular Mailing Address:

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza - NP-A

Hartford, Connecticut 06155

Telefacsimile: (860)297-8875/8876

(3)

E-mail address for Electronic Delivery: ken.day@himco.com  and PrivatePlacements.Himco@Himco.com, subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid)

to the below addresses.

(4)

All other communications:

Regular Mailing Address:

Hartford Investment Management Company

c/o Investment Department-Private Placements

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza, NP5-B

Hartford, Connecticut 06155

Telefacsimile: (860)297-8884

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	HARTFORD FIRE INSURANCE COMPANY One Hartford Plaza, NP5-B Hartford, Connecticut 06155	A	$ $	5,000,000 3,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Hartford Investment Management Company

c/o Investment Operations

Regular Mailing Address:

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza - NP-A

Hartford, Connecticut 06155

Telefacsimile: (860)297-8875/8876

(3)

E-mail address for Electronic Delivery: ken.day@himco.com  and PrivatePlacements.Himco@Himco.com, subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid)

to the below addresses.

(4)

All other communications:

Regular Mailing Address:

Hartford Investment Management Company

c/o Investment Department-Private Placements

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza, NP5-B

Hartford, Connecticut 06155

Telefacsimile: (860)297-8884

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY One Hartford Plaza, NP5-B Hartford, Connecticut 06155	A	$2,500,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Hartford Investment Management Company

c/o Investment Operations

Regular Mailing Address:

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza - NP-A

Hartford, Connecticut 06155

Telefacsimile: (860)297-8875/8876

(3)

E-mail address for Electronic Delivery: ken.day@himco.com  and PrivatePlacements.Himco@Himco.com, subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid)

to the below addresses.

(4)

All other communications:

Regular Mailing Address:

Hartford Investment Management Company

c/o Investment Department-Private Placements

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza, NP5-B

Hartford, Connecticut 06155

Telefacsimile: (860)297-8884

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	FARM BUREAU LIFE INSURANCE COMPANY OF MICHIGAN One Hartford Plaza, NP5-B Hartford, Connecticut 06155	C	$ $	5,000,000 2,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Farm Bureau Life Insurance Company of Michigan

7373 West Saginaw Highway

Lansing, MI 48917

Attention: Travis M. Lower

Telephone No.:(517) 679-4713

Facsimile No.:(517) 323-6554

E-mail Address:  tlower@fbinsmi.com

(3)

E-mail address for Electronic Delivery: ken.day@himco.com  and PrivatePlacements.Himco@Himco.com, subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid)

to the below addresses.

(4)

All other communications:

Regular Mailing Address:

Hartford Investment Management Company

c/o Investment Department-Private Placements

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza, NP5-B

Hartford, Connecticut 06155

Telefacsimile: (860)297-8884

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None.

U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	SEPARATE ACCOUNT B, A SEPARATE ACCOUNT OF HARTFORD LIFE INSURANCE COMPANY One Hartford Plaza, NP5-B Hartford, Connecticut 06155	A	$3,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Hartford Investment Management Company

c/o Investment Operations

Regular Mailing Address:

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza - NP-A

Hartford, Connecticut 06155

Telefacsimile: (860)297-8875/8876

(3)

E-mail address for Electronic Delivery: ken.day@himco.com  and PrivatePlacements.Himco@Himco.com, subject to confirming copy of notice being sent same day by recognized international commercial delivery service (charges prepaid)

to the below addresses.

(4)

All other communications:

Regular Mailing Address:

Hartford Investment Management Company

c/o Investment Department-Private Placements

P.O. Box 1744

Hartford, CT  06144-1744

Overnight Mailing Address:

One Hartford Plaza, NP5-B

Hartford, Connecticut 06155

Telefacsimile: (860)297-8884

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	NATIONWIDE LIFE INSURANCE COMPANY One Nationwide Plaza (1-05-801) Columbus, OH 43215-2220	A	$18,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Nationwide Life Insurance Company

c/o The Bank of New York Mellon

Attn: P&I Department

P.O. Box 392003

Pittsburgh PA 15251

With a copy to:

Nationwide Life Insurance Company

Nationwide Investments - Investment Operations

One Nationwide Plaza (1-05-401)

Columbus, OH 43215-2220

(3)	E-mail address for Electronic Delivery: ooinwpp@nationwide.com
(4)	All other communications: Nationwide Life Insurance Company Nationwide Investments — Private Placements One Nationwide Plaza (1-05-801) Columbus, OH 43215-2220
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY 3001 Summer Street Stamford, CT 06905	B	$5,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments and written confirmations of such wire transfers:

The Depository Trust Co

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn:                   Income Collection Department

Ref:     GLAIC  LNYSPDA  Account 364781 CUSIP/PPN & Security Description

P&I Contact:     Purisima Teylan - (718) 315-3035

With a copy to:

Email:    GNW.privateplacements@genworth.com

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(3)	E-mail address for Electronic Delivery: GNWInvestmentsOperations@genworth.com
(4)

All other communications:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: HARE & CO., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	GENWORTH LIFE AND ANNUITY INSURANCE COMPANY 3001 Summer Street Stamford, CT 06905	B	$5,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments and written confirmations of such wire transfers:

The Depository Trust Co

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn:                       Income Collection Department

Ref:     GLAICL   NYSPDA Account 364781 CUSIP/PPN & Security Description

P&I Contact:        Purisima Teylan - (718) 315-3035

With a copy to:

Email:    GNW.privateplacements@genworth.com

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(3)	E-mail address for Electronic Delivery: GNWInvestmentsOperations@genworth.com
(4)

All other communications:

Genworth Financial, Inc.

Account: Genworth Life and Annuity Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(5)	Delivery of the Notes:

Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: HARE & CO., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	GENWORTH LIFE INSURANCE COMPANY 3001 Summer Street Stamford, CT 06905	A	$7,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments and written confirmations of such wire transfers:

The Bank of New York

Income Collection Department

P.O. Box 19266

Newark, NJ 07195

Attn:                    Income Collection Department

Ref:                        GLIC , Account 127459 CUSIP/PPN & Security Description

P&I Contact: Purisima Teylan - (718) 315-3035

With a copy to:

Email:    GNW.privateplacements@genworth.com

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(3)	E-mail address for Electronic Delivery: GNW.privateplacements@genworth.com
(4)

All other communications:

Genworth Financial, Inc.

Account: Genworth Life Insurance Company

3001 Summer Street, 4th Floor

Stamford, CT 06905

Attn: Private Placements

Telephone No: (203)708-3300

Fax No: (203)708-3308

(5)	Delivery of the Notes:

Provided to Company under separate cover

(6)	Name of Nominee in which Notes are to be issued: HARE & CO., LLC U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA 7 Hanover Square New York, NY 10004-2616	A B	$ $	8,000,000 7,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	E-mail address for Electronic Delivery: gwen.foster@glic.com
(3)	All communications: The Guardian Life Insurance Company of America 7 Hanover Square New York, NY 10004-2616 Attn: Gwendolyn S. Foster Investment Department 9-A FAX # (212) 919-2658
(4)	Delivery of the Notes: Provided to Company under separate cover
(5)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	FORETHOUGHT LIFE INSURANCE COMPANY 300 North Meridian Street, Suite 1800 Indianapolis, IN 46204	A B	$ $	3,000,000 10,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)	All notices of payments, written confirmations of such wire transfers and any audit confirmation: middleoffice@gafg.com and rohit.sethi@gafg.com
(3)	E-mail address for Electronic Delivery: middleoffice@gafg.com and rohit.sethi@gafg.com
(4)	All other communications: middleoffice@gafg.com and rohit.sethi@gafg.com
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	RIVERSOURCE LIFE INSURANCE COMPANY (945) 707 2nd Ave. S. Minneapolis, MN 55402	A	$8,000,000
(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

RiverSource Life Insurance Company

JPMorgan Chase Bank, N.A.

Physical.abs.income@jpmorgan.com

A duplicate copy for all unscheduled payments of interest and/or principal to:

Columbia Management Investment Advisers, LLC

Attention:  Fixed Income Investment Dept — Private Placements

707 2nd Ave. S.

Minneapolis, MN  55402

Telephone:    612-671-2400

Facsimile:     612-671-2180

(3)	E-mail address for Electronic Delivery: chris.h.patton@columbiathreadneedle.com
(4)

All other communications:

Columbia Management Investment Advisers, LLC

Attention:  Fixed Income Investment Department — Private Placements

707 2nd Ave. S.

Minneapolis, MN  55402

Telephone:  612-671-2400

Facsimile:   612-671-2180

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Cudd & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	RIVERSOURCE LIFE INSURANCE CO. OF NEW YORK (905) 707 2nd Ave. S. Minneapolis, MN 55402	A	$2,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

RiverSource Life Insurance Co. of New York

JPMorgan Chase Bank, N.A.

Physical.abs.income@jpmorgan.com

A duplicate copy for all unscheduled payments of interest and/or principal to:

Columbia Management Investment Advisers, LLC

Attention:  Fixed Income Investment Dept — Private Placements

707 2nd Ave. S.

Minneapolis, MN  55402

Telephone:    612-671-2400

Facsimile:     612-671-2180

(3)	E-mail address for Electronic Delivery: chris.h.patton@columbiathreadneedle.com
(4)

All other communications:

Columbia Management Investment Advisers, LLC

Attention:  Fixed Income Investment Department — Private Placements

707 2nd Ave. S.

Minneapolis, MN  55402

Telephone:  612-671-2400

Facsimile:   612-671-2180

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: Cudd & Co. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	PRINCIPAL LIFE INSURANCE COMPANY 711 High Street, G-26 Des Moines, IA 50392-0800	A	$ $	4,000,000 1,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Principal Global Investors, LLC

Attn:  Investment Accounting Fixed Income Securities

711 High Street

Des Moines, Iowa 50392-0960

(3)	E-mail address for Electronic Delivery: Privateplacements2@exchange.principal.com
(4)	All other communications: Principal Global Investors, LLC ATTN: Fixed Income Private Placements 711 High Street, G-26 Des Moines, IA 50392-0800
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	PRINCIPAL LIFE INSURANCE COMPANY 711 High Street, G-26 Des Moines, IA 50392-0800	A	$2,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Principal Global Investors, LLC

Attn:  Investment Accounting Fixed Income Securities

711 High Street

Des Moines, Iowa 50392-0960

(3)	E-mail address for Electronic Delivery: Privateplacements2@exchange.principal.com
(4)	All other communications: Principal Global Investors, LLC ATTN: Fixed Income Private Placements 711 High Street, G-26 Des Moines, IA 50392-0800
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	THE OHIO NATIONAL LIFE INSURANCE COMPANY One Financial Way Cincinnati, OH 45242 Attention: Investment Department	B	$5,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

THE OHIO NATIONAL LIFE INSURANCE COMPANY

One Financial Way

Cincinnati, OH 45242

Attention: Investment Department

With a copy to: privateplacements@ohionational.com

(3)	E-mail address for Electronic Delivery: privateplacements@ohionational.com
(4)	All other communications: THE OHIO NATIONAL LIFE INSURANCE COMPANY One Financial Way Cincinnati, OH 45242 Attention: Investment Department
(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

	NAME AND ADDRESS OF PURCHASER	SERIES	PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

	FIDELITY & GUARANTY LIFE INSURANCE COMPANY 1001 Fleet Street 6th Floor Baltimore, MD 21202	A	$4,000,000

(1)	All payments by wire or intrabank transfer of immediately available funds to: Provided to Company under separate cover
(2)

All notices of payments, written confirmations of such wire transfers and any audit confirmation:

Fidelity & Guaranty Life Insurance Company

Attention: Treasury

1001 Fleet Street

6th Floor

Baltimore, MD 21202

Tel: 410-895-0100

Email: privateplacements@fglife.com

(3)	E-mail address for Electronic Delivery: privateplacements@fglife.com
(4)

All other communications:

Fidelity & Guaranty Life Insurance Company

Attention: Treasury

1001 Fleet Street

6th Floor

Baltimore, MD 21202

With a copy of notices regarding Defaults or Events of Default to the same, Attention: General Counsel.

(5)	Delivery of the Notes: Provided to Company under separate cover
(6)	Name of Nominee in which Notes are to be issued: None. U.S. Tax Identification Number: Provided to Company under separate cover

FORM OF SUBSIDIARY GUARANTY

(See Attached)

EXHIBIT SG

(to Note Purchase Agreement)

FORM OF SUBSIDIARY GUARANTY

THIS SUBSIDIARY GUARANTY (this “Subsidiary Guaranty”) dated as of             , 20  , executed and delivered on a joint and several basis by each of the undersigned and the other Persons from time to time party hereto pursuant to the execution and delivery of an Accession Agreement in the form of Annex I hereto (all of the undersigned, together with such other Persons each a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) in favor of each Purchaser (as hereafter defined) and each other holder of Notes (as hereafter defined) (individually, a “Noteholder” and collectively, the “Noteholders”).

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Note Agreement (as hereafter defined);

WHEREAS each Subsidiary Guarantor is a direct or indirect Subsidiary of Kite Realty Group, L.P., a Delaware limited partnership (the “Company”), and Kite Realty Group Trust, a Maryland real estate investment trust (the “Parent”);

WHEREAS, pursuant to that certain Note Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Note Agreement”), dated as of August 28, 2015, by and among the Company and each of the Purchasers listed in Schedule B attached thereto (the “Purchasers”), the Company has issued and sold to the Purchasers $95,000,000 aggregate principal amount of its 4.23% Series A Senior Notes due September 10, 2023 (the “Series A Notes”), $80,000,000 aggregate principal amount of its 4.47% Series B Senior Notes due September 10, 2025 (the “Series B Notes”) and $75,000,000 aggregate principal amount of its 4.57% Series C Senior Notes due September 10, 2027 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Notes”);

WHEREAS, the Parent, has entered into that certain Springing Parent Guaranty (as amended, restated or otherwise modified from time to time, the “Springing Parent Guaranty”), dated as of September 10, 2015, in favor of the Noteholders pursuant to which the Parent has agreed upon, and only upon, the occurrence of a Springing Recourse Event to guarantee the Guarantied Obligations (as defined in the Springing Parent Guaranty);

WHEREAS, in order to induce the Purchasers to purchase the Notes, the Company agreed to cause each Subsidiary that guarantees or otherwise becomes liable at any time, whether as a borrower or an additional borrower or otherwise for or in respect of Indebtedness under the Material Credit Facility to enter into this Subsidiary Guaranty pursuant to Section 9.9(a)(1) of the Note Agreement;

WHEREAS, the Company, the Parent and the Subsidiary Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests for the Subsidiary Guarantor(s) to enter into this Subsidiary Guaranty; and

WHEREAS, each Subsidiary Guarantor acknowledges that it has received and/or will receive direct and indirect benefits from the sale and purchase of the Notes under the Note Agreement and, accordingly, each Subsidiary Guarantor is willing to guarantee the Company’s obligations to the Noteholders on the terms and conditions contained herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each Subsidiary Guarantor, each Subsidiary Guarantor agrees as follows:

Section 1.  Guaranty.  Each Subsidiary Guarantor hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”):  (a) all indebtedness and obligations owing by the Company to each Noteholder under or in connection with the Note Agreement and the Notes, including without limitation, the payment of all principal of, Make-Whole Amount (as defined in the Note Agreement), if any, and interest on, the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest), and all fees, charges, attorneys’ fees and other amounts payable to any Noteholder thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Noteholders in the enforcement of any of the foregoing or any obligation of any Subsidiary Guarantor hereunder.

Section 2.  Guaranty of Payment and Not of Collection.  This Subsidiary Guaranty is a guaranty of payment, and not of collection, and a debt of each Subsidiary Guarantor for its own account.  Accordingly, no Noteholder will be obligated or required before enforcing this Subsidiary Guaranty against any Subsidiary Guarantor:  (a) to pursue any right or remedy it may have against the Company, the Parent, any other Subsidiary Guarantor or any other Person or commence any suit or other proceeding against the Company, the Parent, any other Subsidiary Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company, the Parent, any other Subsidiary Guarantor or any other Person; or (c) to make demand of the Company, the Parent, any other Subsidiary Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by any Noteholder or for the benefit of any Noteholder which may secure any of the Guarantied Obligations.

Section 3.  Guaranty Absolute.  Each Subsidiary Guarantor guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with respect thereto.  The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not such Subsidiary Guarantor consents thereto or has notice thereof):

(a)                                 (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Note Agreement, the Notes, the Springing Parent Guaranty, any other Subsidiary Guaranty or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Note Agreement, the Notes, the Springing Parent Guaranty, any other Subsidiary Guaranty, or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)                                 any lack of validity or enforceability of the Note Agreement, the Notes, the Springing Parent Guaranty, any other Subsidiary Guaranty, or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)                                  any furnishing to any Noteholder (or to any other Person for the benefit of any Noteholder) of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)                                 any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Company, the Parent or any other Subsidiary Guarantor;

(e)                                  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to such Subsidiary Guarantor, the Company, the Parent, any other Subsidiary Guarantor or any other Person, or any action taken with respect to this Subsidiary Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)                                   any act or failure to act by the Company or any other Person which may adversely affect such Subsidiary Guarantor’s subrogation rights, if any, against the Company, the Parent or any other Subsidiary Guarantor to recover payments made under this Subsidiary Guaranty;

(g)                                  any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)                                 any application of sums paid by the Company, the Parent, any other Subsidiary Guarantor or any other Person with respect to the liabilities of the Company to any Noteholder, regardless of what liabilities of the Company remain unpaid;

(i)                                     any defect, limitation or insufficiency in the borrowing powers of the Company or in the exercise thereof; or

(j)                                    any other circumstance which might otherwise constitute a defense available to, or a discharge of, such Subsidiary Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.  Action with Respect to Guarantied Obligations.  The Noteholders may, at any time and from time to time, without the consent of, or notice to, any Subsidiary Guarantor, and without discharging any Subsidiary Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Note Agreement or the Notes; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release the Company, the Parent, any other Subsidiary Guarantor or any other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Company, the Parent, any other Subsidiary Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Noteholders shall elect.

Section 5.  Representations and Warranties.  Each Subsidiary Guarantor hereby makes to the Noteholders all of the representations and warranties made by the Company with respect to or in any way relating to such Subsidiary Guarantor in the Note Agreement, as if the same were set forth herein in full.

Section 6.  Covenants.  Each Subsidiary Guarantor will comply with all covenants which the Company is to cause such Subsidiary Guarantor to comply with under the terms of the Note Agreement.

Section 7.  Waiver.  Each Subsidiary Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of such Subsidiary Guarantor or which otherwise might operate to discharge such Subsidiary Guarantor from its obligations hereunder.

Section 8.  Inability to Accelerate Notes.  If any Noteholder is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations by reason of any automatic stay or otherwise, the Noteholders will be entitled to receive from the Subsidiary Guarantors, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 9.  Reinstatement of Guarantied Obligations.  If claim is ever made on any Noteholder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Noteholder repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Noteholder with any such claimant (including the Company or a trustee in bankruptcy for the Company), then and in such event each Subsidiary Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note Agreement, the Springing Parent Guaranty, any other Subsidiary Guaranty, or any other instrument evidencing any liability of the Company, and such Subsidiary Guarantor shall be and remain liable to such Noteholder for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Noteholder.

Section 10.  Subrogation.  Upon the making by any Subsidiary Guarantor of any payment hereunder for the account of the Company, such Subsidiary Guarantor will be subrogated to the rights of the payee against the Company; provided, however, that such Subsidiary Guarantor will not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action such Subsidiary Guarantor may have against the Company arising by reason of any payment or performance by such Subsidiary Guarantor pursuant to this Subsidiary Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to any Subsidiary Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, such Subsidiary Guarantor will hold such amount in trust for the benefit of the Noteholders and will forthwith pay such amount to the Noteholders to be credited and applied against the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note Agreement or to be held by any Noteholder or by any other Person for the benefit of the Noteholders as collateral security for any Guarantied Obligations existing.

Section 11.  Subordination.  Each Subsidiary Guarantor hereby expressly covenants and agrees for the benefit of the Noteholders that all obligations and liabilities of the Company to such Subsidiary Guarantor of whatever description, including without limitation, all intercompany receivables of such Subsidiary Guarantor from the Company (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then no Subsidiary Guarantor will accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Company on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 12.  Avoidance Provisions.  It is the intent of each Subsidiary Guarantor and the Noteholders that in any Proceeding, such Subsidiary Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Noteholders) to be avoidable or unenforceable against such Subsidiary Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such

Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The applicable laws under which the possible avoidance or unenforceability of the obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Noteholders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of any Subsidiary Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which such Subsidiary Guarantor will be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of such Subsidiary Guarantor hereunder (or any other obligations of such Subsidiary Guarantor to the Noteholders) to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the obligations of any Subsidiary Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and no Subsidiary Guarantor or any other Person shall have any right or claim under this Section as against the Noteholders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 13.  Information.  Each Subsidiary Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Company, the Parent and the other Subsidiary Guarantors, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that such Subsidiary Guarantor assumes and incurs hereunder, and agrees that none of the Noteholders will have any duty whatsoever to advise any Subsidiary Guarantor of information regarding such circumstances or risks.

Section 14.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 15.  WAIVER OF JURY TRIAL.

(a)                                 EACH SUBSIDIARY GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUBSIDIARY GUARANTY, THE NOTE AGREEMENT OR THE NOTES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH SUBSIDIARY GUARANTOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)                                 EACH SUBSIDIARY GUARANTOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY NOTEHOLDER IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 15(a) BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 22 OR AT SUCH OTHER ADDRESS OF WHICH SUCH NOTEHOLDER SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION.  EACH SUBSIDIARY GUARANTOR AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.  NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(c)                                  NOTHING IN THIS SECTION 13 SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT ANY NOTEHOLDER MAY HAVE TO BRING PROCEEDINGS AGAINST ANY SUBSIDIARY GUARANTOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(d)                                 EACH SUBSIDIARY GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS SUBSIDIARY GUARANTY, THE NOTE AGREEMENT, THE NOTES, ANY OTHER SUBSIDIARY GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

Section 16.  Waiver of Remedies.  No delay or failure on the part of any Noteholder in the exercise of any right or remedy it may have against any Subsidiary Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Noteholder of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 17.  Termination.  This Subsidiary Guaranty shall remain in full force and effect against each Subsidiary Guarantor until either (a) the payment in full of the Guarantied Obligations, other than any obligations not then due and owing that survive the payment in full of the Notes or (b) such Subsidiary Guarantor is released and discharged herefrom in accordance with Section 9.9(b) of the Note Agreement.

Section 18.  Successors and Assigns.  Each reference herein to the Noteholders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Subsidiary

Guaranty also shall inure, and each reference herein to any Subsidiary Guarantor shall be deemed to include such Subsidiary Guarantor’s successors and assigns, upon whom this Subsidiary Guaranty also shall be binding.  The Noteholders may, in accordance with the applicable provisions of the Note Agreement, assign, transfer or sell any Guarantied Obligation to any Person without the consent of, or notice to, any Subsidiary Guarantor and without releasing, discharging or modifying any Subsidiary Guarantor’s obligations hereunder.  Subject to Section 20 of the Note Agreement, each Subsidiary Guarantor hereby consents to the delivery by any Noteholder to any assignee or transferee (or any prospective assignee or transferee) of any financial or other information regarding the Company or any Subsidiary Guarantor.  No Subsidiary Guarantor may assign or transfer its obligations hereunder to any Person without the prior written consent of each Noteholder and any such assignment or other transfer to which all of the Noteholders have not so consented shall be null and void.

Section 19.  JOINT AND SEVERAL OBLIGATIONS.  THE OBLIGATIONS OF THE SUBSIDIARY GUARANTORS HEREUNDER SHALL BE JOINT AND SEVERAL, AND ACCORDINGLY, EACH SUBSIDIARY GUARANTOR CONFIRMS THAT IT IS LIABLE FOR THE FULL AMOUNT OF THE “GUARANTIED OBLIGATIONS” AND ALL OF THE OBLIGATIONS AND LIABILITIES OF EACH OF THE OTHER SUBSIDIARY GUARANTORS HEREUNDER.

Section 20.  Amendments.  This Subsidiary Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of each Subsidiary Guarantor and the Required Holders, provided that without the consent of all of the Noteholders, no amendment or waiver can reduce the scope of the obligations included in the definition of “Guaranteed Obligations” or amend or waive this Section 20.

Section 21.  Payments.  All payments to be made by any Subsidiary Guarantor pursuant to this Subsidiary Guaranty shall be made in Dollars, in immediately available funds to the Noteholders pursuant to Section 14.2 of the Note Agreement, not later than 2:00 p.m. on the date of demand therefor.

Section 22.  Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to any Subsidiary Guarantor at its address set forth below its signature hereto, (b) to any Noteholder at its respective address for notices provided for in the Note Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 23.  Severability.  In case any provision of this Subsidiary Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 24.  Headings.  Section headings used in this Subsidiary Guaranty are for convenience only and shall not affect the construction of this Subsidiary Guaranty.

Section 25.  Limitation of Liability.  No Noteholder, nor any affiliate, officer, director, employee, attorney, or agent of any Noteholder, shall have any liability with respect to, and each Subsidiary Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by a Subsidiary Guarantor in connection with, arising out of, or in any way related to, this Subsidiary Guaranty, the Note Agreement, the Notes, the Springing Parent Guaranty or any other Subsidiary Guaranty, or any of the transactions contemplated by this Subsidiary Guaranty, the Note Agreement, the Notes, the Springing Parent Guaranty or any other Subsidiary Guarantor.  Each Subsidiary Guarantor hereby waives, releases, and agrees not to sue any Noteholder or any Noteholder’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Subsidiary Guaranty, the Note Agreement, the Notes, the Springing Parent Guaranty or any other Subsidiary Guaranty, or any of the transactions contemplated by Note Agreement or financed thereby.

Section 26.  Definitions.  (a)  For the purposes of this Subsidiary Guaranty:

“Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning any Subsidiary Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of any Subsidiary Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to any Subsidiary Guarantor; (iv) any Subsidiary Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) any Subsidiary Guarantor makes a general assignment for the benefit of creditors; (vii) any Subsidiary Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) any Subsidiary Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) any Subsidiary Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by any Subsidiary Guarantor for the purpose of effecting any of the foregoing.

Terms not otherwise defined herein are used herein with the respective meanings given them in the Note Agreement.

[Signature on Next Page]

IN WITNESS WHEREOF, each Subsidiary Guarantor has duly executed and delivered this Subsidiary Guaranty as of the date and year first written above.

[SUBSIDIARY GUARANTORS]:

Address for Notices:

c/o Kite Realty Group Trust

Attention:
Telecopy Number:	( )
Telephone Number:	( )

ANNEX I

FORM OF ACCESSION AGREEMENT

THIS ACCESSION AGREEMENT dated as of                , 20   , executed and delivered by                       , a               (the “New Guarantor”), in favor of each Purchaser (as hereafter defined) and each other holder of Notes (as hereafter defined) (individually, a “Noteholder” and collectively, the “Noteholders”).

WHEREAS, capitalized terms used herein and not otherwise defined herein shall have their respective defined meanings given them in the Note Agreement (as hereafter defined);

WHEREAS, pursuant to that certain Note Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Note Agreement”), dated as of August 28, 2015, by and among Kite Realty Group, L.P., a Delaware limited partnership (the “Company”), and each of the Purchasers listed in Schedule B attached thereto (the “Purchasers”), the Company has issued and sold to the Purchasers $95,000,000 aggregate principal amount of its 4.23% Series A Senior Notes due September 10, 2023 (the “Series A Notes”), $80,000,000 aggregate principal amount of its 4.47% Series B Senior Notes due September 10, 2025 (the “Series B Notes”) and $75,000,000 aggregate principal amount of its 4.57% Series C Senior Notes due September 10, 2027 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Notes”);

WHEREAS, Kite Realty Group Trust, a Maryland real estate investment trust (the “Parent”), has entered into that certain Springing Parent Guaranty (as amended, restated or otherwise modified from time to time, the “Springing Parent Guaranty”), dated as of September 10, 2015, in favor of the Noteholders pursuant to which the Parent has agreed upon, and only upon, the occurrence of a Springing Recourse Event to guarantee the Guarantied Obligations (as defined in the Springing Parent Guaranty);

WHEREAS, the New Guarantor’s execution and delivery of this Agreement is required by Section 9.9(a)(1) under the Note Agreement;

WHEREAS, the Company, the New Guarantor, and the existing Subsidiary Guarantors, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests that the New Guarantor enter into this Agreement; and

WHEREAS, the New Guarantor acknowledges that it has received and/or will receive direct and indirect benefits from the sale and purchase of the Notes under the Note Agreement and, accordingly, the New Guarantor is willing to guarantee the Company’s obligations to the Noteholders on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the New Guarantor, the New Guarantor agrees as follows:

Section 1.                                           Accession to Subsidiary Guaranty.  The New Guarantor hereby agrees that it is a “Subsidiary Guarantor” under that certain Subsidiary Guaranty dated as of            , 20   (as amended, supplemented, restated or otherwise modified from time to time, the “Subsidiary Guaranty”), made by each Subsidiary of the Company a party thereto in favor of the Noteholders and assumes all obligations of a “Subsidiary Guarantor” thereunder, all as if the New Guarantor had been an original signatory to the Subsidiary Guaranty.  Without limiting the generality of the foregoing, the New Guarantor hereby:

(a)                                 irrevocably and unconditionally guarantees the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all Guarantied Obligations (as defined in the Subsidiary Guaranty);

(b)                                 makes to the Noteholders as of the date hereof each of the representations and warranties contained in Section 5 of the Subsidiary Guaranty and agrees to be bound by each of the covenants contained in Section 6 of the Subsidiary Guaranty; and

(c)                                  consents and agrees to each provision set forth in the Subsidiary Guaranty.

Section 2.                                           GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

[Signatures on Next Page]

IN WITNESS WHEREOF, the New Guarantor has caused this Accession Agreement to be duly executed and delivered under seal by its duly authorized officers as of the date first written above.

[NEW GUARANTOR]

By:

Name:
Title:

Address for Notices:

c/o Kite Realty Group Trust

Attention:
Telecopy Number:	( )
Telephone Number:	( )

FORM OF SPRINGING PARENT GUARANTY

(See Attached)

EXHIBIT SPG

(to Note Purchase Agreement)

FORM OF SPRINGING PARENT GUARANTY

THIS SPRINGING GUARANTY (this “Guaranty”) dated as of September 10, 2015, executed and delivered by KITE REALTY GROUP TRUST, a Maryland real estate investment trust (the “Guarantor”) in favor of each Purchaser (as hereafter defined) and each other holder of Notes (as hereafter defined) (individually, a “Noteholder” and collectively, the “Noteholders”).

WHEREAS, pursuant to that certain Note Purchase Agreement (as amended, restated or otherwise modified from time to time, the “Note Agreement”), dated as of August 28, 2015, by and among Kite Realty Group, L.P., a Delaware limited partnership (the “Company”), and each of the Purchasers listed in Schedule B attached thereto (the “Purchasers”), the Company will issue and sell to the Purchasers $95,000,000 aggregate principal amount of its 4.23% Series A Senior Notes due September 10, 2023 (the “Series A Notes”), $80,000,000 aggregate principal amount of its 4.47% Series B Senior Notes due September 10, 2025 (the “Series B Notes”) and $75,000,000 aggregate principal amount of its 4.57% Series C Senior Notes due September 10, 2027 (the “Series C Notes”; the Series A Notes, the Series B Notes and the Series C Notes, as amended, restated or otherwise modified from time to time pursuant to Section 17 of the Note Agreement and including any such notes issued in substitution therefor pursuant to Section 13 of the Note Agreement, the “Notes”);

WHEREAS, the Company and the Guarantor, though separate legal entities, are mutually dependent on each other in the conduct of their respective businesses as an integrated operation and have determined it to be in their mutual best interests that the Company issue and sell the Notes to the Purchasers and incur the indebtedness to be evidenced thereby;

WHEREAS, the Guarantor acknowledges that it will receive direct and indirect benefits from the sale and purchase of the Notes under the Note Agreement and, accordingly, the Guarantor is willing, upon the occurrence of a “Springing Recourse Event” (as hereinafter defined), to guarantee the Company’s obligations to the Noteholders on the terms and conditions contained herein; and

WHEREAS, the Guarantor’s execution and delivery of this Guaranty is a condition to the agreement of the Purchasers to purchase the Notes.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

Section 1.                                           Guaranty.  The Guarantor, upon the occurrence of a Springing Recourse Event, hereby absolutely, irrevocably and unconditionally guaranties the due and punctual payment and performance when due, whether at stated maturity, by acceleration or otherwise, of all of the following (collectively referred to as the “Guarantied Obligations”): (a) all indebtedness and obligations owing by the Company to each Noteholder under or in connection with the Note Agreement and the Notes, including without limitation, the payment of all principal of, Make-Whole Amount (as defined in the Note Agreement), if any, and interest on, the Notes (including, without limitation, any interest on any overdue principal, Make-Whole Amount, if any, interest accruing after the commencement of any bankruptcy or similar proceeding, and any additional interest that would accrue but for the commencement of such proceeding and, to the extent permitted by applicable law, on any overdue interest), and all fees, charges, attorneys’ fees and other amounts payable to any Noteholder thereunder or in connection therewith; (b) any and all extensions, renewals, modifications, amendments or substitutions of the foregoing; and (c) all expenses, including, without limitation, reasonable attorneys’ fees and disbursements, that are incurred by the Noteholders in the enforcement of any of the foregoing or any obligation of the Guarantor hereunder.

For the purposes of this Guaranty, the occurrence of any of the events described in (1)-(3) below shall be a “Springing Recourse Event”:

(1)                                 (A)                               the Guarantor fails to perform or comply with any of the following terms (each, a “Guarantor Covenant Breach”):

(i)                                     the Guarantor will not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of general or limited partnership interests in the Company and the management of the business of the Company, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of the Company;

(ii)                                  the Guarantor will not own any assets other than (A) equity interests (or rights, options or warrants in respect thereof) of the Company, (B) up to a one percent (1%) equity interest in any partnership or limited liability company at least ninety-nine percent (99%) of the equity of which is owned, directly or indirectly, by the Company; (C) money that has been distributed to the Guarantor by the Company or a Subsidiary of the Company described in clause (ii)(B) above in accordance with Section 10.6 of the Note Agreement that is held for 10 Business Days or less pending further distribution to equity holders of the Guarantor, (D) assets received by the Guarantor from third parties (including, without limitation, the proceeds from any equity issuance), that are held for 10 Business Days or less pending further contribution to the Company, (E) such bank accounts or similar instruments (subject to the other terms hereof) as it deems necessary to carry out its responsibilities under the limited partnership agreement of the Company, and (F) other tangible and intangible assets that, taken as a whole, are de minimis in relation to the net assets of the Company and its Subsidiaries (but which in no event shall include any real estate, cash, cash equivalents or other liquid assets in excess of $500,000 in the aggregate (except as permitted in clauses (ii)(C) and (D) above) or equity interests (other than equity interests permitted in clauses (ii)(A) and (B) above));

(iii)                               the Guarantor will promptly contribute or otherwise downstream to the Company any net assets received by the Guarantor from third parties (including, without limitation, the proceeds from any equity issuance), subject to the terms of clause (ii)(D) above;

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(iv)                              the Guarantor will not merge or consolidate (except as permitted in the Note Agreement), or dissolve, liquidate or otherwise wind up its business, affairs or assets;

(v)                                 the Guarantor will not guarantee, or otherwise be or become obligated in respect of, any Indebtedness (which for the purposes hereof shall include any obligations under any Derivatives Contract but shall exclude (A) guarantees of obligations under any Derivatives Contracts in favor of Associated Bank National Association and any lender under the Existing Term Loan Agreement or Existing Credit Agreement in place as of March 31, 2014, (B) any Indebtedness described in clause (f) of the definition of Indebtedness, (C) any liability pursuant to a Customary Nonrecourse Debt Guaranty until a claim is made with respect thereto (provided that for the purposes of this clause (v), the Guarantor shall not be deemed to have violated this covenant with respect to Indebtedness under a Customary Nonrecourse Debt Guaranty until a judgment is obtained with respect to claims under Customary Nonrecourse Debt Guaranties individually or in the aggregate of $30,000,000 or greater), and (D) any liability pursuant to a springing guaranty on substantially the same terms as this Guaranty; and provided further that the Guarantor’s liability with respect to (x) Indebtedness of the Company in place as of March 31, 2014 and (y) Indebtedness of Inland Diversified assumed by the Company and that is existing debt of Inland Diversified as of July 1, 2014 and was not incurred as a part of or in anticipation of the merger of Inland Diversified with and into KRG Magellan, solely by virtue of the Guarantor being the general partner of the Company and not as a guarantor, shall be excluded from the foregoing provided such liability is not increased; and

(B)                               with respect to a Guarantor Covenant Breach of any event described in (1)(A)(i)-(iii) above, the passage of 45 days after the first to occur of either (i) the Company or the Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) any Noteholder notifying the Company in writing of any such Guarantor Covenant Breach, or

(C)                               with respect to a Guarantor Covenant Breach of the event described in clause (1)(A)(v) above, the passage of 10 Business Days (or 45 days if the aggregate Indebtedness for the purposes of clause (1)(A)(v) above is less than $10,000,000), after the first to occur of either (i) the Company or the Guarantor becoming aware of such Guarantor Covenant Breach, or (ii) Noteholder notifying the Company in writing of any such Guarantor Covenant Breach; or

(2)                                 the Company or the Guarantor will commence a voluntary case under the Bankruptcy Code of 1978, as amended, or any other federal bankruptcy or any other domestic or foreign laws relating to bankruptcy, insolvency, reorganization, winding-up, composition or adjustment of debts, in each case with respect to the Company or the

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Guarantor, whether now or hereinafter in effect (collectively, a “Bankruptcy Proceeding”); or

(3)                                 the Company or the Guarantor or any officer or director thereof will collude with, or otherwise assist any party in connection with any such filing in a Bankruptcy Proceeding or solicit or cause to be solicited petitioning creditors for any involuntary petition against the Company or the Guarantor in any such Bankruptcy Proceeding from any party.

The Guarantor acknowledges and agrees that the guaranty under this Guaranty of the Guarantied Obligations shall automatically become fully effective upon the occurrence of any Springing Recourse Event and no other documentation or notice shall be required to evidence the same.

Section 2.                                           Guaranty of Payment and Not of Collection.  This Guaranty is a guaranty of payment, and not of collection, and upon the occurrence of a Springing Recourse Event, a debt of the Guarantor for its own account.  Accordingly, no Noteholder will be obligated or required before enforcing this Guaranty against the Guarantor after a Springing Recourse Event:  (a) to pursue any right or remedy it may have against the Company, any Subsidiary Guarantor or any other Person or commence any suit or other proceeding against the Company, any Subsidiary Guarantor or any other Person in any court or other tribunal; (b) to make any claim in a liquidation or bankruptcy of the Company, the Guarantor, any Subsidiary Guarantor or any other Person; or (c) to make demand of the Company, any Subsidiary Guarantor or any other Person or to enforce or seek to enforce or realize upon any collateral security held by any Noteholder or for the benefit of any Noteholder which may secure any of the Guarantied Obligations.

Section 3.                                           Guaranty Absolute.  The Guarantor, upon the occurrence of a Springing Recourse Event, guarantees that the Guarantied Obligations will be paid strictly in accordance with the terms of the documents evidencing the same, regardless of any applicable law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Noteholder with respect thereto.  Upon the occurrence of a Springing Recourse Event, the liability of the Guarantor under this Guaranty shall be absolute, irrevocable and unconditional in accordance with its terms and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including without limitation, the following (whether or not the Guarantor consents thereto or has notice thereof and whether before or after the occurrence of a Springing Recourse Event):

(a)                                 (i) any change in the amount, interest rate or due date or other term of any of the Guarantied Obligations, (ii) any change in the time, place or manner of payment of all or any portion of the Guarantied Obligations, (iii) any amendment or waiver of, or consent to the departure from or other indulgence with respect to, the Note Agreement, the Notes, any Subsidiary Guaranty or any other document or instrument evidencing or relating to any Guarantied Obligations, or (iv) any waiver, renewal, extension, addition, or supplement to, or deletion from, or any other action or inaction under or in respect of, the Note Agreement, the Notes, any Subsidiary Guaranty or any other documents, instruments or agreements relating to the Guarantied Obligations or any other instrument

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or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(b)                                 any lack of validity or enforceability of the Note Agreement, the Notes, any Subsidiary Guaranty or any other document, instrument or agreement referred to therein or evidencing any Guarantied Obligations or any assignment or transfer of any of the foregoing;

(c)                                  any furnishing to any Noteholder (or to any other Person for the benefit of any Noteholder) of any security for the Guarantied Obligations, or any sale, exchange, release or surrender of, or realization on, any collateral securing any of the Guarantied Obligations;

(d)                                 any settlement or compromise of any of the Guarantied Obligations, any security therefor, or any liability of any other party with respect to the Guarantied Obligations, or any subordination of the payment of the Guarantied Obligations to the payment of any other liability of the Company, the Guarantor or any Subsidiary Guarantor;

(e)                                  any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to the Guarantor, the Company, any Subsidiary Guarantor or any other Person, or any action taken with respect to this Guaranty by any trustee or receiver, or by any court, in any such proceeding;

(f)                                   any act or failure to act by the Company or any other Person which may adversely affect the Guarantor’s subrogation rights, if any, against the Company or any Subsidiary Guarantor to recover payments made under this Guaranty;

(g)                                  any nonperfection or impairment of any security interest or other Lien on any collateral, if any, securing in any way any of the Guarantied Obligations;

(h)                                 any application of sums paid by the Company any Subsidiary Guarantor or any other Person with respect to the liabilities of the Company to any Noteholder, regardless of what liabilities of the Company remain unpaid;

(i)                                     any defect, limitation or insufficiency in the borrowing powers of the Company or in the exercise thereof; or

(j)                                    any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Guarantor hereunder (other than indefeasible payment and performance in full).

Section 4.                                           Action with Respect to Guarantied Obligations.  The Noteholders may, at any time and from time to time, without the consent of, or notice to, the Guarantor, and without discharging the Guarantor from its obligations hereunder, take any and all actions described in Section 3 and may otherwise:  (a) amend, modify, alter or supplement the terms of any of the Guarantied Obligations, including, but not limited to, extending or shortening the time of payment of any of the Guarantied Obligations or changing the interest rate that may accrue on

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any of the Guarantied Obligations; (b) amend, modify, alter or supplement the Note Agreement or the Notes; provided, however, that no such amendments can require the Guarantor to modify the nature of the springing guaranty provided hereunder without the approval of the Guarantor; (c) sell, exchange, release or otherwise deal with all, or any part, of any collateral securing any of the Guarantied Obligations; (d) release the Company, any Subsidiary Guarantor, or any other Person liable in any manner for the payment or collection of the Guarantied Obligations; (e) exercise, or refrain from exercising, any rights against the Company, any Subsidiary Guarantor or any other Person; and (f) apply any sum, by whomsoever paid or however realized, to the Guarantied Obligations in such order as the Noteholders shall elect.

Section 5.                                           Waiver.  The Guarantor, to the fullest extent permitted by applicable law, hereby waives notice of acceptance hereof or any presentment, demand, protest or notice of any kind, and any other act or thing, or omission or delay to do any other act or thing, which in any manner or to any extent might vary the risk of the Guarantor or which otherwise might operate to discharge the Guarantor from its obligations hereunder.

Section 6.                                           Inability to Accelerate Notes.  If any Noteholder is prevented under applicable law or otherwise from demanding or accelerating payment of any of the Guarantied Obligations after the occurrence of a Springing Recourse Event by reason of any automatic stay or otherwise, the Noteholders will be entitled to receive from the Guarantor, upon demand therefor, the sums which otherwise would have been due had such demand or acceleration occurred.

Section 7.                                           Reinstatement of Guarantied Obligations.  If claim is ever made on any Noteholder for repayment or recovery of any amount or amounts received in payment or on account of any of the Guarantied Obligations, and such Noteholder repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body of competent jurisdiction, or (b) any settlement or compromise of any such claim effected by such Noteholder with any such claimant (including the Company or a trustee in bankruptcy for the Company), then and in such event the Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding on it, notwithstanding any revocation hereof or the cancellation of the Note Agreement, the Notes, any Subsidiary Guaranty or any other instrument evidencing any liability of the Company, and the Guarantor shall, upon the occurrence of a Springing Recourse Event, be and remain liable to such Noteholder for the amounts so repaid or recovered to the same extent as if such amount had never originally been paid to such Noteholder.

Section 8.                                           Subrogation.  Upon the making by the Guarantor of any payment hereunder for the account of the Company, the Guarantor will be subrogated to the rights of the payee against the Company; provided, however, that the Guarantor will not enforce any right or receive any payment by way of subrogation or otherwise take any action in respect of any other claim or cause of action the Guarantor may have against the Company arising by reason of any payment or performance by the Guarantor pursuant to this Guaranty, unless and until all of the Guarantied Obligations have been indefeasibly paid and performed in full.  If any amount shall be paid to the Guarantor on account of or in respect of such subrogation rights or other claims or causes of action, the Guarantor will hold such amount in trust for the benefit of the Noteholders and will forthwith pay such amount to the Noteholders to be credited and applied against the

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Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Note Agreement or to be held by any Noteholder or by any other Person for the benefit of the Noteholders, as collateral security for any Guarantied Obligations existing.

Section 9.                                           Subordination.  The Guarantor hereby expressly covenants and agrees for the benefit of the Noteholders that all obligations and liabilities of the Company to the Guarantor of whatever description, including without limitation, all intercompany receivables of the Guarantor from the Company (collectively, the “Junior Claims”) shall be subordinate and junior in right of payment to all Guarantied Obligations.  If an Event of Default shall exist, then the Guarantor will not accept any direct or indirect payment (in cash, property or securities, by setoff or otherwise) from the Company on account of or in any manner in respect of any Junior Claim until all of the Guarantied Obligations have been indefeasibly paid in full.

Section 10.                                    Avoidance Provisions.  It is the intent of the Guarantor and the Noteholders that in any Proceeding, the Guarantor’s maximum obligation hereunder shall equal, but not exceed, the maximum amount which would not otherwise cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) to be avoidable or unenforceable against the Guarantor in such Proceeding as a result of applicable law, including without limitation, (a) Section 548 of the Bankruptcy Code of 1978, as amended (the “Bankruptcy Code”) and (b) any state fraudulent transfer or fraudulent conveyance act or statute applied in such Proceeding, whether by virtue of Section 544 of the Bankruptcy Code or otherwise.  The applicable laws under which the possible avoidance or unenforceability of the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) shall be determined in any such Proceeding are referred to as the “Avoidance Provisions”.  Accordingly, to the extent that the obligations of the Guarantor hereunder would otherwise be subject to avoidance under the Avoidance Provisions, the maximum Guarantied Obligations for which the Guarantor will be liable hereunder shall be reduced to that amount which, as of the time any of the Guarantied Obligations are deemed to have been incurred under the Avoidance Provisions, would not cause the obligations of the Guarantor hereunder (or any other obligations of the Guarantor to the Noteholders) to be subject to avoidance under the Avoidance Provisions.  This Section is intended solely to preserve the rights of the Noteholders hereunder to the maximum extent that would not cause the obligations of the Guarantor hereunder to be subject to avoidance under the Avoidance Provisions, and neither the Guarantor nor any other Person shall have any right or claim under this Section as against the Noteholders that would not otherwise be available to such Person under the Avoidance Provisions.

Section 11.                                    Information.  The Guarantor assumes all responsibility for being and keeping itself informed of the financial condition of the Company, and of all other circumstances bearing upon the risk of nonpayment of any of the Guarantied Obligations and the nature, scope and extent of the risks that the Guarantor assumes and incurs hereunder, and agrees that none of the Noteholders will have any duty whatsoever to advise the Guarantor of information regarding such circumstances or risks.

Section 12.                                    Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

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Section 13.                                    WAIVER OF JURY TRIAL.

(a)                                 THE GUARANTOR IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, THE NOTE AGREEMENT OR THE NOTES.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE GUARANTOR IRREVOCABLY WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT IT IS NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(b)                                 THE GUARANTOR CONSENTS TO PROCESS BEING SERVED BY OR ON BEHALF OF ANY NOTEHOLDER IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN SECTION 13(a) BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO IT AT ITS ADDRESS SPECIFIED IN SECTION 19 OR AT SUCH OTHER ADDRESS OF WHICH SUCH NOTEHOLDER SHALL THEN HAVE BEEN NOTIFIED PURSUANT TO SAID SECTION.  THE GUARANTOR AGREES THAT SUCH SERVICE UPON RECEIPT (1) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (2) SHALL, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT.  NOTICES HEREUNDER SHALL BE CONCLUSIVELY PRESUMED RECEIVED AS EVIDENCED BY A DELIVERY RECEIPT FURNISHED BY THE UNITED STATES POSTAL SERVICE OR ANY REPUTABLE COMMERCIAL DELIVERY SERVICE.

(c)                                  NOTHING IN THIS SECTION 13 SHALL AFFECT THE RIGHT OF ANY NOTEHOLDER TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW, OR LIMIT ANY RIGHT THAT ANY NOTEHOLDER MAY HAVE TO BRING PROCEEDINGS AGAINST THE GUARANTOR IN THE COURTS OF ANY APPROPRIATE JURISDICTION OR TO ENFORCE IN ANY LAWFUL MANNER A JUDGMENT OBTAINED IN ONE JURISDICTION IN ANY OTHER JURISDICTION.

(d)                                 THE GUARANTOR HEREBY WAIVES TRIAL BY JURY IN ANY ACTION BROUGHT ON OR WITH RESPECT TO THIS GUARANTY, THE NOTE AGREEMENT, THE NOTES, ANY SUBSIDIARY GUARANTY OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THEREWITH.

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Section 14.                                    Waiver of Remedies.  No delay or failure on the part of any Noteholder in the exercise of any right or remedy it may have against the Guarantor hereunder or otherwise shall operate as a waiver thereof, and no single or partial exercise by any Noteholder of any such right or remedy shall preclude any other or further exercise thereof or the exercise of any other such right or remedy.

Section 15.                                    Termination.  This Guaranty shall remain in full force and effect until the payment in full of the Guarantied Obligations, other than any obligations not then due and owing that survive payment in full of the Notes.

Section 16.                                    Successors and Assigns.  Each reference herein to the Noteholders shall be deemed to include such Person’s respective successors and assigns (including, but not limited to, any holder of the Guarantied Obligations) in whose favor the provisions of this Guaranty also shall inure, and each reference herein to the Guarantor shall be deemed to include the Guarantor’s successors and assigns, upon whom this Guaranty also shall be binding.  The Noteholders may, in accordance with the applicable provisions of the Note Agreement, assign, transfer or sell any Guarantied Obligation to any Person without the consent of, or notice to, the Guarantor and without releasing, discharging or modifying the Guarantor’s obligations hereunder.  Subject to Section 20 of the Note Agreement, the Guarantor hereby consents to the delivery by any Noteholder to any assignee or transferee (or any prospective assignee or transferee) of any financial or other information regarding the Company or the Guarantor.  The Guarantor may not assign or transfer its obligations hereunder to any Person without the prior written consent of each Noteholder and any such assignment or other transfer to which the Noteholders have not so consented shall be null and void.

Section 17.                                    Amendments.  This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), only with the written consent of the Guarantor and the Required Holders, provided that without the consent of all of the Noteholders, no amendment or waiver can reduce the scope of the obligations included in the definition of “Guaranteed Obligations” or amend or waive this Section 17.

Section 18.                                    Payments.  All payments to be made by the Guarantor pursuant to this Guaranty shall be made in Dollars, in immediately available funds to the Noteholders pursuant to Section 14.2 of the Note Agreement, not later than 2:00 p.m. on the date of demand therefor.

Section 19.                                    Notices.  All notices, requests and other communications hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given (a) to the Guarantor at its address set forth below its signature hereto, (b) to any Noteholder at its respective address for notices provided for in the Note Agreement, or (c) as to each such party at such other address as such party shall designate in a written notice to the other parties.  Each such notice, request or other communication shall be effective (i) if mailed, when received; (ii) if telecopied, when transmitted; or (iii) if hand delivered, when delivered; provided, however, that any notice of a change of address for notices shall not be effective until received.

Section 20.                                    Severability.  In case any provision of this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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Section 21.                                    Headings.  Section headings used in this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

Section 22.                                    Limitation of Liability.  No Noteholder, nor any affiliate, officer, director, employee, attorney, or agent of any Noteholder, shall have any liability with respect to, and the Guarantor hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Guarantor in connection with, arising out of, or in any way related to, this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty, or any of the transactions contemplated by this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty.  The Guarantor hereby waives, releases, and agrees not to sue any Noteholder or any Noteholder’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Guaranty, the Note Agreement, the Notes or any Subsidiary Guaranty, or any of the transactions contemplated by Note Agreement or financed thereby.

Section 23.                                    Definitions.                                  For the purposes of this Guaranty:

(a)                                 “Proceeding” means any of the following:  (i) a voluntary or involuntary case concerning the Guarantor shall be commenced under the Bankruptcy Code of 1978, as amended; (ii) a custodian (as defined in such Bankruptcy Code or any other applicable bankruptcy laws) is appointed for, or takes charge of, all or any substantial part of the property of the Guarantor; (iii) any other proceeding under any applicable law, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, whether now or hereafter in effect, is commenced relating to the Guarantor; (iv) the Guarantor is adjudicated insolvent or bankrupt; (v) any order of relief or other order approving any such case or proceeding is entered by a court of competent jurisdiction; (vi) the Guarantor makes a general assignment for the benefit of creditors; (vii) the Guarantor shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; (viii) the Guarantor shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; (ix) the Guarantor shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing; or (x) any corporate action shall be taken by the Guarantor for the purpose of effecting any of the foregoing.

(b)                                 Terms not otherwise defined herein are used herein with the respective meanings given them in the Note Agreement.

[Signature on Next Page]

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IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty as of the date and year first written above.

GUARANTOR:

KITE REALTY GROUP TRUST

By:
Name:
Title:

Address for Notices:

Kite Realty Group Trust

Attention:
Telecopy Number:	( )
Telephone Number:	( )